Use these links to rapidly review the document
TABLE OF CONTENTS

Exhibit 10.1

CREDIT AGREEMENT

among

TRAMMELL CROW COMPANY,
as Borrower,

THE LENDERS LISTED HEREIN,
as Lenders,

and

BANK OF AMERICA, N.A.,
as Administrative Agent and Issuing Bank

$150,000,000
Revolving Credit Loan

AS OF JUNE 28, 2002

FLEET NATIONAL BANK,
as Syndication Agent

BANC OF AMERICA SECURITIES LLC,
as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

SECTION 1	DEFINITIONS
1.1	Certain Defined Terms
1.2	Accounting Terms, Utilization of GAAP for Purposes of Calculations Under Agreement
1.3	Other Definitional Provisions
1.4	Time References
SECTION 2	AMOUNTS AND TERMS OF COMMITMENTS AND LOANS
2.1	Revolving Credit Facility; Making of Loans; Register; Optional Notes; LC Subfacility
2.2	Interest on the Loans
2.3	Fees
2.4	Scheduled Payments, Prepayments, and Reductions
2.5	Use of Proceeds
2.6	Special Provisions Governing Eurodollar Rate Loans
2.7	Increased Costs; Taxes; Capital Adequacy
2.8	Obligation of Lenders to Mitigate
2.9	Security for the Loans
SECTION 3	CONDITIONS PRECEDENT
3.1	Conditions to Initial Loans on the Closing Date
3.2	Conditions to all Loans
SECTION 4	BORROWER'S REPRESENTATIONS AND WARRANTIES
4.1	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries
4.2	Authorization of Borrowing, Etc.
4.3	Financial Condition
4.4	No Material Adverse Change; No Restricted Junior Payments
4.5	Title to Properties; Liens
4.6	Litigation; Adverse Facts
4.7	Payment of Taxes
4.8	Performance of Agreements; Materially Adverse Agreements
4.9	Governmental Regulation
4.10	Securities Activities
4.11	Employee Benefit Plans
4.12	Certain Fees
4.13	Environmental Protection
4.14	Employee Matters
4.15	Solvency
4.16	Disclosure
4.17	Security Interests

i

SECTION 5	BORROWER'S AFFIRMATIVE COVENANTS
5.1	Financial Statements and Other Reports
5.2	Corporate Existence, etc.
5.3	Payment of Taxes and Claims; Tax Consolidation
5.4	Maintenance of Properties; Insurance
5.5	Inspection; Lender Meeting
5.6	Compliance with Laws etc.
5.7	Environmental Disclosure and Inspection
5.8	Borrower's Remedial Action Regarding Hazardous Materials
5.9	Collateral Documents; Further Assurances
5.10	New Subsidiaries
5.11	Interest Rate Agreements; Currency Agreements
SECTION 6	BORROWER'S NEGATIVE COVENANTS
6.1	Liens and Related Matters
6.2	Investments; Unconsolidated Entities
6.3	Restricted Junior Payments
6.4	Financial Covenants
6.6	Restriction on Fundamental Changes, Asset Sales, and Acquisitions
6.7	Transactions with Shareholders and Affiliates
6.8	Conduct of Business
6.9	Transactions
SECTION 7	EVENTS OF DEFAULT
7.1	Failure to Make Payment
7.2	Default in Other Agreements
7.3	Breach of Certain Covenants
7.4	Breach of Warranty
7.5	Other Defaults Under Loan Documents
7.6	Involuntary Bankruptcy, Appointment of Receiver, etc.
7.7	Voluntary Bankruptcy; Appointment of Receiver, etc.
7.8	Judgments and Attachments
7.9	Dissolution
7.10	Employee Benefit Plans
7.11	Change in Control
7.12	Invalidity of Guaranty
7.13	Failure of Security

SECTION 8	ADMINISTRATIVE AGENT
8.1	Administrative Agent
8.2	Delegation of Duties
8.3	Liability of Administrative Agent
8.4	Reliance by Administrative Agent
8.5	Notice of Event of Default
8.6	Credit Decision; Disclosure of Information by Administrative Agent
8.7	Indemnification of Administrative Agent
8.8	Administrative Agent in its Individual Capacity
8.9	Successor Administrative Agent
8.10	Administrative Agent May File Proofs of Claim
8.11	Collateral and Guaranty Matters
8.12	Other Agents; Arrangers and Managers
8.13	Approval of Lenders
SECTION 9	MISCELLANEOUS
9.1	Assignments and Participations in Loans
9.2	Expenses
9.3	INDEMNITY
9.4	Ratable Sharing
9.5	Amendments and Waivers
9.6	Independence of Covenants
9.7	Notices
9.8	Survival of Representations, Warranties, and Agreements
9.9	Failure or Indulgence Not Waiver; Remedies Cumulative
9.10	Marshalling; Payments Set Aside
9.11	Severability
9.12	Obligations Several; Independent Nature of Lenders' Rights
9.13	Headings
9.14	Applicable Law
9.15	Successors and Assigns
9.16	Consent to Jurisdiction and Service of Process
9.17	Waiver of Jury Trial
9.18	Confidentiality
9.19	Counterparts; Effectiveness

EXHIBITS

Exhibit A	FORM OF ASSIGNMENT AGREEMENT
Exhibit B	FORM OF BORROWER PLEDGE AGREEMENT
Exhibit C	FORM OF CERTIFICATE RE NON-BANK STATUS
Exhibit D	FORM OF COMPLIANCE CERTIFICATE
Exhibit E	FORM OF SUBSIDIARY GUARANTY
Exhibit F	FORM OF LC REQUEST
Exhibit G	FORM OF NOTE
Exhibit H	FORM OF NOTICE OF BORROWING
Exhibit I	FORM OF NOTICE OF CONVERSION/CONTINUATION
Exhibit J	FORM OF PLEDGE AGREEMENT—SUBSIDIARIES
Exhibit K	FORM OF OPINION OF VINSON & ELKINS L.L.P.

SCHEDULES

1.1	APPROVED TAKEOUT PARTIES
2.1	LENDERS' COMMITMENTS AND COMMITMENT PERCENTAGES
2.2	EXISTING LCS
4.l-1	SUBSIDIARIES OF COMPANY
4.1-2	SIGNIFICANT SUBSIDIARIES
4.6	LITIGATION
4.11	CERTAIN EMPLOYEE BENEFIT PLANS
4.13	ENVIRONMENTAL MATTERS
6.7	CERTAIN AFFILIATE TRANSACTIONS

CREDIT AGREEMENT

        THIS CREDIT AGREEMENT (as renewed, extended, amended, or restated from time to time, this "Agreement") is dated as of June 28, 2002 and entered into by and among TRAMMELL CROW COMPANY, a Delaware corporation ("Borrower"), each lender that is a signatory hereto or that becomes a signatory hereto as provided in Section 9.1 (individually, together with its successors and assigns, a "Lender," and collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association, ("Bank of America"), as Administrative Agent for Lenders (in such capacity, together with its successors and assigns, "Administrative Agent") and as Issuing Bank (in such capacity, together with its successors and assigns, "Issuing Bank").

R E C I T A L S:

        1.    Borrower desires that Lenders provide Borrower with a $150,000,000 revolving credit facility for general corporate purposes including, without limitation, the acquisition and development of Real Estate Investments, Permitted Acquisitions, and working capital.

        2.    Lenders are willing to extend the requested credit facility to Borrower on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

        1.1    Certain Defined Terms.     The following terms used in this Agreement shall have the following meanings:

          "Adjusted Eurodollar Rate" means, as of any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (a) the Eurocurrency Rate, by (b) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special, or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Adjusted Gross EBITDA" means, for any period, Gross EBITDA (other than Gross EBITDA of International Subsidiaries and Mortgaged Real Estate Subsidiaries).

          "Administrative Agent" has the meaning assigned to such term in the introduction to this Agreement.

          "Affected Lender" has the meaning assigned to such term in Section 2.6(c).

          "Affiliate" means, for any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Stock, by contract, or otherwise.

          "Agent-Related Persons" means Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

          "Agreement" has the meaning assigned to such term in the introduction to this Agreement.

          "Applicable Margin" means, as of any date of determination, a percentage per annum determined by the Level in effect on such date as shown below:

Level	Eurodollar Rate Loans	Base Rate Loans
Level I (Total Leverage Ratio < 2.0 to 1.0)	1.75%	0.00%
Level II (Total Leverage Ratio ≥ 2.0 to 1.0 but < 2.5 to 1.0)	1.875%	0.00%
Level III (Total Leverage Ratio ≥ 2.5 to 1.0 but < 3.0 to 1.0)	2.00%	0.25%
Level IV (Total Leverage Ratio ≥ 3.0 to 1.0 but < 3.25 to 1.0)	2.25%	0.50%
Level V (Total Leverage Ratio > 3.25 to 1.0)	2.50%	0.75%

  The Applicable Margin, as of any date, shall be determined based upon the Level as of such date based upon the most recent Level Determination Certificate delivered pursuant to Section 5.1(j); provided that (a) on the Closing Date, the Applicable Margin shall be determined in accordance with the Level in effect as determined by the Level Determination Certificate delivered by Borrower to Administrative Agent pursuant to Section 3.1(f) until adjusted as provided in clause (b), (b) the Applicable Margin shall be adjusted in accordance with the Level in effect as determined by the Level Determination Certificate delivered pursuant to Section 5.1(j), such adjustment to become effective (i) in the case of a Level Determination Certificate delivered with the financial statements requested under Section 5.1(a), on the date such Level Determination Certificate was required to be delivered pursuant to pursuant to Sections 5.1(a) and (j), and (ii) in the case of a Level Determination Certificate delivered with the financial statements requested under Section 5.1(b), on date that such Level Determination Certificate is actually delivered pursuant to pursuant to Sections 5.1(b) and (j), (c) if a Level Determination Certificate is not delivered at the time required pursuant to Section 5.1(j), Level V shall be applicable from such time until delivery of a succeeding Level Determination Certificate, and (d) if a Level Determination Certificate erroneously indicates a Level more favorable to Borrower than should be afforded by the actual calculation of the Total Leverage Ratio, then Borrower shall promptly pay additional interest to correct for such error.

          "Approved Credit Support" means a reimbursement, indemnity, or similar obligation issued by a Person (the "Support Provider") pursuant to which the Support Provider agrees to reimburse, indemnify, or hold harmless a Company for any Indebtedness, liability, or other obligation of such Company, but only to the extent (a) the Support Provider satisfies the criteria set forth in clauses (a), (b), (c) or (d) of the definition of "Approved Take Out Party," or (b) the obligations of the Support Provider are secured by an irrevocable third-party letter of credit from a financial institution with a debt rating of A- or higher from S&P and A3 or higher from Moody's.

          "Approved Take Out Commitment" means a Take Out Commitment (a) which is issued by an Approved Take Out Party, and (b) in which the funding obligation of the issuer of such Take Out Commitment is not subject to any material condition other than (i) completion of construction in accordance with all Legal Requirements and agreed plans and specifications and by a date certain, (ii) issuance of a certificate of occupancy, and (iii) in the event such transaction involves a Qualifying Lease, the commencement of payment of rent by the tenant. Any Approved Take Out Commitment shall cease to be an Approved Take Out Commitment (x) if the issuer of such Take Out Commitment at any time no longer meets the definition of "Approved Take Out Party," (y) to the extent the issuer of such Approved Take Out Commitment fails or refuses to fund under such Approved Take Out Commitment or notifies any Company of its intention to not fund under such Approved Take Out Commitment, or (z) at such time as Borrower acquires actual knowledge that the Approved Take Out Commitment will not fund.

          "Approved Take Out Party" means a Person which issues a Take Out Commitment and which satisfies any of the following criteria: (a) the senior unsecured debt of such Person is rated BBB or higher by S&P or Baa2 or higher by Moody's, (b) such Person is an endowment or pension fund (or such Take Out Commitment is guaranteed by an endowment or pension fund) in compliance with ERISA and having net liquid assets and a consolidated net worth (including equity commitments) determined in accordance with GAAP (as reflected in its most recent annual audited financial statements issued within twelve (12) months of the date of determination) of not less than $500,000,000, (c) such Person is set forth on Schedule 1.1 (subject to the right of Requisite Lenders to make prospective additions or deletions to such list from time to time), or (d) such Person is otherwise approved by Requisite Lenders after receipt of all information necessary to make such determination; provided that Borrower pays a work fee of $2,500 per consenting Lender for consideration of each new Approved Take Out Party if such consent is obtained within twenty-one (21) days from the delivery of all information necessary to make such determination.

          "Arranger" means Banc of America Securities LLC, together with its successors and assigns.

          "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit A.

          "Bank of America" has the meaning assigned in the preamble.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Base Rate" means, as of any date, the greater of (a) the Prime Rate, or (b) the sum of (i) the Federal Funds Effective Rate, and (ii) one-half of one percent (0.5%).

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.2(a).

          "Borrower" has the meaning assigned to such term in the introduction to this Agreement.

          "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by Borrower, substantially in the form of Exhibit B, as such Pledge Agreement may hereafter be modified, amended, restated, or supplemented from time to time.

          "Brokerage Services Line" means brokerage services related to ownership represented project leasing and investment sales.

          "Business Day" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are authorized or required by any Legal Requirement to close.

          "Capital Lease" means, for any Person, any lease of any property (whether real, personal, or mixed) by such Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          "Cash" means money, currency, or a credit balance in a Deposit Account.

          "Cash Taxes" means, for any Person for any period, income Taxes paid or payable in respect of taxable income for such Person for such period.

          "Cash Equivalents" means, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America, or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United

  States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, and (e) shares of any money market mutual fund that has (i) at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a)and (b) above, (ii) net assets of not less than $500,000,000, and (iii) the highest rating obtainable from either S&P or Moody's.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit C delivered by a Lender to Administrative Agent pursuant to Section 2.7(b)(iii).

          "Change of Control" means: (a) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any Person, or (ii) any group of Persons who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any Company Voting Stock such that, as a result of such acquisition, such Person or group of Persons beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, thirty percent (30%) or more of Company Voting Stock then outstanding; or (b) during any period of twelve (12) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the Board of Directors of Borrower; or (c) Company Voting Stock shall cease to be listed for trading and be traded on a United States securities exchange or market on which equity securities are regularly traded; or (d) Borrower shall cease to have a class of equity securities that are registered pursuant to Section 12 of the Exchange Act.

          "Closing Date" means June 28, 2002.

          "Collateral" means all of the Stock in Borrower's Significant Subsidiaries subject to a Lien pursuant to the Collateral Documents.

          "Collateral Documents" means all pledge and security agreements, assignments, financing and continuation statements, and all other instruments or documents delivered by any Obligor pursuant to this Agreement (including, but not limited to, the Pledge Agreements) in order to grant to Administrative Agent, for the benefit of the Credit Parties, Liens in the Collateral, and all modifications, amendments, restatements, and supplements thereof.

          "Commitment" means, for any Lender as of any date of determination, the amount stated beside each Lender's name on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

          "Commitment Percentage" means, for any Lender as of any date of determination, the proportion (stated as a percentage) that its Commitment bears to the Total Commitment.

          "Commitment Usage" means, at any time, the sum of (without duplication) (a) the Principal Debt plus (b) the LC Exposure.

          "Companies" means Borrower and its Subsidiaries, and "Company" means any one of the Companies.

          "Company Voting Stock" means issued and outstanding Stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower.

          "Compensation Period" has the meaning assigned in Section2.1(c)(ii)(B).

          "Compliance Certificate" means a certificate substantially in the form of Exhibit D delivered to Administrative Agent by Borrower pursuant to Section 5.1(c).

          "Consolidated Companies" means Borrower and its Consolidated Subsidiaries, and "Consolidated Company" means any one of the Consolidated Companies.

          "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary of such Person the accounts of which would be consolidated with those of such Person in its consolidated financial statements prepared in accordance with GAAP. Without limiting the foregoing, the Funds and Fund IV shall not be considered to be Consolidated Subsidiaries of Borrower and will be treated as Unconsolidated Entities for purposes of calculation of the financial covenants set forth in Section 6.4.

          "Constituent Documents" means, with respect to any Person, its articles or certificate of incorporation, constitution, bylaws, partnership agreements, organizational documents, limited liability company agreements, or such other document as may govern such entity's formation or organization.

          "Contingent Obligation" means, for any Person, any direct or indirect liability, contingent or otherwise, of such Person (a) with respect to any Indebtedness, lease, dividend, or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another Person that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings, or (c) under Interest Rate Agreements and Currency Agreements. Contingent Obligations include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse, or sale with recourse by such Person of the obligation of another Person, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (A) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, Stock purchases, capital contributions, or otherwise), or (B) to maintain the solvency or any balance sheet item, level of income, or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. If any Company's Contingent Obligations may be reduced or eliminated solely by payment of another monetary obligation of a lesser amount (for example, by making an equity investment in the primary obligor), then for purposes of this Agreement, such Contingent Obligations shall be deemed to be such lesser amount. Notwithstanding the foregoing, Contingent Obligations of the Companies shall not include the following: (w) completion or budget guarantees issued by a Company pursuant to which such Company guarantees the timely completion of construction of any construction project in accordance with applicable plans and specifications and/or project budget or otherwise indemnifies a construction lender or other party from loss resulting from a failure to timely complete any project financed by such lender or other party in accordance with applicable plans and specifications and/or project budget; (x) Savills' ratable share of the        Deferred Payment Obligation unless Savills has defaulted under the        Cross Contribution Agreements; (y) guarantees of Exempt Construction Loans; and (z) the Companies' obligations with respect to the            Option pursuant to the            Guaranty; provided that if any event or circumstance has occurred that has triggered any Company's liability thereunder, then such liability shall be included in Indebtedness to the extent such liability otherwise meets the definition of "Indebtedness" hereunder.

          "Contractual Obligation" means, for any Person, any provision of any Stock issued by such Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Continuing Director" means, as of the date of determination, any Person who (a) was a member of the Board of Directors of Borrower on the Closing Date, or (b) was nominated for election or elected to the Board of Directors of Borrower with the affirmative vote of a majority of the Continuing Directors.

          "Credit Parties" means Administrative Agent, Arranger, Issuing Bank, and Lenders, and "Credit Party" means any one of the Credit Parties.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, or other similar agreement or arrangement designed to protect any Company against fluctuations in currency values.

          "Current Assets" means the current assets of the Consolidated Companies determined in accordance with GAAP, but excluding all receivables that are more than ninety (90) days past due in respect of products, goods, and/or services which were delivered or performed by any Consolidated Company more than ninety (90) days prior to such date.

          "Current Liabilities" means the current liabilities of the Consolidated Companies determined in accordance with GAAP.

          "Customary Recourse Exceptions" means, with respect to any Non-Recourse Obligations, exclusions from the exculpation provisions with respect to such Non-Recourse Obligations for fraud, misapplication of cash, environmental claims, failure to comply with bankruptcy remote and special purpose entity requirements, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

          "Debt Service" means, for any Person for any period, the sum of (a) all regularly scheduled principal payments (excluding maturities of real estate construction mortgages and excluding the        Deferred Payment Obligation), and (b) all Interest Expense that are paid or payable during such period in respect of all Indebtedness of such Person.

          "Defaulting Lender" means any Lender that, at the time of determination thereof, is in default with respect to any of its obligations under this Agreement or the other Loan Documents.

          "Deposit Account" means a demand, time, savings, passbook, or like account with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "EBITDA from Real Estate Gains" means the product of (a) twenty five percent (25%), times (b) (i) net gains on the disposition of Real Estate Investments, minus (ii) to the extent included in clause (i), the Share of such gains attributable to the owners (other than Borrower or a wholly-owned Subsidiary of Borrower) of Stock of any Subsidiary of Borrower which realizes such gains, plus (iii) net income from Real Estate Investments consisting of Stock of Unconsolidated Entities.

          "Eligible Assignee" has the meaning assigned to it in Section 9.1(g).

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA, other than plans that are exempt from ERISA by reason of the regulations promulgated thereunder and Multiemployer Plans, which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

          "Environmental Claim" means any notice of violation, claim, demand, abatement order, or other order or direction by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines or penalties, in each case relating to, resulting from or in connection with Hazardous Materials and relating to any Company or any of its Affiliates or any Real Estate Investment.

          "Environmental Laws" means all Legal Requirements relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation, or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use, or the protection of human, plant, or animal health or welfare, in any manner applicable to any Company or any of its Real Estate Investments or other assets.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" means, for any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which such Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which such Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which such Person, any corporation described in clause (a) above, or any trade or business described in clause (b) above is a member.

          "ERISA Event" means: (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard in a material amount of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment in a material amount under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution in a material amount to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan resulting in a material amount of liability pursuant to Sections 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of a material amount of liability on Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal would result in a material amount of liability to Borrower or an ERISA Affiliate, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on Borrower or any of its ERISA Affiliates of a material amount of fines, penalties, Taxes, or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (1) or 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a claim (other than routine claims for benefits) that could result in a material amount of liability against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurocurrency Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

            (a)  the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first (1st) day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period, or

            (b)  if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, then the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first (1st) day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period, or

            (c)  if the rates referenced in the preceding clauses (a) and (b) are not available, then the rate per annum determined by Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first (1st) day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued, or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in Section 2.2(a).

          "Event of Default" means each of the events set forth in Section 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exempt Construction Loan" means any interim construction loan (or Contingent Obligations related thereto) (a) that is subject to or backed by an Approved Take Out Commitment, or (b) in which the Mortgaged Real Estate Subsidiary that is the obligor of such construction loan has entered into a Qualifying Lease of the property securing such Exempt Construction Loan (or Contingent Obligations related thereto) and such lease supports a refinance of the entire interim construction loan amount based upon prevailing permanent loan terms at the time the interim construction loan is closed. Notwithstanding the foregoing, construction loans (and Contingent Obligations related thereto) shall cease to be treated as Exempt Construction Loans in the event that any of the following occur: (i) the obligor of such Exempt Construction Loan is in default beyond any applicable notice and cure periods of any obligations under such Exempt Construction Loan credit agreement; or (ii) the underlying real property securing such Exempt Construction Loan has not been sold by a date which is no later than fifteen (15) months after completion of construction.

          "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of December 18, 2000, by and among Borrower, Bank of America, N.A., as Administrative Agent and Issuing Bank, and Lenders defined therein, as modified, amended, and supplemented through the date hereof.

          "Existing LCs" means the LCs listed on Schedule 2.2.

          "Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of the Consolidated Companies ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

          "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Gross EBITDA, to (b) Fixed Charges, in each case for the four (4) Fiscal Quarters ending on the date of determination.

          "Fixed Charges" means, for the Consolidated Companies for any period, (a) Debt Service, plus (b) Cash Taxes, plus (c) all Restricted Junior Payments in respect of all outstanding Stock of the Consolidated Companies consisting of preferred Stock (excluding Restricted Junior Payments made by any Consolidated Subsidiary to another Consolidated Company, to the extent such payments would create no net increase in the amount of Restricted Junior Payments of the Consolidated Companies determined in accordance with GAAP on a consolidated basis).

          "Fund" means any limited partnership, limited liability company, or other entity sponsored by a Company (a) in which a special purpose Subsidiary of Borrower acts as the general partner, managing member, or in a similar capacity, (b) which issues Stock to investors other than one or more of the Companies, (c) in which a Company may receive a promoted or carried interest relative to other investors, and (d) which is established primarily for the purposes of acquiring, owning, developing, operating, and disposing of multiple investments in real property assets in multiple geographic locations. As used herein, any reference to a "Fund" shall also be deemed a reference to Subsidiaries of such Fund.

          "Funding and Payment Office" means the office of Administrative Agent located at 901 Main Street, 51st Floor, Dallas, Texas 75202.

          "Fund IV" means Trammell Crow Investment Fund IV, L.P., a Delaware limited partnership, in which Borrower owns a thirty-seven (37%) limited partner interest.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order, or consent decree of or from any Governmental Authority.

          "Gross EBITDA" means, for any period and calculated for the Consolidated Companies on a Pro Forma Basis, (a) Net Income, plus (b) the following to the extent deducted from Net Income in accordance with GAAP (i) Interest Expense, plus (ii) income Taxes, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-cash and non-recurring items, less (c) other non-cash and non-recurring items increasing Net Income, minus (d) any net extraordinary gains, plus (e) any net extraordinary losses; provided, however, that there shall be excluded from "Gross EBITDA" any portion of Gross EBITDA (i) from the Consolidated Companies' Brokerage Services Line that exceeds in the aggregate thirty-five percent (35%) of Gross EBITDA, (ii) attributable to the Consolidated Companies' International Operations (other than business operations, assets, and properties located in Canada) that exceed in the aggregate twenty-five percent (25%) of Gross EBITDA, (iii) attributable to EBITDA from Real Estate Gains that exceeds in the aggregate twenty percent (20%) of Gross EBITDA, (iv) attributable to the Share of Gross EBITDA of the owners (other than Borrower or a wholly-owned Subsidiary of Borrower) of Stock of any Subsidiary of Borrower (to the extent included in Gross EBITDA), (v) attributable to real property subject to Exempt Construction Loans (except for EBITDA from Real Estate Gains subject to the limitations set forth above), and (vi) attributable to EBITDA from the Consolidated Companies' Brokerage Services Line, Real Estate Gains, and Consolidated Companies' International Operations (other than business operations, assets, and properties located in Canada) that exceeds in the aggregate sixty percent (60%) of Gross EBITDA. The percentage limitations calculated in clauses (i) through (iv) of the immediately preceding sentence shall be calculated, in each case, prior to reduction of Gross EBITDA as a result of any such limitations.

          "Guarantors" means all existing and future Significant Subsidiaries.

          "Hazardous Materials" means: (a) any chemical, material, or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials,"

  "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances," or any other formulations intended to define, list, or classify substances by reason of deleterious properties under any applicable Environmental Laws or publications promulgated pursuant thereto; (b) any oil, petroleum, petroleum fraction, or petroleum derived substance; (c) any drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; and (d) any other chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants, or any Persons in the vicinity of any Real Estate Investment.

          "Indebtedness" means, for any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding obligations for further payments for businesses acquired based solely upon future earnings, cash flow, or other performance measures or conditions precedent, and any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien (other than Permitted Encumbrances) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and (f) all Stock of such Person that is subject to repurchase or redemption other than at the sole option of such Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness. Contingent Obligations are not Indebtedness unless any event or circumstance has occurred that has triggered any Company's liability thereunder in which case such liability shall constitute Indebtedness to the extent such liability otherwise meets the definition of "Indebtedness" hereunder.

          "Indemnified Liabilities" has the meaning assigned to it in Section 9.3.

          "Indemnitee" has the meaning assigned to such term in Section 9.3.

          "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Gross EBITDA, to (b) Interest Expense, in each case for the four (4) Fiscal Quarters ending on the date of determination.

          "Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Consolidated Companies, as determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Consolidated Companies, including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements (but reduced by net gains under Interest Rate Agreements); provided that for purposes of this definition, "Interest Expense" shall (a) include all interest on the Obligations whether or not such interest is expensed or capitalized during such period in accordance with GAAP, (b) not include interest capitalized in accordance with GAAP in connection with the construction of Real Estate Investments so long as the applicable Consolidated Company has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense, and (c) not include Interest Expense on Exempt Construction Loans to the extent such Interest Expense is either fully supported by net operating income from the underlying Real Estate Investment or is covered by advances under such Exempt Construction Loans.

          "Interest Payment Date" means the last day of each calendar month during the term of this Agreement.

          "Interest Period" has the meaning assigned to such term in Section 2.2(b).

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect any Company against fluctuations in interest rates.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second (2nd) Business Day prior to the first (1st) day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "International Operations" means the Companies' business operations, assets, and properties located outside of the United States of America and Canada including all International Subsidiaries other than Subsidiaries organized under the laws of any province or territory of Canada.

          "International Subsidiaries" means Subsidiaries of Borrower that are not organized under the laws of any State of the United States of America or the District of Columbia, and "International Subsidiary" means any one of the International Subsidiaries.

          "Investment" means any (a) direct or indirect purchase or other acquisition by any Company of, or of a beneficial interest in, any Stock of any other Person (other than a Person that, prior to such purchase or acquisition, was a Subsidiary of Borrower), (b) purchase or acquisition by any Company of all or substantially all of the assets of any other Person, or (c) direct or indirect loan, advance, or capital contribution by any Company to any other Person other than a wholly-owned Subsidiary of Borrower, including all Indebtedness and accounts receivable from such other Person that are not current assets or did not arise from sales or the provision of services to such other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, and minus any return in cash of the original amount of such Investment, without any adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment.

          "Issuance Date" means, with respect to any LC, the date of issuance of such LC.

          "Issuing Bank" has the meaning assigned to such term in the introduction to this Agreement.

          "LC" means a documentary or standby letter of credit issued for the account of Borrower by Issuing Bank under this Agreement and under an LC Agreement.

          "LC Agreement" means a letter of credit application and agreement (in form and substance satisfactory to Issuing Bank) submitted and executed by Borrower to Issuing Bank for an LC for the account of Borrower.

          "LC Exposure" means, without duplication, the sum of (a) the total face amount of all undrawn and uncancelled LCs plus (b) the total unpaid reimbursement obligations of Borrower under drawings under all LCs.

          "LC Request" means a request substantially in the form of Exhibit F.

          "LC Subfacility" means a subfacility of the Revolving Credit Facility for the issuance of LCs, as described in Section 2.1(e), under which the LC Exposure (without duplication) (a) may never (without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld) collectively exceed $25,000,000, and (b) together with the Principal Debt, may never exceed the Total Commitment.

          "Legal Requirements" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and opinions of any Governmental Authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations, and permits of any Governmental Authority.

          "Lender" and "Lenders" have the meanings assigned to such terms in the introduction of this Agreement.

          "Level" means Level I, Level II, Level III, Level IV, or Level V, in each case whichever is in effect on the date of determination.

          "Level I" means such periods as the Total Leverage Ratio is less than 2.0 to 1.0.

          "Level II" means such periods as the Total Leverage Ratio is greater than or equal to 2.0 to 1.0 and less than 2.5 to 1.0.

          "Level III" means such periods as the Total Leverage Ratio is greater than or equal to 2.5 to 1.0 and less than 3.0 to 1.0.

          "Level IV" means such periods as the Total Leverage Ratio is greater than or equal to 3.0 to 1.0 and less than or equal to 3.25 to 1.0.

          "Level V" means such periods as the Total Leverage Ratio is greater than 3.25 to 1.0 .

          "Level Determination Certificate" means an Officers' Certificate of Borrower delivered on the Closing Date and thereafter in accordance with Section 5.1(j) setting forth in reasonable detail the Total Leverage Ratio that is applicable pursuant to the definition thereof as of the date on which such Officers' Certificate is delivered.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Liquid Assets" means, as of the last day of each Fiscal Quarter, the sum of (a) the Consolidated Companies' Cash and Cash Equivalents (in each case not subject to any Liens or other encumbrances) and (b) the lesser of (i) the Unused Commitment as of such date, and (ii) the maximum amount of Loans that Borrower could, subject to the terms and conditions of this Agreement, receive on such date from Lenders.

          "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreements, the Collateral Documents, and any Interest Rate Agreement between Borrower and any Lender.

          "Loans" means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents (under the Revolving Credit Facility or the LC Subfacility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document, and "Loan" means any one of the Loans.

          "Margin Stock" has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise), or prospects of the Companies, taken as a whole, or (b) the impairment in any material respect of the ability of Borrower to perform the

  Obligations, or (c) the impairment in any material respect of Administrative Agent or Lenders to enforce the Obligations.

          "Maturity Date" means the earlier of (a) June 28, 2005, and (b) the date that the Total Commitment is terminated or reduced to zero in accordance with the terms of this Agreement.

          "Minimum Net Worth" means, as of the last day of each Fiscal Quarter during the following periods, the amount set forth opposite such periods below:

Period	Minimum Amount
Closing Date through September 30, 2003	$250,000,000
October 1, 2003 through September 30, 2004	$275,000,000
October 1, 2004 and thereafter	$300,000,000

          "Moody's" means Moody's Investors Service, Inc. or, if Moody's no longer publishes ratings, another ratings agency acceptable to Administrative Agent.

          "Mortgaged Real Estate Subsidiary" means, as of any date, a Real Estate Subsidiary whose assets are subject to Liens securing Indebtedness to bona fide third parties incurred to finance a material portion of the acquisition, construction, and/or development costs of such Real Estate Subsidiary's assets.

          "Multiemployer Plan" means a "multiemployer plan," as defined in Section 3(37) of ERISA, to which Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Income" means, for any period, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded from "Net Income" (a) the income (or loss) of Persons (other than Consolidated Subsidiaries of Borrower) in which any other Person (other than Consolidated Companies) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Consolidated Companies by all such Persons during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of Borrower or is merged into or consolidated with any Consolidated Company or such Person's assets are acquired by any Consolidated Company, and (c) the income of any Consolidated Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of such income is not at the time permitted by operation of the terms of its Constituent Documents, any Contractual Obligation, or any Legal Requirement (other than Legal Requirements restricting the making of dividends or distributions on Stock generally) applicable to such Subsidiary.

          "Net Worth" means, for the Consolidated Companies on a consolidated basis as of the last day of each Fiscal Quarter, net worth determined in accordance with GAAP.

          "Non-Recourse Obligations" means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness (a) may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions, or (b) may look to such Person personally for repayment (but not to any constituent owner of such Person other than for Customary Recourse Exceptions) and such Person is a single purpose entity owning a single Real Estate Investment, or (c) in the case of Indebtedness of any Fund or Fund IV or any Subsidiary of such Fund or Fund IV, may look to such Fund or to Fund IV, and any special purpose corporation or limited liability company serving as the general partner of such Fund or of Fund IV (but not to any other constituent owner of such Fund or of Fund IV other than for Customary Recourse Exceptions).

          "Notes" means any promissory notes of Borrower issued to evidence Loans of Lenders, substantially in the form of Exhibit G, as they may be modified, amended, renewed, extended, restated, or supplemented from time to time, and "Note" means any one of the Notes.

          "Notice of Borrowing" means a notice substantially in the form of Exhibit H delivered by Borrower to Administrative Agent pursuant to Section 2.1(c) with respect to a proposed Loan.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit I delivered by Borrower to Administrative Agent pursuant to Section 2.2(d) with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans.

          "Obligations" means all obligations of every nature of Borrower from time to time owed to any Credit Party, or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification, or otherwise.

          "Obligors" means Borrower and Guarantors, and "Obligor" means any one of the Obligors.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal, or mixed) that is not a Capital, Lease other than any lease under which such Person is the lessor.

          "Participant" has the meaning assigned to it in Section 9.1(d).

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Performance Bond" means any letter of credit, bond, or similar security device securing the obligation of any Company to complete construction of improvements to real property.

          "Permitted Acquisition" means (x) the acquisition of        Sub in accordance with the        Transactions, and (y) any other acquisition or series of acquisitions, by purchase, merger, or otherwise after the Closing Date by any Company of any Person or substantially all of the assets of any Person or operating division of any Person (as applicable, the "Target"); provided that each of the following conditions shall have been satisfied:

            (a)  the Target is engaged in substantially the same business as the business conducted by any Company on the date of such acquisition or another business permitted pursuant to Section 6.8;

            (b)  except with respect to the acquisition of       , prior to such acquisition or series of acquisitions, Administrative Agent shall have received (x) financial statements of the Target for at least the last one (1) year period, which financial statements have been (i) reviewed by independent certified public accountants if the purchase price of the Target is in excess of $10,000,000, but is less than $15,000,000, and (ii) audited by independent certified public accountants if the purchase price of the Target is equal to or greater than $15,000,000, and (y) an Officer's Certificate (i) confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects immediately prior to and after giving effect to the Permitted Acquisition and the transactions contemplated thereby, and (ii) setting forth the calculations supporting compliance with the limitations prescribed herein (including pro forma compliance with all financial covenants);

            (c)  as of the closing of such acquisition, the acquisition has been approved and recommended by the Board of Directors or other applicable governing body of the Target and the Person from which the Target is to be acquired;

            (d)  as of the closing of such acquisition, after giving effect to such acquisition, the Company that is the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

            (e)  as of the closing of such acquisition, after giving effect to such acquisition, no Event of Default shall exist or occur as a result of, and after giving effect to, such acquisition; and

            (f)    if the Target is to be a Significant Subsidiary of Borrower, then Borrower shall have complied with the terms and conditions set forth in Section 5.10.

          "Permitted Distributions" means, for Borrower in any fiscal year of Borrower, an amount not to exceed fifty percent (50%) of the sum of Net Income for the immediately preceding fiscal year, plus to the extent deducted in the calculation of Net Income, in conformity with GAAP, depreciation and amortization expense.

          "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

            (a)  Liens for Taxes, assessments, or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

            (b)  statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, and materialmen and other Liens imposed by applicable Legal Requirements incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (c)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, surety, indemnity, and appeal bonds, bids, leases, government contracts, trade contracts, performance, and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (d)  any attachment or judgment Lien not constituting an Event of Default under Section 7.8;

            (e)  leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of any Company;

            (f)    easements, rights-of-way, restrictions, minor defects, encroachments, or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Company;

            (g)  any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii) ;

            (h)  Liens arising from filing of precautionary UCC financing statements relating solely to leases not prohibited by this Agreement;

            (i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (j)    Liens created for the benefit of Administrative Agent or Lenders pursuant to the terms of this Agreement and the Collateral Documents.

          "Permitted Recourse Obligations" means: (a) the Obligations; (b) Recourse Obligations for interim secured construction loans entered into by the Companies and Unconsolidated Entities in the ordinary course of business not to exceed in the aggregate (i) at the time any Company or Unconsolidated Entity incurs such Recourse Obligations, (A) $125,000,000, if Gross EBITDA for the most-recent four (4) fiscal quarters ending on or before such time exceeds $150,000,000, and (B) $100,000,000, if Gross EBITDA for the most-recent four (4) fiscal quarters ending on or before such time is equal to or less than $150,000,000, and (ii) at all other times, (A) $125,000,000, if Gross EBITDA for the most-recent fiscal year ending on or before such time exceeds $150,000,000, and (B) $100,000,000, if Gross EBITDA for the most-recent fiscal year ending on or before such time is equal to or less than $150,000,000; (c) Indebtedness between Companies; (d) the        Deferred Payment Obligation (e) the        Guaranty; provided that the guaranty of the        Deferred Payment Obligation thereunder is limited to                 ; (f) the        Cross Contribution Agreements; (g) Exempt Construction Loans and any guarantees thereof; and (h) other unsecured Recourse Obligations not to exceed $25,000,000 at any time outstanding.

          "Permitted Subsidiary Recourse Obligations" means: (a) the Obligations; (b) Indebtedness between Companies; (c) the        Guaranty; provided that the guaranty of the        Deferred Payment Obligation thereunder is limited to                 ; and (d) other Recourse Obligations not to exceed $25,000,000 at any time outstanding.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and Governmental Authorities.

          "Pledge Agreements" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreement, and "Pledge Agreement" means any one of the Pledge Agreements.

          "Potential Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Prime Rate" means the rate of interest in effect for any day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Principal Debt" means, on any date of determination and without duplication, the aggregate unpaid principal balance of all Loans, together with all aggregate unpaid reimbursement obligations of Borrower in respect of drawings under all LCs.

          "Pro Forma Basis" means, with respect to Gross EBITDA for any period, the calculation of such Gross EBITDA to give effect to the acquisition or disposition of any Consolidated Company or of any Consolidated Company assets during such period as of the first day of such period; provided that (a) EBITDA from Real Estate Gains with respect to Real Estate Investments disposed of during such measurement period shall be included in Gross EBITDA subject to the limitations set forth in the definition of Gross EBITDA, and (b) Gross EBITDA with respect to real property assets (and not constituting EBITDA from Real Estate Gains) disposed of during such measurement period may be included in Gross EBITDA unless otherwise requested by Administrative Agent in its sole discretion.

          "Pro Rata Share" means, for any Lender, on any date of determination (a) for purposes of sharing any amount or fee payable to such Lender, the proportion which the portion of the Principal Debt owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility and determined after giving effect thereto) bears to the Principal Debt owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Commitment then in effect bears to the Total Commitment then in effect.

          "Qualifying Lease" means a lease agreement entered into by a Mortgaged Real Estate Subsidiary to lease the real property owned by such Mortgaged Real Estate Subsidiary upon completion of construction thereof to the extent that (a) the senior unsecured debt of the tenant or the guarantor of the tenant's obligations under such lease is rated BBB- or higher by S&P or Baa3 or higher by Moody's, (b) the obligation of such tenant to accept possession of such real property and begin paying rent under such lease is not subject to any material condition other than (i) completion of construction in accordance with applicable laws and approved plans and specifications and on or before a date certain and (ii) issuance of a certificate of occupancy, (c) such lease has a non-cancelable primary term of ten (10) years or more, and (d) such tenant has not failed or refused to perform under such lease agreement or notified the applicable Mortgaged Real Estate Subsidiary of its intention to not perform under such lease agreement.

          "Real Estate Investment" means, for any Person, (a) the purchase, acquisition, investment, or ownership (whether in fee or via ground lease but excluding those financed pursuant to Exempt Construction Loans) of real property (including, without limitation, all buildings, fixtures, or other improvements located thereon) by such Person, (b) the Investment by such Person in Stock of Unconsolidated Entities formed primarily for real property development and/or ownership, or (c) the Investment by such Person in Indebtedness secured by Liens in real property (including, without limitation, all buildings, fixtures, or other improvements located thereon).

          "Real Estate Subsidiary" means a Subsidiary of Borrower that is engaged in the business of real estate development and/or ownership.

          "Recourse Obligations" means, for any Person, Indebtedness of such Person that is not Non-Recourse Obligations.

          "Register" has the meaning assigned to such term in Section 2.1(e).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any Real Estate Investment, including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

          "Representatives" means, for any Person, representatives, officers, directors, employees, attorneys, and agents.

          "Requisite Lenders" means (a) on any date of determination prior to the Maturity Date, those Lenders (other than Defaulting Lenders) holding sixty-six and two-thirds percent (66 2/3%) or more of the Total Commitment, and (b) on any date of determination on or after the Maturity Date, those Lenders holding sixty-six and two-thirds percent (66 2/3%) or more of the Principal Debt.

          "Restricted Junior Payment" means, for any Person, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of such class of stock to the holders of that class, (b) any redemption, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Stock of such Person now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Stock of such Person now or hereafter outstanding.

          "Revolving Credit Facility" means the Credit Facility described in and subject to the limitations set forth in Section 2.1(a) including the LC Subfacility.

          "Savills"means Savills plc, a company formed under the laws of England and Wales with company number 2122174.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Share" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of any Subsidiary or Unconsolidated Entity based upon such Person's percentage ownership of the Stock of such Subsidiary or Unconsolidated Entity.

          "Significant Subsidiaries" means, as of the last day of each Fiscal Quarter, (a) each Consolidated Subsidiary of Borrower (other than an International Subsidiary or a Mortgaged Real Estate Subsidiary) whose contribution to Gross EBITDA exceeds five percent (5%) of Adjusted Gross EBITDA, and (b) other Consolidated Subsidiaries of Borrower (other than International Subsidiaries and Mortgaged Real Estate Subsidiaries) designated in writing by Borrower and acceptable to Administrative Agent that, together with all Significant Subsidiaries described in clause (a) preceding, contribute at least eighty percent (80%) of Adjusted Gross EBITDA, including, without limitation, the Consolidated Subsidiaries of Borrower listed on Schedule 4.1-2, as such Schedule may be amended from time to time. Notwithstanding the foregoing, "Significant Subsidiary" shall not include any Consolidated Subsidiary which was formerly a Mortgaged Real Estate Subsidiary so long as (i) the net cash gain on any sale of any Real Estate Investment formerly owned by such Consolidated Subsidiary (less any portion of such gain required to be held in escrow or subjected to a lien pertaining to post-closing obligations related to the sale of such Real Estate Investment or required to be distributed to other owners of such Consolidated Subsidiary, if any) is distributed to Borrower or a Significant Subsidiary within thirty (30) days following completion of such sale and (ii) such Consolidated Subsidiary is not thereafter recapitalized with assets that causes such Subsidiary to otherwise be a "Significant Subsidiary" pursuant to this definition. Borrower may by written notice to Administrative Agent, re-designate any Significant Subsidiary (other than a Consolidated Subsidiary of Borrower described in clause (a) above), as not a Significant Subsidiary so long as immediately following such designation no Potential Default or Event of Default exists.

          "Solvent" means, with respect to any Person, that as of the date of determination both: (a)(i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person, and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or, if S&P no longer publishes ratings, then another ratings agency acceptable to Administrative Agent.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or non-voting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

          "Subsidiary" means, in respect of any Person (herein referred to as the "Parent"), any corporation, partnership, limited liability company, association, or other business entity which is, at the time any determination is made, Controlled, by the Parent and/or one or more subsidiaries of the Parent. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management of the policies of a Person, whether through the ownership of Stock, by contract, or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Subsidiary Guaranty" means an Unconditional Guaranty Agreement executed and delivered by each Guarantor, substantially in the form of Exhibit E, as each such guaranty may hereafter be modified, amended, restated, or supplemented from time to time.

          "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by each of Borrower's Significant Subsidiaries that, individually or together with any other Obligor, holds ownership interests in one or more of Borrower's Significant Subsidiaries, and substantially in the form of Exhibit J, as such Pledge Agreement may hereafter be modified, amended, restated, or supplemented from time to time.

          "Support Provider" has the meaning assigned to it in the definition of "Approved Credit Support."

          "Take Out Commitment" means a written obligation of a Person either (a) to purchase real property and the improvements thereon for an amount sufficient to repay the interim construction loan used to acquire and construct such real property and improvements, or (b) to provide debt and/or equity financing the proceeds of which are to be used to repay the interim construction loan used to acquire and construct real property and improvements thereon.

          "Tax" or "Taxes" means any present or future tax or government levy in the nature of a tax; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits, or gains of that Person (whether worldwide, or only insofar as such income, profits, or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "       Guaranty" means the joint and several guaranty by Borrower or one or more of the Significant Subsidiaries of the        Deferred Payment Obligation, the        Option and certain obligations of TCC Savills under a shareholder agreement with       .

          "TCC Cayman" means Trammell Crow Global Solutions, Inc., a wholly-owned Subsidiary of Borrower.

          "TCC Savills" means Trammell Crow Savills Limited, a partially-owned Subsidiary of Borrower.

          "TC Wallis" means Trammell Crow Wallis Real Estate Services Company, a partially-owned Subsidiary of Borrower.

          "Total Commitment" means, on any date of determination, the sum of all Commitments then in effect for all Lenders (as any of the same may have been reduced or canceled as provided in the Loan Documents).

          "Total Debt" means, as of the last day of each Fiscal Quarter, without duplication for the Consolidated Companies (a) Total Liabilities plus (b) Contingent Obligations, less (c) the sum of all (i) accounts payable, (ii) accrued expenses, (iii) payables to Affiliates incurred in the ordinary course of business, (iv) liabilities to any Governmental Authority for Taxes, (v) other Current Liabilities not constituting Indebtedness, (vi) the Share of Non-Recourse Obligations of any Company attributable to the owners (other than Borrower or a wholly-owned Subsidiary of Borrower) of Stock of such Company (other than Borrower), (vii) Exempt Construction Loans of any Company, (viii) the        Deferred Payment Obligation (except to the extent Borrower's obligations with respect thereto are included in Contingent Obligations as a result of the        Guaranty), (ix) pension liabilities of the Consolidated Companies related to the        Transactions to the extent such obligations are fully backed by a note receivable (or guaranty or other similar security [e.g. a letter of support]) from        (while        senior unsecured debt is rated at least        by S&P or at least        by Moody's) or if otherwise fully secured by cash, (x) reimbursement obligations with respect to Performance Bonds, and (xi) the amount of Total Liabilities and Contingent Obligations which are supported by Approved Credit Support.

          "Total Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Total Debt as of such date, to (b) Gross EBITDA for four (4) Fiscal Quarters ending on the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which such date occurs for which Borrower has delivered the financial statements required by Section 5.1(a) or 5.1(b), as the case may be.

          "Total Liabilities" means, as of the last day of each Fiscal Quarter for the Consolidated Companies on a consolidated basis, all liabilities of the Consolidated Companies determined in accordance with GAAP.

          "Total Revenues" means, for the Consolidated Companies on a consolidated basis for any period, all items customarily reported on the Consolidated Companies' audited income statement as "revenues," but excluding (a) revenues of Persons (other than Consolidated Subsidiaries of Borrower) in which any other Person (other than Consolidated Companies) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Consolidated Companies by all such Persons during such period, and (b) any gains from asset sales not permitted pursuant to Section 6.6.

          "Unconsolidated Entity" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, including any Fund and Fund IV.

          "Unused Commitment" means, at any time, (a) the Total Commitment minus (b) the Commitment Usage.

          "      " means             , a              corporation.

          "       Cross Contribution Agreements" means the cross contribution agreements, pursuant to which Savills indemnifies Borrower for its ratable share of amounts paid by Borrower under the

         Guaranty and Borrower indemnifies Savills for Borrower's ratable share of amounts paid by Savills under corresponding guarantees issued by Savills to _____.

          "       Deferred Payment Obligation" has the meaning assigned to such term in the definition of "       Transactions."

          "      " means             , a          corporation.

          "       Transactions" means, collectively, (a) the contribution or loan by Borrower to TCC Cayman of approximately                     , (b) the contribution or loan by TCC Cayman to TCC Savills of approximately                     , (c) the acquisition by TCC Savills of              percent (    %) of the outstanding common Stock of a real estate services subsidiary ("          ") of      for a purchase price of approximately                     , payable        percent (    %) in cash at the closing of the        Transactions and            percent (    %) in the form of a deferred payment obligation (the "       Deferred Payment Obligation"), (d) the grant and exercise of the        Option, (e) the grant of the        Guaranty, (f) the grant of the        Cross Contribution Agreements, (g) the contribution by TCC Savills of its        assets and operations and        percent (      %) of its        assets and operations to       , (h) the contribution by Borrower of its interests in        to       , and (i) the entering into a contract with        pursuant to which        will be the exclusive provider of facilities management, project management, and tenant representation services for        in        for a period of ten (10) years, and the exclusive provider of building development services for        in        for a period of five (5) years (the "Long Term Services Agreement"), and further pursuant to which        shall cause        to be reimbursed for all expenses incurred by        in connection with such services, including, but not limited to, employee salaries, pension liabilities, and other administrative expenses.

          "       Option" means the put option granted by TCC Savills to        with respect to        percent (      %) of the outstanding common Stock of        at a purchase price no greater than "                         of                         ".

          "          " has the meaning assigned to such term in the definition of "       Transactions."

        1.2    Accounting Terms, Utilization of GAAP for Purposes of Calculations Under Agreement.     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d)). Calculations in connection with the definitions, covenants, and other provisions of this Agreement shall utilize GAAP as in effect at the time of such calculation.

        1.3    Other Definitional Provisions.     Unless otherwise specified in the Loan Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (d) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (e) references to "including" mean including without limiting the generality of any description preceding that word, (f) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (g) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (h) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (i) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

        1.4    Time References.     Unless otherwise specified in the Loan Documents (a) time references are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

SECTION 2

AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

        2.1    Revolving Credit Facility; Making of Loans; Register; Optional Notes; LC Subfacility.

          (a)    Revolving Credit Facility.    Subject to the terms and conditions in the Loan Documents, each Lender severally but not jointly agrees to lend to Borrower one (1) or more Loans under the Revolving Credit Facility, which Borrower may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

            (i)    each Loan requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date;

            (ii)  each Loan requested by Borrower that will be (i) a Base Rate Loan must be in an amount not less than $1,000,000 or a greater integral multiple of $250,000 or, if less, the Unused Commitment, and (ii) a Eurodollar Rate Loan must be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000;

            (iii) the Commitment Usage may not exceed the Total Commitment; and

            (iv)  the sum of (without duplication) (A) each Lender's Principal Debt plus (B) such Lender's Commitment Percentage of the LC Exposure may not exceed such Lender's Commitment.

          (b)    Borrowing Mechanics.

            (i)    With respect to Loans to be made on any Funding Date, Borrower shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (Dallas, Texas time) at least three (3) Business Days in advance of the Funding Date (in the case of a Eurodollar Rate Loan) or at least one (1) Business Day in advance of the Funding Date (in the case of a Base Rate Loan) and shall specify (A) the proposed Funding Date, (B) the amount of the Loans requested, (C) whether such Loans shall be Eurodollar Rate Loans or Base Rate Loans, and (D) in the case of Loans to be made as Eurodollar Rate Loans, the initial Interest Period requested therefore. In lieu of delivering the above described Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.1(b); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Funding Date.

            (ii)  Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2.1(b), and upon the funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice, Borrower shall have effected Loans hereunder.

            (iii) Borrower shall notify Administrative Agent prior to the funding of any Loan in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct in all material respects as of the Funding Date, and the acceptance by Borrower of the proceeds of each Loan shall constitute a re-certification by Borrower, as of the Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

            (iv)  Except as otherwise provided in Sections 2.6(b), 2.6(c), and 2.6 (g), a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

          (c)    Disbursement of Funds.

            (i)    The Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Commitment Percentage, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to Section 2.1(c) (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the Funding Date, in same day funds in Dollars, at the Funding and Payment Office.

            (ii)  Unless Borrower or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:

              (A)  if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Effective Rate from time to time in effect; and

              (B)  if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable borrowing. If such Lender does not pay such amount forthwith upon Administrative Agent's demand therefor, Administrative Agent may make a demand therefor upon the Borrower, and Borrower shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

    A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (ii) shall be conclusive, absent manifest error.

          (d)    The Register.

            (i)    Administrative Agent shall maintain, at its address referred to in Section 9.7, a register for the recordation of the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii)  Administrative Agent shall record in the Register the Commitment and Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the applicable Loans.

            (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of Loans made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the Loans; and provided further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv)  Borrower and each of the Credit Parties shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitments and Loans shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in Section 9.1(b)(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitments and Loans shall be owed to Lenders listed in the Register as the owners thereof, and any request, authority, or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments and Loans.

            (v)  Borrower hereby designates Administrative Agent to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.1(d), and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its Representatives shall constitute Indemnitees for all purposes under Section 9.3.

          (e)    Letters of Credit.

            (i)    Conditions.    Subject to the terms and conditions of this Agreement, Issuing Bank agrees, if requested by Borrower, to issue LCs upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Administrative

    Agent and Issuing Bank no later than the third (3rd) Business Day before the Business Day on which the requested LC is to be issued; provided that (A) no LC may expire after a date three (3) Business Days before the Maturity Date, (B) the LC Exposure may not exceed the limitations in the definition of LC Subfacility, (C) each LC must expire no later than one (1) year following its issuance (provided that upon the request of Borrower, the applicable LC may automatically renew on its anniversary date for additional one (1) year periods unless Issuing Bank notifies the beneficiary thereof in writing to the contrary and provided that such automatic extensions may not automatically extend the expiration date of any LC beyond a date that is three (3) Business Days before the Maturity Date), and (D) the limitations in Sections 2.1(a)(iii) and 2.1(a)(iv) may not be exceeded.

            (ii)    Participation.    Immediately upon Issuing Bank's issuance of any LC, Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage in the LC and all applicable rights of Issuing Bank in the LC (other than rights to receive certain fees provided in Section 2.3(c) to be for Issuing Bank's sole account).

            (iii)    Reimbursement Obligation.    To induce Issuing Bank to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Issuing Bank (A) on the first (1st) Business Day after Issuing Bank notifies Administrative Agent and Borrower that it has made payment under a LC, the amount paid by Issuing Bank, and (B) within five (5) Business Days after demand, the amount of any additional fees Issuing Bank customarily charges for amending LCs Agreements, for honoring drafts under LCs, and for taking similar action in connection with letters of credit. If Borrower has not reimbursed Issuing Bank for any drafts paid by the date on which reimbursement is required under this Section, then Administrative Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a Base Rate Loan if no Event of Default exists. The proceeds of such Loan shall be advanced directly to Issuing Bank to pay Borrower's unpaid reimbursement obligations. If an Event of Default exists, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this Section are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against any Credit Party or any other Person. From the date that Issuing Bank pays a draft under a LC until Borrower either reimburses or is obligated to reimburse Issuing Bank for that draft under this Section, the amount of such draft bears interest payable to Issuing Bank at the rate then applicable to Base Rate Loans. From the due date of the respective amounts due under this Section, to the date paid (including any payment from proceeds of a Base Rate Loan), unpaid reimbursement amounts accrue interest that is payable on demand at the Base Rate plus two percent (2%).

            (iv)    General.    Issuing Bank shall promptly notify Administrative Agent and Borrower of the date and amount of any draft presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this Agreement). Issuing Bank shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Issuing Bank may disregard (A) any default or potential default that exists under any other agreement, and (B) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Issuing Bank is not liable for any of those obligations). Borrower's reimbursement obligations to Issuing Bank and Lenders, and each Lender's obligations to Issuing Bank, under this Section are absolute and unconditional irrespective of, and Issuing Bank is not responsible for, (1) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (2) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other rights against any Credit Party or any other Person, or (3) the occurrence of any Potential Default or Event of Default.

            (v)    Obligation of Lenders.    If Borrower fails to reimburse Issuing Bank as provided in Section 2.1(e)(iii) by the date on which reimbursement is due under such Section, and a Loan cannot be advanced to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Commitment Percentage of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds its Commitment Percentage of the unpaid reimbursement obligation. Funds are due and payable to Administrative Agent before the close of business on the Business Day when Administrative Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 12:00 noon) or on the next succeeding Business Day (if notice is given after 12:00 noon). All amounts payable by any Lender accrue interest after the due date from the day the applicable draft or draw is paid by Administrative Agent to (but not including) the date the amount is paid by such Lender to Administrative Agent at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate. Upon receipt of such funds, Administrative Agent shall make them available to Issuing Bank.

            (vi)    Duties of Issuing Bank.    Issuing Bank agrees with each Lender and Borrower that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft under any LC, Issuing Bank has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Bank nor its Representatives will be liable to any Lender or Borrower for any LC's use or for any beneficiary's acts or omissions (including, without limitation, any acts or omissions constituting ordinary negligence). Any action, inaction, error, delay, or omission taken or suffered by Issuing Bank or any of its Representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Governmental Requirements and in accordance with (A) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby LC, and (B) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial LC, is binding upon Borrower and Lenders and, except as provided in Section 2.1(c), does not place Issuing Bank or any of its Representatives under any resulting liability to Borrower or any Lender. Issuing Bank is not liable to Borrower or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Bank or its Representatives in connection with any LC.

            (vii)    Cash Collateral.    On the Maturity Date and if requested by Requisite Lenders while a Potential Default or Event of Default exists, Borrower shall provide Administrative Agent, for the benefit of the Credit Parties, cash collateral in an amount to equal the then-existing LC Exposure.

            (viii)    INDEMNIFICATION.    BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE EACH CREDIT PARTY AND ITS RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT ANY LC, OR THE FAILURE OF ISSUING BANK TO HONOR A DRAW REQUEST UNDER ANY LC. ALTHOUGH EACH CREDIT PARTY AND ITS RESPECTIVE REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING A KNOWING AND WILLFUL BREACH OF ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT OR AN LC AGREEMENT) AND NO OTHER CREDIT PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER BY BORROWER AS A RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ISSUING BANK.

            (ix)    LC Agreements.    Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under each LC are part of the Obligations, only the events specified in this Agreement as an Event of Default shall constitute a default under any LC or LC Agreement, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

            (x)    Existing LCs.    Upon the satisfaction of each of the conditions precedent to the initial Loans and the initial issuance of LCs under the LC Subfacility set forth in Section 3, each of the Existing LCs shall be deemed to be an LC issued hereunder for all purposes; provided that no issuance fee shall be payable pursuant to Section 2.3(c)(ii) with respect to such Existing LCs (except in connection with a renewal or extension of such LCs).

          (f)    Right to Remove or Replace Lender.    If any Lender (x) shall request compensation or indemnification pursuant to Section 2.7 or shall provide notice to Borrower that it is unable to make or maintain Eurodollar Loans pursuant to Section 2.6(b) and such request or notice is not applicable to all Lenders, or (y) shall fail to make available its Loan pursuant to Section 2.1(c), then Borrower may either (i) terminate the Commitment of such Lender in whole but not in part, by (A) giving such Lender and Administrative Agent not less than five (5) Business Days' written notice thereof, which notice shall be irrevocable and effective upon receipt thereof by such Lender and Administrative Agent and shall specify the date of such termination, and (B) paying such Lender on such date the outstanding principal of, and interest on, all Loans made by such Lender and any other Obligation owed to such Lender, if any, or (ii) terminate the Commitment of such Lender in whole but not in part, pursuant to the provisions of Section 9.1, by proposing the introduction of a replacement Lender satisfactory to Administrative Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender that is being terminated shall cease to be a "Lender" for purposes of this Agreement, provided that Borrower shall continue to be obligated to such Lender under Section 9.3 with respect to the indemnification obligations described in such Section arising prior to such termination.

        2.2    Interest on the Loans.

          (a)    Rate of Interest.

            (i)    Subject to the provisions of Sections 2.6 and 2.7, the Loans shall bear interest on the unpaid Principal Debt from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to Section 2.1(b). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to Section 2.2(d). If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate.

            (ii)  Subject to the provisions of Sections 2.2(e) and 2.7, the Loans shall bear interest through maturity as follows:

              (A)  if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin for Base Rate Loans; or

              (B)  if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans.

          (b)    Interest Periods.    In connection with each Eurodollar Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one (1), two (2), three (3), or six (6) month period; provided that:

            (i)    the initial Interest Period for the Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

            (ii)  in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then such Interest Period shall expire on the next preceding Business Day;

            (iv)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Section 2.2(b)(v), end on the last Business Day of a calendar month;

            (v)  there shall be no more than five (5) Interest Periods outstanding at any time; and

            (vi)  if Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, then Borrower shall be deemed to have selected an Interest Period of one (1) month.

          (c)    Interest Payments.    Subject to the provisions of Section 2.2(d) , interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to such Loan, upon any prepayment of such Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided, however, that if any Loans that are Base Rate Loans are prepaid pursuant to Section 2.4(b), then interest on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, upon the final termination for any reason of the Total Commitment).

          (d)    Conversion or Continuation.

            (i)    Subject to the provisions of Section 2.6, Borrower shall have the option (A) to convert at any time all or any part of the outstanding Loans equal to $5,000,000 or a greater integral multiple of $1,000,000 from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (B) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan (together with other Loans) equal to $5,000,000 or a greater integral multiple of $1,000,000 as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

            (ii)  Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 a.m. (Dallas, Texas time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the amount and type of the Loan to be converted/continued, (C) the nature of the proposed conversion/continuation, (D) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (E) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.2(d); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

            (iii) Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this Section 2.2(c), and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

            (iv)  Except as otherwise provided in Sections 2.6(b), 2.6(c), and 2.6 (g), a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

          (e)    Default Rate.    Upon the occurrence and during the continuation of any Event of Default, the outstanding Principal Debt and, to the extent permitted by applicable Legal Requirements, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is two percent (2%) per annum in excess of the interest rate otherwise payable under this

  Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.2(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

          (f)    Computation of Interest.    Interest on the Loans, and all fees payable under this Agreement and the other Loan Documents, shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first (1st) day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

          (g)    Maximum Rate.    Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that neither Administrative Agent nor any Lender contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable Legal Requirements, and, if Administrative Agent or Lenders ever do so, then any excess shall be treated as a partial repayment or prepayment of the Principal Debt and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower, Administrative Agent, and Lenders shall, to the maximum extent permitted under applicable Legal Requirements, (i) treat all Loans as but a single extension of credit (and Administrative Agent, Lenders, and Borrower agree that is the case and that provision in this Agreement for multiple Loans is for convenience only), (ii) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary repayments or prepayments and their effects (solely for purposes of this calculation), and (iv) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent permitted by Legal Requirements, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code § 303.001, as amended, as limited by Texas Finance Code § 303.009, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations.

        2.3    Fees.

          (a)    Administrative Agent and Arranger Fees.    Borrower shall pay to Administrative Agent and Arranger the fees specified in the letter agreement between Administrative Agent and Borrower.

          (b)    Unused Fees.    Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a quarterly unused fee (prorated for partial quarters) equal to the sum of the amounts obtained by multiplying the daily Unused Commitment times one-quarter of one percent (0.25%) per annum. Such commitment fee shall accrue commencing on the Closing Date, and shall be due and payable on the last day of each March, June, September, and December during the term hereof, commencing on September 30, 2002, and on the Maturity Date, based upon the Unused Commitment for each day during the quarter ending on such date. Solely for purposes of this Section 2.3(b), "ratable" means, for any calculation period, with respect to any Lender, the proportion that (i) the daily Unused Commitment of such Lender during such period bears to (ii) the aggregate amount of the daily Unused Commitment of all Lenders during such period.

          (c)    Issuing Bank's Fees.    As an inducement for the issuance (including, without limitation, the extension) of each LC, Borrower agrees to pay to Administrative Agent:

            (i)    For the ratable account of each Lender, on the day the fee is payable, an issuance fee, payable quarterly in arrears, equal to a percentage of the average-face amount of such LC during each applicable quarterly period, which percentage is equal to the product of the average-face amount of such LC times a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans; and

            (ii)  For the account of Issuing Bank, payable on the date of issuance, an issuance fee equal to the greater of (A) the product of (I) the face amount of such LC times (II) one-eighth of one percent (0.125%) and (B) $500; provided that the fees payable pursuant to this Section 2.3(c)(ii) with respect to any individual issuance of an LC shall not exceed $2,000.

        2.4    Scheduled Payments, Prepayments, and Reductions.

          (a)    Scheduled Payment of the Revolving Credit Facility.    The Principal Debt is due and payable on the Maturity Date.

          (b)    Voluntary Prepayments.    Borrower may, upon not less than one (1) Business Day prior written or telephonic notice in the case of Base Rate Loans, or three (3) Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans, given to Administrative Agent and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 or a greater integral multiple of $250,000 (or such lesser amount representing payment in full of all Principal Debt); provided, however, that if Borrower repays any Eurodollar Rate Loan prior to the expiration of the Interest Period applicable thereto, then Borrower shall be obligated to pay the amounts required pursuant to Section 2.6(d) . Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (c)    General Provisions Regarding Payments.

            (i)    Manner and Time of Payment.    All payments by Borrower of principal, interest, fees, and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff, or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (Dallas, Texas time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by

    Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

            (ii)    Application of Payments to Principal and Interest.    All payments in respect of the Principal Debt of any Loan shall include payment of accrued interest on the Principal Debt being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to Principal Debt.

            (iii)    Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans.    Any prepayment shall be applied first (1st) to Base Rate Loans made for the purpose specified, if any, to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.6(d).

            (iv)    Apportionment of Payments.    Aggregate principal and interest payments in respect of the Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth on Schedule 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent. Notwithstanding the foregoing provisions of this Section 2.4(c)(iv), if, pursuant to the provisions of Section 2.6(c), any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Commitment Percentage of any Eurodollar Rate Loans, then Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (v)    Payments on Business Days.    Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder, as the case may be.

            (vi)    Notation of Payment.    Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of the Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of the Loans made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to the Loans or any payments of principal or interest on such Note.

            (vii)    Payments to Lenders.    Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided that such payment or prepayment is received by Administrative Agent prior to 12:00 noon (Dallas, Texas time), and otherwise before 12:00 noon (Dallas, Texas time) on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Effective Rate from time to time in effect from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

        2.5    Use of Proceeds.

          (a)    Loans and LCs.    The proceeds of the Loans shall be applied by Borrower, and LCs shall be issued for the account of Borrower, for the purposes described in the Recitals.

          (b)    Margin Regulations.    No portion of the proceeds of any Loan under this Agreement shall be used by any Company in any manner that would cause the Loans or the application of such proceeds to violate Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such Loans and such use of proceeds.

        2.6    Special Provisions Governing Eurodollar Rate Loans.     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          (a)    Determination of Applicable Interest Rate.    As soon as practicable after 10:00 a.m. (Dallas, Texas time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive, and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

          (b)    Inability to Determine Applicable Interest Rate.    If Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate or Eurocurrency Rate, then Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

          (c)    Illegality or Impracticability of Eurodollar Rate Loans.    If on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining, or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Legal Requirements (or would conflict with any such Legal Requirement not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of

  Section 2.6(d), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.6(c) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

          (d)    Compensation For Breakage or Non-Commencement of Interest Periods.    Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense, or liability sustained by such Lender in connection with the liquidation or reemployment of such funds) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/ Continuation or a telephonic request for conversion or continuation (unless such borrowing or conversion does not occur by reason of the inability to determine the applicable interest rate as provided in Section 2.6(b) and the illegality or impracticability to make Eurodollar Rate Loans as provided in Section 2.6(c); (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to such Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

          (e)    Booking of Eurodollar Rate Loans.    Any Lender may make, carry, or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (f)    Assumptions Concerning Funding of Eurodollar Rate Loans.    Calculation of all amounts payable to a Lender under this Section 2.6 and under Section 2.7(a) shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurocurrency Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.6 and under Section 2.7(a).

          (g)    Eurodollar Rate Loans After Default.    After the occurrence of and during the continuation of a Potential Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for such Loan, and (ii) subject to the provisions of Section 2.6(d), any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

        2.7    Increased Costs; Taxes; Capital Adequacy.

          (a)    Compensation for Increased Costs and Taxes.    Subject to the provisions of Section 2.7(b), if any Lender shall determine (for Loans hereunder and other similar loans made by such Lender to borrowers similarly situated as Borrower) (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Legal Requirement, or any change therein or in the interpretation, administration, or application thereof (including the introduction of any new Legal Requirement), or any determination of any Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law):

            (i)    subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees, or any other amount payable hereunder;

            (ii)  imposes, modifies, or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special, or other reserve), special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

    and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) as soon as practicable (but in any event within one hundred and twenty (120) days) after such Lender obtains actual knowledge of the event or condition prompting such Lender to make such determination a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.7(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Borrower shall not be liable for any such amount that accrues between the date such statement is required to be given and the date such statement is actually given.

          (b)    Withholding of Taxes.

            (i)    Payments to Be Free and Clear.    All sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by any Legal Requirement) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld, or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            (ii)    Grossing-up of Payments.    If Borrower or any other Person is required by any Legal Requirement to make any deduction or withholding on account of any such Tax (other than a Tax on the overall net income of any Lender) from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

              (A)  Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

              (B)  Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

              (C)  the sum payable by Borrower in respect of which the relevant deduction, withholding, or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding, or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding, or payment been required or made (but net of any tax credit realized by Administrative Agent or such Lender); and

              (D)  within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by Section 2.7(b)(ii)(B) to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding, or payment and of the remittance thereof to the relevant taxing or other authority;

      provided that no such additional amount shall be required to be paid to any Lender under Section 2.7(b)(ii)(C) except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding, or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding, or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

            (iii)    Evidence of Exemption from U.S. Withholding Tax.

              (A)  Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this Section 2.7(b)(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, or

      (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to Section 2.7(b)(iii)(A)(1), then a Certificate re Non-Bank Status together with two (2) original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

              (B)  Each Lender required to deliver any forms, certificates, or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.7(b)(iii)(A) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates, or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Borrower two (2) new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two (2) original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or (2) immediately notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

              (C)  Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.7(b)(ii)(C) if such Lender shall have failed to satisfy the requirements of Section 2.7(B)(iii)(A); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this Section 2.7(b)(iii)(C) shall relieve Borrower of its obligation to pay any additional amounts pursuant to Section 2.7(b)(iii)(C) in the event that, as a result of any change in any applicable Legal Requirement, or any change in the interpretation, administration, or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 2.7(b)(iii)(A).

          (c)    Capital Adequacy Adjustment.    If any Lender shall have determined that the adoption, effectiveness, phase-in, or applicability after the date hereof of any Legal Requirement (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Commitment or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change, or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence,

  Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        2.8    Obligation of Lenders to Mitigate.     Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender under Section 2.6(c) or that would entitle such Lender to receive payments under Section 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund, or maintain the Commitment of such Lender or the affected Loans of such Lender through another lending office of such Lender or Affiliate, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding, or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.8 unless Borrower agrees to pay all incremental and reasonable expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

        2.9    Security for the Loans.

          (a)    Pledge Agreements.    As security for the payment and performance of the Obligations, on or prior to the Closing Date, (i) Borrower shall execute and deliver to Administrative Agent the Borrower Pledge Agreement pursuant to which Borrower shall grant Administrative Agent, for the benefit of the Credit Parties, a first priority perfected security interest in, and lien upon, the Stock of each of its Significant Subsidiaries, and (ii) each of Borrower's Significant Subsidiaries that, individually or together with any other Obligor, holds ownership interests in one or more Significant Subsidiaries shall execute and deliver to Administrative Agent the Subsidiary Pledge Agreement pursuant to which such Significant Subsidiaries shall grant Administrative Agent, for the benefit of the Credit Parties, a first priority perfected security interest in, and lien upon, the Stock of each Significant Subsidiary owned by each such Significant Subsidiary.

          (b)    Subsidiary Guaranty.    Each of Borrower's Significant Subsidiaries shall execute and deliver to Borrower the Subsidiary Guaranty, pursuant to which such Significant Subsidiaries shall guaranty all of the Obligations of Borrower.

          (c)    Further Assurances.    Borrower hereby agrees to execute and deliver, and to cause to be executed and delivered, to Administrative Agent, at Borrower's sole cost and expense, such replacement guaranties, financing or continuation statements, third party consents, and such other amendments, agreements, documents, assignments, statements, or instruments as Administrative Agent may from time to time reasonably request to evidence, perfect, or otherwise implement the security for performance and repayment of the Obligations and the obligations of Borrower's Significant Subsidiaries under the Subsidiary Guaranty. All of the foregoing shall be reasonably satisfactory in form and substance to Administrative Agent.

SECTION 3

CONDITIONS PRECEDENT

        3.1    Conditions to Initial Loans on the Closing Date.     The obligations of Lenders to fund the initial Loans and of Issuing Bank to issue any LCs to be made or issued on the Closing Date are subject to satisfaction of the following conditions precedent on or before the Closing Date:

          (a)    Borrower Documents.    Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated as of the Closing Date:

            (i)    Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

            (ii)  An Officer's Certificate of Borrower certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

            (iii) Executed originals of this Agreement, the Notes, the Borrower Pledge Agreement, and the other Loan Documents; and

            (iv)  Such other documents as Administrative Agent may reasonably request.

          (b)    Borrower's Significant Subsidiaries Documents.    Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each of Borrower's Significant Subsidiaries, each, unless otherwise noted, dated as of the Closing Date:

            (i)    Certified copies of its charter, together with a good standing certificate from its jurisdiction of incorporation and of its principal place of business, dated a recent date prior to the Closing Date;

            (ii)  Officer's Certificate of Significant Subsidiary certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party;

            (iii) Executed originals of the Loan Documents to which it is a party; and

            (iv)  Such other documents as Administrative Agent may reasonably request.

          (c)    Opinions of Counsel for Borrower and Borrower's Subsidiaries.    The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinion of Vinson & Elkins L.L.P., counsel for the Companies, in form and substance reasonably satisfactory to Administrative Agent and their counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit K and as to such other matters as Administrative Agent, acting on behalf of the Credit Parties, may reasonably request.

          (d)    Collateral Documents.    Borrower shall have taken or caused to be taken such actions in such a manner so that Administrative Agent has a valid and perfected first priority security interest in the entire Collateral (subject to Liens consented to in writing by Administrative Agent and Requisite Lenders with respect to such Collateral and other Liens permitted by Section 6.2) granted by the Collateral Documents. Such actions shall include, without limitation, the delivery pursuant to the applicable Collateral Documents of such certificates (which certificates shall be registered in the name of Administrative Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Administrative Agent) representing all of the shares of Stock required to be pledged.

          (e)    Fees.    Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in Section 2.3.

          (f)    Delivery of Level Determination Certificate.    Borrower shall have delivered a Level Determination Certificate calculated utilizing the most-recent financial statements referred to in Section 4.3.

          (g)    Completion of Proceedings.    All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          (h)    Termination of Existing Credit Agreement.    The Existing Credit Agreement shall have terminated by written notice from Borrower to Administrative Agent. Each of the Lenders hereunder that is a Lender under the Existing Credit Agreement hereby waives the requirement set forth in Section 2.4 of the Existing Credit Agreement that Borrower provide three (3) Business Days prior to prepayment of the Loans thereunder. The waiver set forth herein is limited as provided herein and shall not be deemed to be a waiver or consent to any deviation from the terms of this Agreement or the other Loan Documents.

        3.2    Conditions to all Loans.     The obligations of Lenders to make all Loans on each Funding Date (the initial Loans on the Closing Date) and of Issuing Bank to issue any LC on each Issuance Date (including the initial issuance of an LC, if any, on the Closing Date) are subject to the following conditions precedent:

          (a)    Notice of Borrowing.    Administrative Agent, and, in the case of an LC, Issuing Bank, shall have received, in accordance with the provisions of Section 2.1(c), an originally executed Notice of Borrowing or, in accordance with the provisions of Section 2.1(f)(i), an originally executed LC Request, in each case signed by the chief executive officer, the chief financial officer, the treasurer, chief accounting officer, or secretary of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Administrative Agent.

          (b)    Representations and Warranties; Performance of Agreements.    The representations and warranties in Section 4 hereof are true, correct, and complete in all material respects on and as of the Funding Date or the Issuance Date, as the case may be, to the same extent as though made on and as of that date (unless such representations and warranties are, by their express terms, limited to a specific date) and that Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before such Funding Date or Issuance Date, except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

          (c)    No Default.    No Potential Default or Event of Default shall have occurred or be caused by the making of such Loans or the Issuance of any LC.

          (d)    No Injunction or Restraining Order.    No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it or Issuing Bank from issuing the LC to be issued by it on the Closing Date.

          (e)    No Violation.    The making of the Loans requested on such Funding Date or issuance of the LC requested on such Issuance Date shall not violate any Legal Requirement, including, without limitation, Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.

SECTION 4

BORROWER'S REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders to enter into this Agreement and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender that the following statements are true, correct, and complete:

        4.1    Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

          (a)    Organization and Powers.    Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents, and to carry out the transactions contemplated thereby.

          (b)    Qualification and Good Standing.    Borrower is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

          (c)    Conduct of Business.    The Companies are engaged only in the businesses permitted to be engaged in pursuant to Section 6.8.

          (d)    Subsidiaries.    All of the Subsidiaries of Borrower are identified in Schedule 4.1-1 (as such Schedule 4.1-1 may be supplemented from time to time pursuant to the provisions of Section 5.1(k)). The Stock of each of the Subsidiaries of Borrower identified in Schedule 4.1-1 (as so supplemented) are duly authorized, validly issued, fully paid, and nonassessable (except for mandatory capital calls in respect of joint venture interests), as applicable, and none of such Stock constitutes Margin Stock. Each of the Subsidiaries of Borrower identified in Schedule 4.1-1 (as so supplemented) is a corporation duly organized, or a general partnership or limited partnership or a limited liability company duly formed, and is validly existing and is in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite corporate or partnership power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where the failure to be so qualified or in good standing or a lack of such corporate or partnership power and authority has not had and will not have a Material Adverse Effect. Schedule 4.1-1 (as so supplemented) correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.

          (e)    Significant Subsidiaries.    All of the Significant Subsidiaries of Borrower are identified in Schedule 4.1-2(as such Schedule 4.1-2 may be supplemented from time to time pursuant to the provisions of Section 5.1(l)).

        4.2    Authorization of Borrowing, Etc.

          (a)    Authorization of Borrowing.    The execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Obligor.

          (b)    No Conflict.    The execution, delivery, and performance by Obligors of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) except as would not have a Material Adverse Effect, violate any provision of any Legal Requirement applicable to any Company, the Constituent Documents of any Company, or any order, judgment, or decree of any Governmental Authority binding on any Company, (ii) except as would not have a Material Adverse Effect, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Company (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, for the benefit of the Credit Parties), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Company, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

          (c)    Governmental Consents.    The execution, delivery, and performance by Obligors of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with, or by, any Governmental Authority except for customary UCC filings and annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          (d)    Binding Obligation.    Each of the Loan Documents has been duly executed and delivered by Obligors and is the legally valid and binding obligation of Obligors, enforceable against Obligors in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        4.3    Financial Condition.     Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (a) the audited consolidated balance sheet of the Consolidated Companies as of December 31, 2001, audited by a certified public accountant acceptable to Administrative Agent and the related consolidated statements of income, stockholders' equity, and cash flows of the Consolidated Companies for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheets of the Consolidated Companies as of March 31, 2002, and the related unaudited consolidated statements of income, stockholders' equity, and cash flows of the Consolidated Companies for the fiscal period then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as of the respective dates thereof and the results of operations and annual cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of full footnotes. Quarterly statements will not reflect audit adjustments. As of the Closing Date, Borrower does not (and will not following the funding of the Loans) have any Contingent Obligation, contingent liability, or liability for Taxes, long-term lease, or unusual forward or long-term commitment that is not reflected in the foregoing financial statements described in clauses (a) and (b) above or the notes thereto or in Borrower's periodic reports filed with the Securities and Exchange Commission and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise), or prospects of any Company.

        4.4    No Material Adverse Change; No Restricted Junior Payments.    Since March 31, 2002, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. No Company has directly or indirectly declared, ordered, paid, or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.3.

        4.5    Title to Properties; Liens.    The Companies have (a) good, sufficient, and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (c) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.6. Except for the Permitted Encumbrances and as otherwise permitted by this Agreement (including, without limitation, Section 4.17), all such properties and assets are free and clear of any Liens.

        4.6    Litigation; Adverse Facts.    Except as set forth in Schedule 4.6, there are no actions, suits, proceedings, arbitrations, or governmental investigations (whether or not purportedly on behalf of any Company) at law or in equity or before or by any Governmental Authority, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting any Company or any property of any Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Company is (a) in violation of any applicable Legal Requirements that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules, or regulations of any Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        4.7    Payment of Taxes.    Except to the extent permitted by Section 5.3, all tax returns and reports of the Companies required to be filed by any of them have been timely filed, and all Taxes, assessments, fees, and other governmental charges upon the Companies and upon their respective properties, assets, income, businesses, and franchises which are due and payable have been paid when due and payable, and Borrower knows of no proposed tax assessment against any Company, in each case which is not being actively contested by such Company in good faith and by appropriate proceedings and in which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP, have been made or provided therefor.

        4.8    Performance of Agreements; Materially Adverse Agreements.

          (a)  No Company is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of its Contractual Obligations, and no condition or event exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

          (b)  No Company is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        4.9    Governmental Regulation.    No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 or under any other Legal Requirement which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

        4.10    Securities Activities.    No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

        4.11    Employee Benefit Plans.

          (a)  Borrower and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all of their obligations in all material respects under each Employee Benefit Plan.

          (b)  No ERISA Event has occurred or is reasonably expected to occur.

          (c)  Except to the extent required under Section 4980B of the Internal Revenue Code or state law conversion right or except as set forth in Schedule 4.11, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Borrower or any of its ERISA Affiliates.

          (d)  As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

        4.12    Certain Fees.     Except for fees payable pursuant to any fee letter between Borrower and Administrative Agent, no broker's or finder's fee or commission will be payable with respect to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby, and Borrower hereby indemnifies the Credit Parties against, and agrees that it will hold the Credit Parties harmless from, any claim, demand, or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses, and disbursements of counsel) arising in connection with any such claim, demand, or liability.

        4.13    Environmental Protection.     Except as set forth in Schedule 4.13:

          (a)  To the best of Borrower's knowledge, the operations of each Company (including, without limitation, all operations and conditions at or in any Real Estate Investment) comply with all Environmental Laws except to the extent a failure to comply could not reasonably be expected to have a Material Adverse Effect;

          (b)  None of the operations of any Company is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

          (c)  No Company nor any of its Real Estate Investments or operations are subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (i) administrative or judicial proceedings relating to the violation by such Company of any Environmental Laws, or (ii) any Environmental Claims, in each case which could reasonably be expected to have a Material Adverse Effect.

        4.14    Employee Matters.     There is no strike or work stoppage in existence or threatened involving any Company that could reasonably be expected to have a Material Adverse Effect.

        4.15    Solvency.     Borrower and each of its Significant Subsidiaries are and, upon the incurrence of any Obligations by Borrower on any date on which this representation is made, will be, Solvent.

        4.16    Disclosure.     No representation or warranty of any Company contained in any Loan Document or in any other document, certificate, or written statement furnished to the Credit Parties by or on behalf of any Company for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to

Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Credit Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Credit Parties for use in connection with the transactions contemplated hereby.

        4.17    Security Interests.     Upon the filing of the relevant financing statements with the Secretary of State of the State in which the party pledging the Collateral is incorporated or formed, as applicable, and the delivery of the Collateral to Administrative Agent that may not be perfected by the filing of a financing statement pursuant to Article 9 of the Uniform Commercial Code of the applicable state, the Liens granted to Administrative Agent, for the benefit of the Credit Parties, by the Obligors pursuant to the Collateral Documents are perfected, first priority Liens (except for Permitted Encumbrances) in the Collateral described therein, including the proceeds and products thereof.

SECTION 5

BORROWER'S AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and the other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall, and shall cause each of its Subsidiaries to, perform all of the covenants in this Section 5.

        5.1    Financial Statements and Other Reports.     Borrower shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices sufficient to permit preparation of financial statements in conformity with GAAP. Borrower shall deliver to Administrative Agent and Lenders:

          (a)    Quarterly Financials.    As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), with respect to the Consolidated Companies (i) the consolidated balance sheets thereof as of the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity, and cash flows thereof for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the financial plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of the Consolidated Companies, as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) a narrative report describing the operations thereof in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (b)    Year-End Financials.    As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, with respect to the Consolidated Companies, (i) the consolidated and consolidating balance sheets thereof as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity, and cash flows thereof for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous

  Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of the Companies and as of the dates indicated and the results of their operations and their cash flows for the periods indicated, (ii) a narrative report describing the operations thereof in the form prepared for presentation to senior management for such Fiscal Year, and (iii) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Borrower which report shall be unqualified, shall express no doubts about the ability of the Companies to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Companies, as of the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with auditing standards generally accepted in the United States;

          (c)    Officers' and Compliance Certificates.    Together with each delivery of financial statements of the Consolidated Companies pursuant to Sections 5.1(a) and 5.1(b), (i) an Officers' Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Companies during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of such Officers' Certificate, of any condition or event that constitutes a Potential Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, and proposes to take with respect thereto, (ii) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Sections 5.11, 6.3, and 6.4, and (iii) a summary in form and detail acceptable to Administrative Agent showing the status and performance of each of Borrower's Real Estate Investments during and at the end of the applicable accounting periods;

          (d)    Accountants' Certification.    Together with each delivery of consolidated financial statements of the Consolidated Companies pursuant to Section 5.1(b), a written statement by the independent certified public accountants giving the report thereon (i) stating that their audit has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (ii) stating whether, in connection with their audit, any condition or event that constitutes a Potential Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof (provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Potential Default or Event of Default that would not be disclosed in the course of their audit), and (iii) stating that based on their audit nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to Section 5.1(c)(i) is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to Section 5.1(c)(ii) for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (e)    Accountants' Reports.    Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim, or special audit of the financial statements of the Companies made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (f)    Events of Default, etc.    Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Potential Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Potential Default or Event of Default, (ii) that any Person has given any notice to any Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.2, (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event, or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Potential Default, Event of Default, default, event, or condition, and what action Borrower has taken, is taking, and proposes to take with respect thereto;

          (g)    Litigation or Other Proceedings.    Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation, or arbitration against or affecting any Company or any property of any Company (collectively, "Proceedings") not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Proceeding that, in any case:

            (A)  if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

            (B)  seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

    written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters, and promptly after request by Administrative Agent, such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (h)    ERISA Events.    Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking, or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto;

          (i)    ERISA Notices.    With reasonable promptness, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (j)    Level Determination Certificate.    Not later than concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b), a Level Determination Certificate relating to the Fiscal Quarter most recently ended;

          (k)    Subsidiaries.    Not later than concurrently with the delivery of the financial statements required under Section 5.1(a), a written notice setting forth with respect to each Person becoming a Subsidiary of Borrower (other than a Significant Subsidiary) (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedule 4.1-1with respect to all Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement Schedule 4.1-1 for all purposes of this Agreement);

          (l)    Significant Subsidiaries.    Promptly upon any Person becoming a Significant Subsidiary of Borrower, a written notice setting forth with respect to such Person (i) the date on which such Person became a Significant Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedule 4.1-2 with respect to all Significant Subsidiaries of Borrower (it being understood that such written notice shall be deemed to amend Schedule 4.1-2 for all purposes of this Agreement);

          (m)    Press Releases; SEC Reporting.    Promptly upon its becoming available, each press release and each regular or periodic report, any registration statement or prospectus in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission, or any successor agency thereof, including, without limitation, each Form 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission;

          (n)    Shareholder Reports.    Promptly after the mailing or delivery thereof, copies of all material reports or other information from Borrower to its shareholders; and

          (o)    Other Information.    Promptly upon the reasonable request by Administrative Agent or any Lender, such other information and data with respect to the business, affairs, assets, or liabilities of any Company.

        5.2    Corporate Existence, etc.     Except as permitted under Section 6.6, Borrower shall, and shall cause each of its Significant Subsidiaries to, at all times preserve and keep in full force and effect its corporate, partnership, or limited liability company existence and all rights and franchises material to its business.

        5.3    Payment of Taxes and Claims; Tax Consolidation.

          (a)  Borrower shall, and shall cause each of its Significant Subsidiaries to, pay all Taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses, or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          (b)  Borrower shall not, nor shall it permit any of its Significant Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Company).

        5.4    Maintenance of Properties; Insurance.     Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain or cause to be maintained in good repair, working order, and condition, ordinary wear and tear excepted, all material properties used in the business of the Companies (including, without limitation, all patents, trademarks, tradenames (including, without limitation, rights in the name "Trammell Crow"), copyrights, technology, know-how, and processes used in or necessary for the conduct of the business of the Companies as currently conducted that are material to the condition (financial or otherwise), business, or operations of the Companies, taken as a whole) and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.

        5.5    Inspection; Lender Meeting.     Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Company, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and accounts with its and their officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower shall, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

        5.6    Compliance with Laws etc.     Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Legal Requirements of any Governmental Authority, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

        5.7    Environmental Disclosure and Inspection.

          (a)  Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of any Real Estate Investment, and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (b)  Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials on, under, or about any Real Estate Investment, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (B) any Environmental Claim that could have a Material Adverse Effect, and (ii) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Company may be potentially responsible for a Release of Hazardous Materials.

          (c)  Borrower shall promptly notify Lenders of (i) any proposed acquisition of Stock, assets, or property by any Company that could reasonably be expected to expose any Company to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by any Company, and (ii) any proposed action to be taken by any Company to commence manufacturing, industrial, or other operations (other than the construction or renovation of Real Estate Investments in the ordinary course of business) that could reasonably be expected to subject any Company to additional Legal Requirements, including, without limitation, Legal Requirements requiring additional environmental Governmental Authorizations.

          (d)  Borrower shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this Section 5.7.

        5.8    Borrower's Remedial Action Regarding Hazardous Materials.     Borrower shall, and shall cause each of its Subsidiaries to, promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, or Release of any Hazardous Materials on, under, or about any Real Estate Investment in order to comply with all applicable Environmental Laws and Governmental Authorizations except (a) when, and only to the extent that, such Company's liability for such presence, storage, use, disposal, transportation, or Release of any Hazardous Materials is being contested in good faith by such Company, or (b) when the failure to take such action could not reasonably be expected to have a Material Adverse Effect. In the event any Company undertakes any remedial action with respect to any Hazardous Materials on, under, or about any Real Estate Investment, such Company shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders, and directives of all Governmental Authorities except when, and only to the extent that, such Company's liability for such presence, storage, use, disposal, transportation, or Release of any Hazardous Materials is being contested in good faith by such Company.

        5.9    Collateral Documents; Further Assurances.     Borrower from time to time shall or shall cause Borrower's Subsidiaries to execute, deliver, and file all such notices, statements, and other documents and take such other steps, including but not limited to the amendment of the Collateral Documents and any financing statements prepared thereunder, as may be reasonably necessary or advisable, or that Administrative Agent may reasonably request, to render fully valid and enforceable under all applicable laws, the rights, liens, and priorities of Administrative Agent, for the benefit of the Credit Parties, with respect to all security from time to time furnished under this Agreement or the Collateral Documents or intended to be so furnished in each case in such form and at such times as shall be reasonably satisfactory to Administrative Agent.

        5.10    New Subsidiaries.     Borrower shall notify Lenders promptly if it or any of its wholly-owned Subsidiaries hereafter acquires or forms a new Significant Subsidiary and shall pledge or cause to be pledged all of the Stock in each such Significant Subsidiary (if wholly-owned by Borrower, any Subsidiary of Borrower, or any combination thereof) pursuant to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement. Borrower shall also cause each such Significant Subsidiary to guaranty the Obligations pursuant to the Subsidiary Guaranty or other documentation in form and substance satisfactory to Administrative Agent.

        5.11    Interest Rate Agreements; Currency Agreements.     Borrower shall cause each $5,000,000 increment of the Companies' floating rate Indebtedness (other than Indebtedness arising from Real Estate Investments for which interest is being capitalized in accordance with GAAP and for which Borrower has obtained construction loan financing pursuant to which construction loan advances are (or can be) made in the amount of such interest expense) in excess of $30,000,000 to be subject to one or more Interest Rate Agreements with a Lender or other Person reasonably acceptable to Administrative Agent, assuring that the net interest cost on such Indebtedness is fixed, capped, or hedged, in form and substance reasonably acceptable to Administrative Agent. Borrower shall enter into one or more Currency Agreements reasonably acceptable to the Administrative Agent, in connection with the        Transactions.

SECTION 6

BORROWER'S NEGATIVE COVENANTS

        Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and the other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall, and shall cause each of its Subsidiaries to, perform all covenants in this Section 6.

        6.1    Liens and Related Matters.

          (a)    No Further Negative Pledges.    Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an asset sale, Borrower shall not, and shall not permit any of its Significant Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien securing the Obligations upon any of its properties or assets, whether now owned or hereafter acquired.

          (b)    No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries.    Borrower shall not, and shall not permit any of its Significant Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Significant Subsidiary to (i) pay dividends or make any other distributions on any of such Significant Subsidiary's Stock owned by any Company, (ii) repay or prepay any Indebtedness owed by such Significant Subsidiary to any Company, (iii) make loans or advances to any Company, or (iv) transfer any of its property or assets to any Company.

          (c)    International Subsidiaries.    Borrower shall not, and shall not permit any other Company to, grant, create, or permit to exist any Lien on the Stock of any International Subsidiary other than Liens securing Indebtedness of International Subsidiaries permitted by Section 6.5(b).

        6.2    Investments; Unconsolidated Entities.     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, including any Unconsolidated Entity, except:

          (a)  the Companies may make Investments in Cash Equivalents;

          (b)  the Companies may make Investments in Subsidiaries (i) existing on the Closing Date, (ii) acquired pursuant to a Permitted Acquisition, or (iii) formed by a Company, provided that such Company complies with Section 5.10, if applicable;

          (c)  the Companies may make Investments in (i) Savills existing on the Closing Date and additional investments not to exceed $5,000,000 in the aggregate, and (ii)Unconsolidated Entities (other than Savills) not constituting Real Estate Investments in an aggregate amount not exceeding $5,000,000 at any time outstanding;

          (d)  the Companies may make Real Estate Investments;

          (e)  the Companies may make other Investments (in addition to those contemplated by the other clauses of this Section 6.2) so long as, at the time each such Investment is made, the ratio of (i) the aggregate amount of all such other Investments made in reliance on this Section 6.2(e) after the Closing Date plus the aggregate amount of the Companies' Investments in TCC Savills made prior to the Closing Date then outstanding (including the Investment to be made) to (ii) Gross EBITDA for the four (4) most recent Fiscal Quarters for which Borrower has provided the financial statements required by Section 5.1(a) or 5.1(b), as the case may be, does not exceed 1.0 to 1.0;

          (f)    the Companies may make loans and advances to employees for moving, arrival or promotion incentives, entertainment, and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business in an aggregate amount not exceeding $10,000,000 at any time outstanding;

          (g)  the Companies may enter into Currency Agreements acceptable to Lender in connection with the        Transactions; and

          (h)  the Companies may enter into Interest Rate Agreements pursuant to which the Companies may hedge interest rate exposure.

        6.3    Restricted Junior Payments.     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any sum for any Restricted Junior Payment, except for Permitted Distributions, so long as no Event of Default exists or would result therefrom.

        6.4    Financial Covenants.

          (a)    Minimum Interest Coverage Ratio.    Borrower shall not permit the Interest Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 3.0 to 1.0.

          (b)    Minimum Fixed Charge Coverage Ratio.    Borrower shall not permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 1.75 to 1.0.

          (c)    Minimum Net Worth.    Borrower shall not permit Net Worth, as of the last day of any Fiscal Quarter to be less than Minimum Net Worth.

          (d)    Minimum Revenues.    Borrower shall not permit Total Revenues for any Fiscal Quarter to be less than $125,000,000.

          (e)    Minimum Liquidity.    Borrower shall not permit Liquid Assets, as of the last day of any Fiscal Quarter, to be less than $25,000,000.

          (f)    Current Ratio.    Borrower shall not permit the ratio of Current Assets to Current Liabilities, as of the last day of any Fiscal Quarter, to be less than 1.10 to 1.0. [For purposes of calculation of this ratio, "Current Liabilities" shall not include current maturities under this Agreement or liabilities incurred in the ordinary course of business under the        Transaction (including the        Deferred Payment Obligation) so long as the payment of obligations with respect thereto are not more than ninety (90) days in arrears, and "Current Assets" shall not include assets acquired in the ordinary course of business under the        Transaction.

          (g)    Maximum Total Leverage Ratio.    Borrower shall not permit the Total Leverage Ratio, as of the last day of any Fiscal Quarter during the following periods, to exceed the ratio set forth opposite such periods below:

Period	Ratio
Closing Date through December 31, 2003	3.50 to 1.0
January 1, 2004 and thereafter	3.25 to 1.0

          (h)    Maximum Investment in Real Estate Investments.    Borrower shall not permit the total amount of Real Estate Investments as of the last day of any Fiscal Quarter to exceed the lesser of (a) the product of: (i) Gross EBITDA for the four (4) Fiscal Quarters ending on the last day of such Fiscal Quarter, multiplied by (ii) three (3), or (b) $275,000,000. For purposes hereof, the amount of Real Estate Investments shall be calculated as the sum of (i) the amount of the Consolidated Companies' Real Estate Investments (other than Stock of Unconsolidated Entities) owned by the Consolidated Companies (excluding the Share of such Investments held by Subsidiaries of Borrower attributable to owners of Stock of such Subsidiaries of Borrower (other than Borrower or a wholly-owned Subsidiary of Borrower)), and (ii) the amount of the Consolidated Companies' Investments in Stock of Unconsolidated Entities formed primarily for real property development and/or ownership, Investments in Funds and/or Fund IV (without duplication). In addition, Borrower shall not permit the total amount of Investments in Stock of Unconsolidated Entities formed primarily for real property development and/or ownership, Investments in Funds and/or Fund IV (without duplication) (whether or not such Fund and Fund IV Investments are treated as Consolidated Subsidiaries) to exceed $100,000,000 at any time.

        6.5    Recourse Obligations.

          (a)  Borrower shall not permit the Companies, individually or on a consolidated basis, to incur, guaranty, or otherwise be or become, directly or indirectly, liable in respect of any Recourse Obligations other than Permitted Recourse Obligations.

          (b)  Borrower shall not permit any of its Subsidiaries to incur, guaranty, or otherwise be or become, directly or indirectly, liable in respect of any Recourse Obligations other than Permitted Subsidiary Recourse Obligations.

          (c)  Borrower shall not permit any Company (other than Borrower and Mortgaged Real Estate Subsidiaries) that is not a Guarantor to incur, guaranty, or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness other than (i) Non-Recourse Obligations, (ii) Indebtedness of International Subsidiaries otherwise permitted pursuant to the terms of this Agreement not to exceed $15,000,000 in the aggregate at any time outstanding and (iii) Indebtedness of TCC Savills covered by the        Guaranty. For purposes of this Section 6.5(b), Non-Recourse Obligations of a Company (other than Borrower) shall be deemed to be Non-Recourse Obligations of such Company notwithstanding the fact that Borrower has guaranteed such Non-Recourse Obligations.

        6.6    Restriction on Fundamental Changes, Asset Sales, and Acquisitions.     Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property, or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property, or fixed assets of, or Stock of, any Person or any division or line of business of any Person, except that:

          (a)  any Subsidiary of Borrower may be merged with or into Borrower or any wholly-owned Subsidiary of Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property, or assets may be conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary of Borrower; provided that, in the case of such a merger, Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

          (b)  Borrower may merge with or into another Person so long as no Default or Event of Default exists or would result therefrom and so long as Borrower shall be the continuing or surviving corporation;

          (c)  the Companies may sell or otherwise dispose of (i) assets that are obsolete or no longer used or usable in the Companies' business, (ii) the Stock or assets of any Subsidiary that is not a Significant Subsidiary, (iii) Stock of any Person that does not constitute a Subsidiary, and (iv) other assets so long as, in the case of sales of assets under this clause (iv), the aggregate consideration during any period of four (4) consecutive Fiscal Quarters (A) for any single sale or disposition (or series of related sales or dispositions) does not exceed five percent (5%) of Gross EBITDA for such four (4) Fiscal Quarters, and (B) for all such sales or dispositions does not exceed ten percent (10%) of Gross EBITDA for such four (4) Fiscal Quarters; provided that the consideration received for all such assets shall be in an amount at least equal to the fair market value thereof;

          (d)  the Companies may sell or otherwise dispose of their Real Estate Investments;

          (e)  the Companies may make Investments permitted by Section 6.2; and

          (f)    the Companies may make Permitted Acquisitions.

        6.7    Transactions with Shareholders and Affiliates.     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with any holder of five percent (5%) or more of any class of equity Stock of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to such Company than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (a) any transaction between Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Companies, (c) Restricted Junior Payments permitted by Section 6.3, (d) arrangements described on Schedule 6.7, and (e) any of the        Transactions.

        6.8    Conduct of Business.     Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by the Companies on the Closing Date and similar or related businesses, including, without limitation, multi-family commercial real estate development, management, and investment sales and (b) such other lines of business as may be consented to by Requisite Lenders, such consent not to be unreasonably withheld.

        6.9           Transactions.     Borrower shall not, and shall not permit any of its Subsidiaries to, enter into the        Transactions except upon the terms and conditions set forth in the definition of "       Transactions." Without limiting the foregoing, Borrower shall not, and shall not permit any of its Subsidiaries to, modify or amend the terms and conditions of the        Deferred Payment Obligation, the        Option, or the Long Term Services Agreement if the aggregate effect of such modifications or amendments (a) is materially less favorable to the Companies, or (b) would materially and adversely affect Borrower's projected internal rate of return (as projected as of the Closing Date) with respect to the        Transactions.

SECTION 7

EVENTS OF DEFAULT

        If any of the following conditions or events ("Events of Default") shall occur:

        7.1    Failure to Make Payment.     Failure by Borrower to pay any installment of, or principal of, any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment, or otherwise; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five (5) days after the date due; or

        7.2    Default in Other Agreements.

          (a)  Failure of Borrower or any Significant Subsidiary to pay when due any principal of or interest on any Indebtedness (other than the Obligations and Non-Recourse Obligations) or any Contingent Obligation, in each case in an individual principal amount of $5,000,000 or more or in an aggregate principal amount of $10,000,000 or more, and in each case beyond the end of any grace period provided therefor; or

          (b)  Breach or default by Borrower or any Significant Subsidiary beyond the end of any grace period provided therefor with respect to any other material term of (i) any evidence of any Indebtedness (other than the Obligations and Non-Recourse Obligations) or any Contingent Obligation, in each case in an individual principal amount of $5,000,000 or more or in an aggregate principal amount of $10,000,000 or more, or (ii) any loan agreement, mortgage, indenture, or other agreement relating to such Indebtedness or Contingent Obligations, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligations (or a trustee on behalf of such holder or holders) to cause, such Indebtedness or Contingent Obligations to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

        7.3    Breach of Certain Covenants.     Failure of any Company to perform or comply with any term or condition contained in Sections 2.5, 5.1, or 5.2 or Section 6; or

        7.4    Breach of Warranty.     Any representation, warranty, certification, or other statement made by any Company in any Loan Document or in any statement or certificate at any time given by any Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

        7.5    Other Defaults Under Loan Documents.     Any Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other section of this Section 7 and such default shall not have been remedied or waived within thirty (30) days after the earlier of an officer of Borrower becoming aware of such default, or receipt by Borrower of notice from Administrative Agent or any other Credit Party of such default; or

        7.6    Involuntary Bankruptcy, Appointment of Receiver, etc.

          (a)  A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable Legal Requirement; or

          (b)  An involuntary case shall be commenced against Borrower or any Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Borrower or any Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, or other custodian of Borrower or any Significant Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of Borrower or any Significant Subsidiary, and any such event described in this clause (b) shall continue for sixty (60) days unless dismissed, bonded, or discharged; or

        7.7    Voluntary Bankruptcy; Appointment of Receiver, etc.

          (a)  Borrower or any Significant Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; or Borrower or any Significant Subsidiary shall make any assignment for the benefit of creditors; or

          (b)  Borrower or any Significant Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower or any Significant Subsidiary (or any committee) thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (a) above or this clause (b); or

        7.8    Judgments and Attachments.     Any money judgment, writ or warrant of attachment, or similar process involving in any individual case an amount in excess of $250,000, or in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any Significant Subsidiary or any of its or their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

        7.9    Dissolution.     Any order, judgment, or decree shall be entered against Borrower or any Significant Subsidiary decreeing the dissolution or split up of Borrower or such Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

        7.10    Employee Benefit Plans.     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

        7.11    Change in Control.     A Change of Control shall have occurred; or

        7.12    Invalidity of Guaranty.     The Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, is declared by a court of competent jurisdiction to be null and void, or any Subsidiary of Borrower denies that it has any further liability, including without limitation with respect to future advances by Lenders, under the Subsidiary Guaranty or gives notice to such effect; or

        7.13    Failure of Security.     From and after the execution, acknowledgment, and filing of any Collateral Document by any Obligor, any such Collateral Document shall be revoked by such Obligor or shall be declared by a court of competent jurisdiction to be null and void or shall cease to be in full force and effect as a result of any change in any Legal Requirement; or Lenders shall fail to have a valid, perfected, and enforceable first priority Lien (subject to Permitted Encumbrances) on any Obligor's right, title, and interest in all the Collateral as a result of any change in any Legal Requirements, the expiration of any required filings or recordations with respect to the Collateral Documents, the declaration by a court of competent jurisdiction that such Lien is null and void, or the imposition of any priming Lien under applicable Legal Requirement; or any Obligor shall contest in any manner that such Collateral Document constitutes its valid and enforceable agreement or shall assert in any manner that it has no further obligation or liability under such Collateral Documents;

        THEN (a) upon the occurrence of any Event of Default described in Section 7.6 or 7.7, each of (i) the unpaid principal amount of and accrued interest on the Loans, and (ii) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intention to accelerate, or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, shall thereupon terminate, and (b) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (i) and (ii) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, thereupon shall terminate.

SECTION 8

ADMINISTRATIVE AGENT

        8.1    Administrative Agent.

          (a)  Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b)  Issuing Bank shall act on behalf of Lenders with respect to any LC issued by it and the documents associated therewith, and Issuing Bank shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 8 with respect to any acts taken or omissions suffered by Issuing Bank in connection with any LC issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such LC as fully as if the term "Administrative Agent" as used in this Section 8 and in the definition of "Agent-Related Person" included Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to Issuing Bank.

        8.2    Delegation of Duties.     Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        8.3    Liability of Administrative Agent.     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation, or warranty made by any Company or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Company or any Affiliate thereof.

        8.4    Reliance by Administrative Agent.

          (a)  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Company), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

          (b)  For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        8.5    Notice of Event of Default.     Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest, and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default as may be directed by Requisite Lenders in accordance with Section 7; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of Lenders.

        8.6    Credit Decision; Disclosure of Information by Administrative Agent.     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Company or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of each Company, and all applicable bank or other regulatory Legal Requirements relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any of the Companies or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        8.7    Indemnification of Administrative Agent.     Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Companies and without limiting the obligation of any Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, INCLUDING THOSE RESULTING FROM EACH AGENT-RELATED PERSON'S OWN ORDINARY NEGLIGENCE; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.7. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 8.7 shall survive termination of the Total Commitment, the payment of all other Obligations, and the resignation of Administrative Agent.

        8.8    Administrative Agent in its Individual Capacity.     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with each of the Companies and their respective Affiliates as though Bank of America were not Administrative Agent or Issuing Bank hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Administrative Agent or Issuing Bank, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        8.9    Successor Administrative Agent.     Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Bank. If Administrative Agent resigns under this Agreement, then Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, then Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Issuing Bank and the respective terms "Administrative Agent," and "Issuing Bank" shall mean such successor administrative agent and Issuing Bank and the retiring Administrative Agent's appointment, powers, and duties as Administrative Agent shall be terminated and the retiring Issuing Bank's rights, powers, and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the LCs, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such LCs. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 and Sections 9.2 and 9.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Bank of America agrees that, for so long as Bank of America remains Administrative Agent and so long as no Event of Default has occurred and is continuing, Bank of America, together with its Affiliates, will hold a Commitment aggregating no less than the amount equal to the smallest Commitment held by any Lender (without giving effect to any mergers thereof other than Bank of America).

        8.10    Administrative Agent May File Proofs of Claim.     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Company, Administrative Agent (irrespective of whether the principal of any Loan or any LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, any LC Exposure, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel) and all other amounts due Lenders and Administrative Agent under Sections 2.3 and 9.2 allowed in such judicial proceeding; and

          (b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

  and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements, and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.3 and 9.2.

          Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment, or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        8.11    Collateral and Guaranty Matters.     Lenders irrevocably authorize Administrative Agent, at its option and in its discretion:

          (a)  to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of every LC, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified, in writing by Requisite Lenders or all Lenders (to the extent the approval of all Lenders is required pursuant to Section 9.5); and

          (b)  to release any Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Significant Subsidiary as a result of a transaction permitted hereunder.

          Upon request by Administrative Agent at any time, Requisite Lenders will confirm in writing Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 8.11.

        8.12    Other Agents; Arrangers and Managers.     None of Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "book manager," "arranger," "lead arranger," or "co-arranger" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, no Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

        8.13    Approval of Lenders.

          (a)  All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (A) within thirty (30) days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by all Lenders, and (B) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by Requisite Lenders, in each instance, after receipt of the request therefore by Administrative Agent (in either event, the "Lender Reply Period").

          (b)  Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) contained in a request described in clause (a) above that is marked "REQUEST FOR APPROVAL" within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

SECTION 9

MISCELLANEOUS

        9.1    Assignments and Participations in Loans.

          (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 9.1(b), (ii) by way of participation in accordance with the provisions of Section 9.1(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.1(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.1(b) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

          (b)  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Exposure) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Section 9.1(g)) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment Agreement with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment Agreement, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Administrative Agent and Issuing Bank unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 9.1(c), from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.6, 2.7, 9.2, and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.1(d).

          (c)  Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent's office a copy of each Assignment Agreement delivered to it and a Register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive, and Borrower, Administrative Agent, and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LC Exposure) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver, or other modification described in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) or (x) of Section 9.5(a) that directly affects such Participant. Subject to Section 9.1(e), Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6 and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.1(b). Each Participant agrees to be subject to Section 9.4 as though it were a Lender.

          (e)  A Participant shall not be entitled to receive any greater payment under Section 2.6 or 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.6 unless Borrower is notified of the participation sold to such Participant.

          (f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g)  As used in this Section 9, the following terms have the following meanings:

            "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Administrative Agent and Issuing Bank, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          (h)  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon thirty (30) days' notice to Borrower and Lenders, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, Borrower shall be entitled to appoint from among Lenders a successor Issuing Bank hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank. If Bank of America resigns as Issuing Bank, then it shall retain all the rights and obligations of Issuing Bank hereunder with respect to any LC outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto.

        9.2    Expenses.     Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly: (a) all the actual and reasonable costs and expenses of Administrative Agent in connection with the syndication oft he Total Commitment and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; (b) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance, and solvency requirements; (c) the reasonable fees, expenses, and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower; and (d) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Credit Parties in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

        9.3    INDEMNITY.

          (A)  IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 9.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, BORROWER AGREES TO DEFEND (SUBJECT TO INDEMNITEES' SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS THE CREDIT PARTIES AND THEIR RESPECTIVE REPRESENTATIVES AND AFFILIATES (COLLECTIVELY CALLED THE "INDEMNITEES"), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES (AS HEREINAFTER DEFINED); PROVIDED,THAT ALTHOUGH EACH INDEMNITEE HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN ORDINARY NEGLIGENCE, BORROWER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNITEE AS DETERMINED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION; AND PROVIDED FURTHER THAT BORROWER SHALL NOT HAVE ANY SUCH OBLIGATION TO INDEMNIFY ANY LENDER THAT HAS MATERIALLY BREACHED ITS OBLIGATIONS UNDER THIS AGREEMENT AND, IN THE CASE OF ISSUING BANK, ANY LC AGREEMENT.

          (B)  AS USED HEREIN, "INDEMNIFIED LIABILITIES" MEANS, COLLECTIVELY, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES (INCLUDING NATURAL RESOURCE DAMAGES), PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS), COSTS (INCLUDING THE COSTS OF ANY INVESTIGATION, STUDY, SAMPLING, TESTING, ABATEMENT, CLEANUP, REMOVAL, REMEDIATION, OR OTHER RESPONSE ACTION NECESSARY TO REMOVE, REMEDIATE, CLEAN UP, OR ABATE ANY HAZARDOUS MATERIALS ACTIVITY), EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE, OR JUDICIAL PROCEEDING COMMENCED OR THREATENED BY ANY PERSON, WHETHER OR NOT ANY SUCH INDEMNITEE SHALL BE DESIGNATED AS A PARTY OR A POTENTIAL PARTY THERETO, AND ANY FEES OR EXPENSES INCURRED BY INDEMNITEES IN ENFORCING THIS INDEMNITY), WHETHER DIRECT, INDIRECT, OR CONSEQUENTIAL AND WHETHER BASED ON ANY LEGAL REQUIREMENTS (INCLUDING SECURITIES AND COMMERCIAL LEGAL REQUIREMENTS AND ENVIRONMENTAL LAWS), COMMON LAW, OR EQUITABLE CAUSE OR ON CONTRACT OR OTHERWISE, THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH INDEMNITEE, IN ANY MANNER RELATING TO OR ARISING OUT OF (I) THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING LENDERS' AGREEMENT TO MAKE THE LOANS HEREUNDER, ISSUING BANK'S AGREEMENT TO ISSUE LCS HEREUNDER, OR THE USE OR INTENDED USE OF THE PROCEEDS THEREOF, OR ANY ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS (INCLUDING ANY SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON ANY OF THE COLLATERAL), (II) THE STATEMENTS CONTAINED IN THE COMMITMENT LETTER DELIVERED BY ANY LENDER TO BORROWER WITH RESPECT THERETO, OR (III) ANY

  ENVIRONMENTAL CLAIM OR ANY HAZARDOUS MATERIALS ACTIVITY RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, ANY PAST OR PRESENT ACTIVITY, OPERATION, LAND OWNERSHIP, OR PRACTICE OF ANY COMPANY.

          (C)  TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY, AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LEGAL REQUIREMENT OR PUBLIC POLICY, BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

        9.4    Ratable Sharing.     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees, and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment, and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, then those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

        9.5    Amendments and Waivers.

          (a)  No amendment, modification, termination, or waiver of any provision of this Agreement, the Notes, or the other Loan Documents, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver, or consent shall:

      (i)
      increase the Total Commitment to an amount in excess of $150,000,000 without written consent of each Lender;

      (ii)
      increase the amount of any Lender's Commitment or reduce the principal amount of any of the Loans, in each case without written consent of each Lender directly affected thereby;

      (iii)
      change in any manner the definitions of "Pro Rata Share," "Commitment Percentage," or "Requisite Lenders," without the written consent of all Lenders;

      (iv)
      change in any manner any provision of this Agreement, which, by its terms, expressly requires the approval or concurrence of all Lenders, without the written consent of all Lenders;

      (v)
      postpone the scheduled final maturity date of any of the Loans or change in any manner the provisions contained in Section 7.1 without the written consent of each Lender directly affected thereby;

      (vi)
      change the rate, amount, or scheduled date for payment of any interest or fees payable hereunder without the written consent of each Lender directly affected thereby;

      (vii)
      increases the maximum duration of Interest Periods permitted hereunder without the written consent of each Lender directly affected thereby;

      (viii)
      change in any manner the provisions contained in this Section 9.5 without the written consent of all Lenders;

      (ix)
      except as provided below, release all or any material portion of the Collateral (other than Collateral sold or otherwise disposed of in transactions not prohibited by this Agreement) without the written consent of all Lenders;

      (x)
      except as provided below, release or waive the requirement of any guaranty without the written consent of all Lenders; or

      (xi)
      solely for purposes of determining the Applicable Margin and not for purposes of determining compliance with any financial covenant, change the manner of computation of any financial covenant (including any defined terms with respect thereto) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan without the written consent of each Lender affected thereby.

          (b)  Any amendment or supplement to, or waiver or consent under, any Loan Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by the affected Agent or Issuing Bank, as the case may be (in addition to the Requisite Lenders or all Lenders, as the case may be, as required by this Section 9.5): (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to such Agent or Issuing Bank under any Loan Document, except, in each case, any adjustments or reductions that are contemplated by any Loan Document; (ii) increases such Agent's or Issuing Bank's, as the case may be, obligations beyond its commitments under any Loan Document; or (iii) changes this clause (b) or any other matter specifically requiring the consent of such Agent or Issuing Bank, as the case may be, under any Loan Document.

          (c)  Any LC may be renewed, extended, amended, replaced, or canceled consistent with the terms of this Agreement by a writing executed by Issuing Bank and Borrower if that writing is first approved in writing by Administrative Agent.

          (d)  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers, or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender, and, if signed by Borrower, on Borrower.

        9.6    Independence of Covenants.     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of another covenant shall not avoid the occurrence of a Potential Default or Event of Default if such action is taken or condition exists.

        9.7    Notices.     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on Schedule 2.1 or (a) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto, and (b) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

        9.8    Survival of Representations, Warranties, and Agreements.

          (a)  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Event of Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any LC shall remain outstanding.

          (b)  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.6(d), 2.7, 9.2, and 9.3 and the agreements of Lenders set forth in Sections 8.7 and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

        9.9    Failure or Indulgence Not Waiver; Remedies Cumulative.     No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right, or privilege hereunder or under any other Loan Document shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        9.10    Marshalling; Payments Set Aside.     Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, any other Legal Requirement, common law, or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights, and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

        9.11    Severability.     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        9.12    Obligations Several; Independent Nature of Lenders' Rights.     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture, or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

        9.13    Headings.     Section and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        9.14    Applicable Law.     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        9.15    Successors and Assigns.     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to Section 9.1). Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders.

        9.16    Consent to Jurisdiction and Service of Process.     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address provided in Section 9.7, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

        9.17    Waiver of Jury Trial.     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        9.18    Confidentiality.     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loan or any participations therein or disclosures required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any Lender be obligated or required to return any materials furnished by any Company.

        9.19    Counterparts; Effectiveness.     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank;
signature pages to follow]

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TRAMMELL CROW COMPANY, a Delaware corporation, as Borrower
By:	/s/ DEREK R. MCCLAIN Derek R. McClain Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank, and a Lender
By:	/s/ RONALD ODLOZIL Ron Odlozil Principal

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

FLEET NATIONAL BANK, as Syndication Agent and a Lender
By:	/s/ JAMES B. MCLAUGHLIN
Name:	James B. McLaughlin
Title:	Director

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

FIRST TENNESSEE BANK, N.A., as a Lender
By:	/s/ SAM JENKINS
Name:	Sam Jenkins
Title:	Senior Vice President

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ TIMOTHY B. KENNEY
Name:	Timothy B. Kenney
Title:	Vice President

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ ABID GILANI
Name:	Abid Gilani
Title:	Managing Director

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ JULIE ANNE THICK
Name:	Julie Anne Thick
Title:	First Vice President

SIGNATURE PAGE TO
CREDIT AGREEMENT
EXECUTED BY
TRAMMELL CROW COMPANY, AS BORROWER,
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
AND THE LENDERS DEFINED THEREIN

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ PATRICK TROWBRIDGE
Name:	Patrick Trowbridge
Title:	Vice President

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

        This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as modified, amended, renewed, extended, and restated from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any LC or Guaranty included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]
3.	Borrower(s):	Trammell Crow Company, a Delaware corporation
4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:	The Credit Agreement, dated as of June 28, 2002, among Trammell Crow Company, Bank of America, N.A., as Administrative Agent and as Issuing Bank, and then Lenders defined therein.
6.	Assigned Interest:
Facility Assigned		Aggregate Total Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Total Commitment(1)
	(2)	$	$		%
		$	$		%
		$	$		%
[7.	Trade Date:	](3)

Effective Date:                         , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:

Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:

Title:

*
Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(1)
Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

(2)
Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).

(3)
To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent and Issuing Bank
By:

Name:

Title:

Consented to:
TRAMMELL CROW COMPANY, a Delaware corporation
By:

Name:

Title:

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.    Representations and Warranties.

          1.1.    Assignor.    The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.

          1.2.    Assignee.    The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees with Assignor for the benefit of Administrative Agent and Borrower that (i) it will, independently and without reliance on Administrative Agent, the Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2.    Payments.     From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees, and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        3.    General Provisions.     This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

4

EXHIBIT B

FORM OF BORROWER PLEDGE AGREEMENT

        THIS BORROWER PLEDGE AGREEMENT (this "Agreement") is dated as of June 28, 2002 and entered into by and between TRAMMELL CROW COMPANY, a Delaware corporation ("Pledgor"), and BANK OF AMERICA, N.A., a national banking association, as agent for and representative of (in such capacity herein called "Secured Party") the Credit Parties defined in the Credit Agreement defined below.

R E C I T A L S

        1.    Reference is hereby made to that certain Credit Agreement dated of even date herewith, executed by Pledgor, Secured Party, as Administrative Agent and as Issuing Bank, and the Lenders defined therein (as modified, amended, renewed, extended, restated, or supplemented from time to time, the "Credit Agreement"), pursuant to which Lenders have made certain Commitments, subject to the terms and conditions set forth in the Credit Agreement, to make Loans to Pledgor.

        2.    Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

        3.    Pledgor is the legal and beneficial owner of (a) the shares of stock (the "Pledged Shares") described in Part A of Schedule 1 attached hereto and issued by the corporations named therein, and (b) the partnership interests in limited partnerships or general partnerships, as the case may be, and membership interests in limited liability companies, if any, described in Part B of Schedule 1attached hereto (collectively, the "Pledged Interests").

        4.    It is a condition precedent to the making of the Loans by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party, for the benefit of the Credit Parties, as follows:

          1.    Pledge of Security.    Pledgor hereby pledges and assigns to Secured Party, for the ratable benefit of the Credit Parties, and hereby grants to Secured Party, for the ratable benefit of the Credit Parties, a security interest in, all of Pledgor's right, title, and interest in and to the following (the "Collateral"):

            (a)  the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributable in respect of or in exchange for any or all of the Pledged Shares;

            (b)  the Pledged Interests, including without limitation all of Pledgor's right, title, and interest as a partner in any partnership or as a member of any limited liability company, whether such right, title, and interest arises under any partnership agreement or limited liability company agreement (any such agreement being a "Formation Agreement") or otherwise, including, without limitation, all of Pledgor's right to vote, together with all other rights, interest, claims, and other property of Pledgor in any manner arising out of or relating to its partnership or membership interests, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation: (i) all rights of Pledgor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to any Formation Agreement or otherwise in respect of any partnership or limited liability company; (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to any partnership or limited liability company; (iii) all claims of

    Pledgor for damages arising out of, or for the breach of, or default under, any Formation Agreement; and (iv) any certificated or uncertificated security evidencing any of the foregoing issued by any partnership or limited liability company;

            (c)  all additional shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options, or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options, or other rights;

            (d)  all shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Significant Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options, or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options, or other rights;

            (e)  to the extent not included in any other paragraph of this Section 1, all other general intangibles (including without limitation, tax refunds and rights to demand issuance of a certificate evidencing the Collateral), arising out of or in connection with rights to payment or performance, choses in action, and judgments taken on any rights or claims included in the Collateral described in clauses (a) through (d)above;

            (f)    all of Pledgor's right, title, and interest in and to all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

            (g)  to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Collateral.

          2.    Security for Obligations.    This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all renewals or extensions thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, and all or any portion of such obligations or

2

  liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer, or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "Secured Obligations").

          3.    Delivery of Collateral.    All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 6(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

          4.    Representations and Warranties.    Pledgor represents and warrants as follows:

            (a)    Due Authorization, etc. of Collateral.    All of the Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable.

            (b)    Description of Collateral.    The Pledged Shares constitute all of the issued and outstanding shares of stock of each of the Significant Subsidiaries of Pledgor and there are no outstanding warrants, options, or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Interests constitute all of the partnership interests and limited liability interests owned by the Significant Subsidiaries of Pledgor in the partnerships or limited liability companies listed in Schedule 1.

            (c)    Ownership of Collateral.    Pledgor is the legal, record, and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement.

            (d)    Governmental Authorizations.    No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by Pledgor of the Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery, or performance of this Agreement by Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

            (e)    Perfection.    With respect to Collateral in which the security interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the appropriate state for such filing, the security interest in that Collateral will be fully perfected and the security interest will constitute a first-priority Lien on such Collateral, securing payment of the Secured Obligations. With respect to Collateral consisting of investment property, deposit accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed control agreement with respect to such Collateral, the security interest in that Collateral will be fully perfected and the security interest will constitute a first-priority Lien on such Collateral, securing payment of the Secured Obligations. None of the Collateral has been delivered nor control with respect thereto given to any other Person.

3

            (f)    Margin Regulations.    The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

            (g)    Other Information.    All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all material respects.

          5.    Assurances and Covenants of Pledgor.

            (a)    Transfers and Other Liens.    Except as permitted by the terms of the Credit Agreement, Pledgor shall not:

              (i)    except as expressly permitted by the Credit Agreement, sell, assign (by operation of law or otherwise), pledge, or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral;

              (ii)  create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Encumbrances;

              (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding shares of any other constituent corporation;

              (iv)  permit any issuer of Pledged Interests in a partnership to merge or consolidate unless all the outstanding partnership interests of the surviving or resulting entity is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding interests of any other constituent partnership;

              (v)  permit any issuer of Pledged Interests in a limited liability company to merge or consolidate unless all the outstanding limited liability company interests of the surviving or resulting entity is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding interests of any other constituent limited liability company.

            (b)    Additional Collateral.    Pledgor shall (i) cause each (A) corporation that is an issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, or (B) partnership or limited liability company that is an issuer of Pledged Interests not to issue partnership or limited liability company interests in addition to or in substitution for the Pledged Interests issued by such partnership or limited liability company, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Significant Subsidiary of Pledgor.

            (c)    Pledge Amendments.    Pledgor shall, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b), promptly (and in any event within five (5) Business Days) deliver to Secured Party a Pledge and Security Amendment, duly executed by Pledgor, in substantially the form of Exhibit A attached hereto (a "Pledge and Security Amendment"), in respect of the additional Pledged Shares to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge and Security Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge and Security Amendment delivered to Secured Party shall for all purposes

4

    hereunder be considered Collateral; provided that the failure of Pledgor to execute a Pledge and Security Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

            (d)    Loss or Depreciation of Collateral.    Pledgor shall promptly notify Secured Party of any event of which it becomes aware that causes any loss or depreciation in the value of any portion of the Collateral that could result in a Material Adverse Effect.

            (e)    Written Notices.    Pledgor shall promptly deliver to Secured Party all written notices received by it with respect to the Collateral.

            (f)    Taxes and Assessments.    Pledgor shall pay promptly when due all taxes, assessments, and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and in which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP, have been made or provided therefor; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies, or claims not later than five (5) days prior to the date of any proposed sale under any judgement, writ, or warrant of attachment entered or filed against Pledgor or any of the Collateral as a result of the failure to make such payment.

            (g)    Further Assurances Perfection.    Pledgor shall from time to time, at the expense of Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will:

              (i)    at the request of Secured Party, mark conspicuously each item of its records pertaining to the Collateral with a legend in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby;

              (ii)  execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

              (iii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral; and

              (iv)  take any and all action that may be necessary or appropriate to cause any partnership or limited liability company to which Pledgor is a partner or member, respectively, and which constitute Pledged Interests, to register the security interest of Secured Party in the Pledged Interests, including, without limitation, to deliver to such partnership or limited liability company, as the case may be, instructions to register pledge substantially in the form of Exhibit B attached hereto and, to this end, cause such partnership or limited liability company to register the security interest granted hereby upon the books of such partnership or limited liability company, as the case may be, in accordance with Article 8 of the Uniform Commercial Code, as adopted in the State of Texas (the "Code").

5

            (h)    Authorization to File Financing Statements.    Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, with or without the signature of Pledgor, in such filing offices as Secured Party shall deem appropriate, and, shall pay Secured Party's reasonable costs and expenses incurred in connection therewith.

            (i)    Formation Agreements.    Pledgor shall, at its expense: (i) perform and comply in all material respects with all terms and provisions of any applicable Formation Agreement required to be performed or complied with by such agreement; (ii) maintain such Formation Agreement in full force and effect, without any cancellation or termination thereof, or any amendment, supplement, or other modification thereto (if such action could adversely affect the rights and remedies of the Credit Parties under the Loan Documents), except as explicitly required or contemplated by its terms (as in effect on the date hereof) or as permitted under the Credit Agreement, without the prior written consent of Secured Party; (iii) enforce such Formation Agreement in accordance with its terms, without waiving any default under or breach of such Formation Agreement or waiving, failing to enforce, forgiving, or releasing any material right, interest, or entitlement of any kind, howsoever arising, under or in respect of such Formation Agreement; and (iv) take all such action to that end as from time to time may be reasonably requested by Secured Party.

          6.    Voting Rights; Dividends; Etc.

            (a)  So long as no Event of Default shall have occurred and be continuing:

              (i)    Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement;

              (ii)  Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Collateral; and

              (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders, and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal, or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b)  Upon the occurrence and during the continuation of an Event of Default:

              (i)    upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

              (ii)  all rights of Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends; and

              (iii) all dividends which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to

6

      Secured Party as Collateral in the same form as so received (with any necessary endorsements).

            (c)  In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 6(a)(ii) or Section 6(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders, and other instruments as Secured Party may from time to time reasonably request, and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges, and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

            (d)  Notwithstanding any of the foregoing, Pledgor agrees that this Agreement shall not in any way be deemed to obligate Secured Party or any Lender to assume any of Pledgor's obligations, duties, expenses, or liabilities arising out of this Agreement (including, without limitation, Pledgor's obligations as the holder of the Pledged Shares and as holder of the Pledged Interests) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Pledgor Obligations") unless Secured Party or Lender otherwise expressly agrees to assume any or all of said Pledgor Obligations in writing. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party as a partner of any partnership or a member of any limited liability company; provided, however, that in the event Secured Party or any Lender elects to become a substituted partner of any partnership or a member of any limited liability company in place of Pledgor, Secured Party or such Lender, as the case may be, shall be entitled to and shall become such a substitute partner or member, to the extent permitted by the terms of such partnership or limited liability company agreement.

          7.    Secured Party Appointed Attorney-in-Fact.    Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (a)  to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor;

            (b)  upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c)  upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect any instruments made payable to Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

7

            (d)  upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

          8.    Secured Party May Perform.    If Pledgor fails to perform any agreement contained herein, then Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 12(b).

          9.    Standard of Care.    The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

          10.    Remedies.

            (a)  If any Event of Default shall have occurred and be continuing, then Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at

8

    the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, then Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

            (b)  Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

            (c)  If Secured Party determines to exercise its right to sell any or all of the Collateral, then upon Secured Party's written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          11.    Application of Proceeds.    Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

            FIRST: To the payment of all costs and expenses of such sale, collection, or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities, and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 12;

            SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the Credit Parties) and as cash collateral to secure any outstanding LC Exposure; and

9

            THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          12.    Indemnity and Expenses.

            (a)  Pledgor agrees to indemnify each Credit Party from and against any and all claims, losses, and liabilities in any way relating to, growing out of, or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses, or liabilities result solely from such Credit Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

            (b)  Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          13.    Continuing Security Interest; Transfer of Loans.    This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Total Commitment, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of Section 9.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of the Total Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          14.    Secured Party as Agent.

            (a)  Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

            (b)  Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under Section 8.9 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested

10

    with all the rights, powers, privileges, and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any resigning or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          15.    Amendments; Etc.    No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by Pledgor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          16.    Notices.    Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telecopy or United States mail or courier service to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Such notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or three (3) Business Days after depositing it in the United states mail with postage prepaid and properly addressed; provided that any notice, request, or demand to or upon Administrative Agent or Lenders shall not be effective until received.

          17.    Failure or Indulgence Not Waiver: Remedies Cumulative.    No failure or delay on the part of Secured Party in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          18.    Severability.    In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          19.    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          20.    Governing Law; Terms    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER

11

  THAN THE STATE OF TEXAS. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Code are used herein as therein defined.

          21.    Consent to Jurisdiction and Service of Process.    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided on the signature page hereof, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

          22.    Waiver of Jury Trial.    PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          23.    Counterparts.    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        [Remainder of page intentionally blank.
Signature page follows.]

12

        IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TRAMMELL CROW COMPANY, a Delaware corporation

By:
Name:
Title:

Notice Address:
3400 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201 Attention: Thomas McNearney Telecopy: (214) 863-4200

BANK OF AMERICA, N.A., a national banking association, individually and as Administrative Agent

By:
Name:
Title:

Notice Address:
Bank of America, N.A. 901 Main Street, 64th Floor Dallas, TX 75202 Attn: Mr. Ron Odlozil Telecopy: (214) 209-0085
With a copy to:
Banc of America Securities LLC 100 North Tryon Street, 15th Floor Charlotte, NC 28255 Attn: Mr. Anthony Fertitta Telecopy: (704) 386-0255

SCHEDULE 1

PART A

Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares

PART B

Limited Partnerships

(lp or gp)	Limited Partnership	Percent Interest
None

Limited Liability Companies

Limited Liability Company	Percent Interest
None

EXHIBIT A
to Borrower Pledge Agreement

PLEDGE AMENDMENT

        This Pledge Amendment, dated                        , 200    , is delivered pursuant to Section 6(c) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Borrower Pledge Agreement dated as of                        , 2002, between the undersigned and Bank of America, N.A., as Secured Party (the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares/Pledged Interests] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Interests] and shall become part of the Collateral and shall secure all Secured Obligations.

TRAMMELL CROW COMPANY, a Delaware corporation
By:
Name:
Title:
Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares

Limited Partnerships

(lp or gp)	Limited Partnership	Percent Interest

Limited Liability Companies

Limited Liability Company	Percent Interest

EXHIBIT B
to Borrower Pledge Agreement

FORM OF INSTRUCTION TO REGISTER PLEDGE

INSTRUCTION TO REGISTER PLEDGE

                        , 200
[NAME OF PARTNERSHIP/LLC]

Attention:

Ladies and Gentlemen:

        Trammell Crow Company, a Delaware corporation (the "Registered Owner"), hereby instructs [NAME OF PARTNERSHIP/LLC], a [STATE OF FORMATION] [TYPE OF ENTITY] (the "Issuer"), to register the pledge of all of the Registered Owner's rights, title, and interest in and to the Registered Owner's entire [limited/general partner] [membership] interests in the Issuer (the "Interests"), in favor of Bank of America, N.A. as Administrative Agent (the "Registered Pledges"), pursuant to the Borrower Pledge Agreement dated as of                        , 2002, as it may be amended or restated from time to time, between the Registered Owner and the Registered Pledges.

        The Issuer is further instructed by the Registered Owner to promptly inform the Registered Pledges of the registration of this pledge by sending an initial transaction statement to the Registered Pledges to its office located at                                                                                 , Attention:                                        .

        The Registered Owner hereby warrants that (a) it is an appropriate person to originate this instruction, (b) it is entitled to effect the instruction here given, and (c) its taxpayer identification number is                                        .

Very truly yours,
TRAMMELL CROW COMPANY, a Delaware corporation

By:
Name:
Title:

2

CONSENT OF THE ISSUER

        The Issuer hereby consents and agrees to cause the pledge of the Partnership Interest referenced above to be registered on the books and records of the Issuer.

[NAME OF PARTNERSHIP/LLC], a [STATE OF FORMATION] [TYPE OF ENTITY]
By:
its general partner
By:

Name:
Title:

EXHIBIT C

FORM OF CERTIFICATE RE NON-BANK STATUS

        Reference is hereby made to that certain Credit Agreement dated as of June 28, 2002, by and among Trammell Crow Company, a Delaware corporation, Bank of America, N.A., as Administrative Agent and as Issuing Bank, and the Lenders defined therein (as modified, amended, renewed, extended, restated, or supplemented from time to time, the "Credit Agreement"). Pursuant to Section 2.7(b)(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[LENDER]
By:

Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

        Reference is hereby made to that certain Credit Agreement dated as of June 28, 2002 (as modified, amended, renewed, restated or supplemented from time to time, the "Credit Agreement"), among Trammell Crow Company, a Delaware corporation, as Borrower ("Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, "Administrative Agent") and as Issuing Bank (as defined therein). The undersigned, as                         of Borrower, pursuant to Section 5.1(c) of the Credit Agreement, hereby, certifies to Administrative Agent in such capacity on behalf of Borrower and without individual liability as follows:

          1.    A review of the activities of Borrower during the most recently ended fiscal quarter of Borrower has been made under my supervision.

          2.    As of the date hereof, all of the representations and warranties of Borrower contained in the Credit Agreement and each of the Loan Documents (as defined in the Credit Agreement) are true and correct in all material respects (unless such representations and warranties are, by their express terms, limited to a specific date).

          3.    No event has occurred and is continuing which constitutes a Potential Default or Event of Default.

          4.    The Companies' floating rate Indebtedness (other than Indebtedness arising from Real Estate Investments for which interest is being capitalized in accordance with GAAP and for which Borrower has obtained construction loan financing pursuant to which construction loan advances are (or can be) made in the amount of such interest expense) in excess of $30,000,000 (in $5,000,000 increments) is subject to one or more Interest Rate Agreements with a Lender or other Person reasonably acceptable to Administrative Agent.

          5.    Borrower has not, and has not permitted any of its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any sum for any Restricted Junior Payment, except for Permitted Distributions (so long as no Event of Default exists or would result therefrom) and Permitted Redemptions (so long as no Event of Default exists or would result therefrom).

          6.    The following covenant computations, together with the supporting schedules attached hereto, are true and correct:

(a)	Minimum Interest Coverage Ratio.
	(i)	Gross EBITDA (See Schedule 1 attached hereto)	$
	(ii)	Interest Expense	$
	(iii)	Ratio of (i) to (ii)
	(iv)	Required Minimum	3.0 to 1.0
(b)	Minimum Fixed Charge Coverage Ratio.
	(i)	Gross EBITDA	$
	(ii)	Fixed Charges	$
	(iii)	Ratio of (i) to (ii)	$
	(iv)	Required Minimum	1.75 to 1.00
(c)	Minimum Net Worth.
	(i)	GAAP Asset Value	$
	(ii)	Total Liabilities	$

	(iii)	Sum of (i) minus (ii)
	(iv)	Required Minimum		(1)
(d)	Minimum Revenues.
	(i)	Total Revenues	$
	(ii)	Required Minimum	$125,000,000
(e)	Minimum Liquidity.
	(i)	Liquid Assets	$
	(ii)	Required Minimum	$25,000,000
(f)	Current Ratio.
	(i)	Current Assets	$
	(ii)	Current Liabilities	$
	(iii)	Ratio of (i) to (ii)
	(iv)	Required Minimum	1.10 to 1.00	(2)
(g)	Maximum Total Leverage Ratio.
	(i)	Total Debt	$
	(ii)	Gross EBITDA	$
	(iii)	Ratio of (i) to (ii)
	(iv)	Maximum Permitted		(3)
(h)	Maximum Investment in Real Estate Investments.
	(i)	Real Estate Investments	$
	(ii)	Gross EBITDA	$
	(iii)	Ratio of (i) to (ii)
	(iv)	Maximum Permitted(4)	$
(i)	Maximum Investment in Real Estate Investments in Unconsolidated Entities and Fund IV (without duplication).
	(i)	Investments in Real Estate in Unconsolidated Entities and Funds	$
	(ii)	Maximum Permitted	$100,000,000

(1)
See Section 6.4(c) of the Credit Agreement.

(2)
       Carve-Out — see 6.4(f)

(3)
Period	Ratio
Closing Date through December 31, 2003	3.50 to 1.0
January 1, 2004 and thereafter	3.25 to 1.0
(4)
See Section 6.4(h) of the Credit Agreement.

2

Date:

of
Trammell Crow Company, a Delaware corporation

Schedule 1 to Exhibit D

EXHIBIT E

FORM OF SUBSIDIARY GUARANTY

        THIS GUARANTY AGREEMENT is executed as of June 28, 2002, by each of the direct and indirect Subsidiaries of TRAMMELL CROW COMPANY, a Delaware corporation ("Borrower"), listed on Schedule 1 attached hereto or who become a party hereto pursuant to Section 5.11 below (each a "Guarantor" and collectively "Guarantors") for the benefit of the Loan Parties defined below.

W I T N E S S E T H:

        1.    Borrower may from time to time be indebted to the Loan Parties pursuant to that certain Credit Agreement dated as of June 28, 2002 (as modified, amended, renewed, restated or supplemented from time to time, the "Credit Agreement"), among Trammell Crow Company, a Delaware corporation, as Borrower ("Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, "Administrative Agent") and as Issuing Bank (as defined therein). (Administrative Agent, Issuing Bank, and Lenders, together with their respective successors and assigns, are herein called the "Loan Parties").

        2.    Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

        3.    The Loan Parties are not willing to make Loans under the Credit Agreement or otherwise extend credit to Borrower unless Guarantors guarantee payment of all present and future indebtedness and obligations of Borrower to the Loan Parties under the Credit Agreement and the Loan Documents.

        4.    Each Guarantor will benefit, directly and indirectly, from the Loan Parties' extension of credit to Borrower.

        NOW, THEREFORE, as an inducement to the Loan Parties to enter into the Credit Agreement and to make Loans and issue LCs to Borrower thereunder, and to extend such credit to Borrower as the Loan Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Debt (hereinafter defined) as more specifically described herein below in Section 1.3 and hereby agree as follows:

SECTION 1

NATURE AND SCOPE OF GUARANTY

        1.1    Definition of Guaranteed Debt.     As used herein, the term "Guaranteed Debt" means:

          (a)  All principal, interest, fees, reasonable attorneys' fees, commitment fees, liabilities for costs and expenses, and other indebtedness, obligations, and liabilities of Borrower to the Loan Parties at any time created or arising in connection with the Credit Agreement, including, but not limited to, all indebtedness, obligations, and liabilities of Borrower to the Loan Parties arising under the Notes and the other Loan Documents; and

          (b)  All costs, expenses, and fees, including, but not limited to court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations, and liabilities of Borrower to the Loan Parties described in item (a) of this Section 1.1.

        1.2    Guaranteed Debt Not Reduced by Offset.     The indebtedness, liabilities, obligations, and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantors to the Loan Parties hereunder, shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense of Borrower or any other party against any Loan Party or against payment of the Guaranteed Debt, whether such offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or Guarantors' liability hereunder, to the extent that any Loan Party advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantors are absolutely liable, jointly and severally, to make such payments to (and confer such benefits on) such Loan Party, on a timely basis.

        1.3    Guaranty of Obligation.     Guarantors hereby irrevocably guarantee, jointly and severally, to the Loan Parties (a) the due and punctual payment of the Guaranteed Debt, and (b) the timely performance of all other obligations now or hereafter owed by Borrower to the Loan Parties under the Credit Agreement. Each Guarantor hereby irrevocably covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

        1.4    Nature of Guaranty.     This Guaranty Agreement is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty Agreement may not be revoked by any Guarantor; provided, however, if, according to applicable Legal Requirements, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Guaranty Agreement shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to Guaranteed Debt which has then not yet arisen, then any Guarantor may deliver to Administrative Agent written notice, in addition to giving such notice as provided in Section 5.2 hereof, that such Guarantor will not be liable hereunder for any Guaranteed Debt created, incurred, or arising after the giving of such notice, and such notice will be effective as to such Guarantor from and after (but not before) such times as said written notice is actually delivered to, in addition to giving such notice as provided in Section 5.2 hereof, and received by and receipted for in writing by Administrative Agent; provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other person or entity with respect to any Guaranteed Debt theretofore existing or thereafter existing, arising, renewed, extended, or modified; provided, further, that such notice shall not affect, impair, or release the liability and responsibility of any such Guarantor with respect to Guaranteed Debt created, incurred, or arising (or in respect of any Guaranteed Debt agreed or contemplated, in any respect, to be created, whether advanced or not and whether committed to by the Loan Parties or not, including, without limitation, any discretionary advances or extensions of credit which may be made by any Loan Party at its option in the future under any type of loan or credit agreement, arrangement, or undertaking) prior to the receipt of such notice by Administrative Agent as aforesaid, or in respect of any renewals, extensions, or modifications of such Guaranteed Debt, or in respect of interest or costs of collection thereafter accruing on or with respect to such Guaranteed Debt, or with respect to attorneys' fees thereafter becoming payable hereunder with respect to such Guaranteed Debt, and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by any Guarantor. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced, or paid in full shall not release, discharge, or reduce the obligation of Guarantors with respect to indebtedness or obligations of Borrower to the Loan Parties thereafter incurred (or other Guaranteed Debt thereafter arising) under the Credit Agreement, the Notes, or otherwise. This Guaranty Agreement may be enforced by the Loan Parties and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

        1.5    Payment by Guarantors.     If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, then Guarantors shall, immediately upon demand by Administrative Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Administrative Agent, for the benefit of the Loan Parties, at Administrative Agent's principal office in Dallas, Texas. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to

2

the same or different items of Guaranteed Debt. Such demand shall be deemed made, given, and received in accordance with Section 5.2 hereof.

        1.6    Payment of Expenses.     In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty Agreement, then Guarantors shall, immediately upon demand by Administrative Agent, pay to Administrative Agent, for the benefit of the Loan Parties, all costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Loan Parties in the enforcement hereof or the preservation of the Loan Parties' rights hereunder. The covenant contained in this Section 1.6 shall survive the payment of the Guaranteed Debt.

        1.7    No Duty to Pursue Others.     It shall not be necessary for any Loan Party (and Guarantors hereby waive any rights which Guarantors may have to require any Loan Party), in order to enforce such payment by any Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (b) enforce the Loan Parties' rights against any security which shall ever have been given to secure the Guaranteed Debt, (c) enforce the Loan Parties's rights against any other Guarantor or any other guarantors of the Guaranteed Debt, (d) join Borrower, any other Guarantor, or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (e) exhaust any remedies available to the Loan Parties against any security which shall ever have been given to secure the Guaranteed Debt, or (e) resort to any other means of obtaining payment of the Guaranteed Debt. The Loan Parties shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Debt. Further, each Guarantor expressly waives each and every right to which any it may be entitled by virtue of the suretyship law of the State of Texas, including without limitation, any rights pursuant to Rule 31, Texas Rules of Civil Procedure, Articles 1986 and 1987, Revised Civil Statutes of Texas and Chapter 34 of the Texas Business and Commerce Code.

        1.8    Waiver of Notices, etc.     Each Guarantor agrees to the provisions of the Credit Agreement, the Notes, and the other Loan Documents, and hereby waives notice of (a) any loans or advances made by any Loan Party to Borrower, (b) acceptance of this Guaranty Agreement, (c) any amendment or extension of the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document pertaining to all or any part of the Guaranteed Debt, (d) the execution and delivery by Borrower and any Loan Party of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any Potential Default or Event of Default, (f) any Loan Party's transfer or disposition of the Guaranteed Debt, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (h) protest, proof of nonpayment, or default by Borrower, (i) the release of any other Guarantor, or (j) any other action at any time taken or omitted by any Loan Party, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Credit Agreement, the Notes, the other Loan Documents, and any documents or agreements evidencing, securing, or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

        1.9    Effect of Bankruptcy, Other Matters.     In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership, or other debtor relief law, or any judgment, order, or decision thereunder, or for any other reason, (a) any Loan Party must rescind or restore any payment, or any part thereof, received by such Loan Party in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to any Guarantor by such Loan Party shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (b) Borrower shall cease to be liable to the Loan Parties for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), then the obligations of each Guarantor under this Guaranty Agreement shall remain in full force and effect. It is the intention of the Loan Parties and Guarantors that Guarantors' obligations hereunder shall not be discharged except by Guarantors' performance of such obligations and then only to the extent of such

3

performance. Without limiting the generality of the foregoing, it is the intention of the Loan Parties and Guarantors that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantors under this Guaranty Agreement or the rights of the Loan Parties under this Guaranty Agreement, including, without limitation, the right or ability of the Loan Parties to pursue or institute suit against Guarantors for the entire Guaranteed Debt.

        1.10    Limitation.     It is the intention of Guarantors and the Loan Parties that the amount of the Guaranteed Debt shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Legal Requirements applicable to Guarantors. Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt shall be limited to that amount which after giving effect thereto would not (a) render any Guarantor insolvent, (b) result in the fair saleable value of the assets of any Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave any Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in (a), (b), and (c) herein are determined under applicable Legal Requirements, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, annulled, or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

SECTION 2

ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR'S OBLIGATIONS

        Guarantors hereby consent and agree to each of the following, and agree that Guarantors' obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common law, equitable, statutory, or other rights (including without limitation rights to notice) which Guarantors might otherwise have as a result of or in connection with any of the following:

        2.1    Modifications, etc.     Any renewal, extension, increase, modification, alteration, or rearrangement of all or any part of the Guaranteed Debt, the Credit Agreement, the Notes, or any other Loan Document.

        2.2    Adjustment, etc.     Any adjustment, indulgence, forbearance, or compromise that might be granted or given by any Loan Party to Borrower or any Guarantor.

        2.3    Condition, Composition, or Structure of Borrower or Guarantors.     The insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution, or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or any Guarantor, or any sale, lease, or transfer of any or all of the assets of Borrower or any Guarantor, or any changes in name, business, location, composition, structure, or changes in the shareholders, partners, or members (whether by accession, secession, cessation, death, dissolution, transfer of assets, or other matter) of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

        2.4    Invalidity of Guaranteed Debt.     The invalidity, illegality, or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by applicable Legal Requirements, (b) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (c) the officers or representatives

4

executing the Credit Agreement, the Notes, the other Loan Documents, or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (d) the Guaranteed Debt violates applicable usury laws, (e) Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (f) the creation, performance, or repayment of the Guaranteed Debt (or the execution, delivery, and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible, or unenforceable, or (g) the Credit Agreement, the Notes, the other Loan Documents, or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

        2.5    Release of Obligors.     Any full or partial release of the liability of Borrower on the Guaranteed Debt or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged, and agreed by Guarantors that Guarantors may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantors have not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding, or agreement that other parties will be liable to perform the Guaranteed Debt, or that the Loan Parties will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not waive or release (expressly or impliedly) any rights of subrogation, reimbursement, or contribution which they may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantors' rights of subrogation and reimbursement are, however, subordinate to the rights and claims of the Loan Parties.

        2.6    Other Security.     The taking or accepting of any other security, collateral, or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt.

        2.7    Release of Collateral, etc.     Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including without limitation negligent, willful, unreasonable, or unjustifiable impairment) of any collateral, property, or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt.

        2.8    Care and Diligence.     The failure of any Loan Party or any other party to exercise diligence or reasonable care or act, fail to act, or comply with any duty in the administration, preservation, protection, enforcement, sale application, disposal, or other handling or treatment of all or any part of Guaranteed Debt or any collateral, property, or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure or other remedy fairly, in a commercially reasonable manner, or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act.

        2.9    Status of Liens.     The fact that any collateral, security, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility, or value of any of the collateral for the Guaranteed Debt.

        2.10    Offset.     Any existing or future right of offset, claim, or defense of Borrower against the Loan Parties, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.

5

        2.11    Merger.     The reorganization, merger, or consolidation of Borrower or any Guarantor into or with any other corporation or entity.

        2.12    Preference.     Any payment by Borrower to any Loan Party is held to constitute a preference under bankruptcy laws, or for any reason any Loan Party is required to refund such payment or pay such amount to Borrower or someone else.

        2.13    Other Actions Taken or Omitted.     Any other action taken or omitted to be taken with respect to the Credit Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood or risk that Guarantors will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

SECTION 3

REPRESENTATIONS AND WARRANTIES

        To induce the Loan Parties to enter into the Credit Agreement and extend credit to Borrower, each Guarantor represents and warrants to the Loan Parties that:

        3.1    Benefit.     Each Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Debt.

        3.2    Familiarity and Reliance.     Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, no Guarantor is relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

        3.3    No Representation by the Loan Parties.     No Loan Party or any other party has made any representation, warranty, or statement to any Guarantor in order to induce any Guarantor to execute this Guaranty Agreement.

        3.4    Guarantors' Financial Condition.     As of the date hereof, and after giving effect to this Guaranty Agreement and the contingent obligation evidenced hereby, each Guarantor is, and will be, Solvent.

        3.5    Determination of Benefit.     The Board of Directors, partners, members, or other managers and owners of each Guarantor have determined that this Guaranty directly or indirectly benefits such Guarantor and is in the best interests of such Guarantor.

        3.6    Legality.     The execution, delivery, and performance by each Guarantor of this Guaranty Agreement and the consummation of the transactions contemplated hereunder (a) have been duly authorized by all necessary action of each Guarantor, and (b) do not, and will not, contravene or conflict with any Legal Requirement whatsoever to which any Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any Contractual Obligation to which any Guarantor is a party or which may be applicable to any Guarantor or any of its assets, or violate any provisions of its Constituent Documents; this Guaranty Agreement is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

6

        3.7    Survival.     All representations and warranties made by each Guarantor herein shall survive the execution hereof.

SECTION 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

        4.1    Subordination of Guarantor Claims.     As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of each Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of any Guarantor's payment of all or a portion of the Guaranteed Debt. Until the Guaranteed Debt shall be paid and satisfied in full and Guarantors shall have performed all of their obligations hereunder, if a Potential Default or Event of Default exists, then Guarantors shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

        4.2    Claims in Bankruptcy.     In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Loan Parties shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee, or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Loan Parties. Should any Loan Party receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to the Loan Parties in full of the Guaranteed Debt, such Guarantor shall become subrogated to the rights of the Loan Parties to the extent that such payments to the Loan Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if the Loan Parties had not received dividends or payments upon the Guarantor Claims.

        4.3    Payments Held in Trust.     In the event that, notwithstanding Sections 4.1 and 4.2 above, any Guarantor should receive any funds, payment, claim, or distribution which is prohibited by such Sections, such Guarantor agrees to hold in trust for the Loan Parties, in kind, all funds, payments, claims, or distributions so received, and agrees that he shall have absolutely no dominion over such funds, payments, claims, or distributions so received except to pay them promptly to Administrative Agent, for the benefit of the Loan Parties, and such Guarantor covenants promptly to pay the same to Administrative Agent, for the benefit of the Loan Parties.

        4.4    Liens Subordinate.     Each Guarantor agrees that any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower's assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of such Guarantor or the Loan Parties presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, no Guarantor shall (a) exercise or enforce any creditor's right it may have against Borrower, or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any liens, mortgages,

7

deeds of trust, security interest, collateral rights, judgments, or other encumbrances on assets of Borrower held by any Guarantor.

        4.5    Notation of Records.     All promissory notes, accounts receivable ledgers, or other evidences of the Guarantor Claims accepted by or held by each Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

SECTION 5

MISCELLANEOUS

        5.1    Waiver.     No failure to exercise, and no delay in exercising, on the part of any Loan Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Loan Parties hereunder shall be in addition to all other rights provided by applicable Legal Requirements. No modification or waiver of any provision of this Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

        5.2    Notices.     Any notices or other communications required or permitted to be given by this Guaranty Agreement must be (a) given in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, or (b) made by tested telex delivered or transmitted, to the party to whom such notice or communication is directed, to in the case of any Guarantor, the address of such Guarantor set forth on the signature pages hereof, and in the case of the Credit Parties, as follows:

      Loan Parties:

      Bank of America, N.A., as Administrative Agent
      901 Main Street, 64th Floor
      Dallas, TX 75202
      Attn: Mr. Ron Odlozil
      Telecopy: (214) 209-0085

      With a copy to:

      Banc of America Securities LLC
      100 North Tryon Street, 15th Floor
      Charlotte, NC 28255
      Attn: Mr. Anthony Fertitta
      Telecopy: (704) 386-0255

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the day it is mailed as aforesaid, or, if transmitted by telex, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this Section 5.2.

        5.3    Governing Law.     This Guaranty Agreement has been prepared, and is intended to be performed in the State of Texas, and the substantive Legal Requirements of such state shall govern the validity, construction, enforcement, and interpretation of this Guaranty Agreement. For purposes of this Guaranty Agreement and the resolution of disputes hereunder, each Guarantor hereby irrevocably submits and consents to, and waives any objection to, the non-exclusive jurisdiction of the courts of the

8

State of Texas located in Dallas County, Texas and of the federal court located in the Northern Judicial District of Texas.

        5.4    Invalid Provisions.     If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future Legal Requirements effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

        5.5    Entirety and Amendments.     This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

        5.6    Parties Bound; Assignment.     This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties, or obligations hereunder.

        5.7    Headings.     Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty Agreement.

        5.8    Multiple Counterparts.     This Guaranty Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty Agreement by signing any such counterpart.

        5.9    Rights and Remedies.     If any Guarantor becomes liable for any indebtedness owing by Borrower to the Loan Parties, by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Loan Parties hereunder shall be cumulative of any and all other rights that the Loan Parties (or any of them) may ever have against such Guarantor. The exercise by the Loan Parties of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        5.10    WAIVER OF TRIAL BY JURY.     EACH GUARANTOR HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AGREEMENT. THIS WAIVER IS IRREVOCABLE AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, OR SUPPLEMENTS TO THIS GUARANTY AGREEMENT. IN THE EVENT OF LITIGATION, THIS GUARANTY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

        5.11    Additional Guarantors.     The initial Guarantors hereunder shall be each of the Subsidiaries of Borrower that are signatories hereto and that are listed on Schedule 1 attached hereto. From time to time subsequent to the time hereof, additional Subsidiaries of Borrower may, as required under the Credit Agreement, become parties hereto as additional Guarantors (each an "Additional Guarantor") by executing a counterpart of this Guaranty Agreement in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other

9

Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Guaranty Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

        5.12    Release of Guarantors.     If any Guarantor which is a Significant Subsidiary is re-designated as not a Significant Subsidiary pursuant to the definition of Significant Subsidiary in the Credit Agreement, such Guarantor may be released from its obligations under this Guaranty Agreement by Administrative Agent's execution of a Release of Guarantor in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

10

[GUARANTORS]
By:

Name:

Title:

11

SCHEDULE 1

INITIAL GUARANTORS

TC ATLANTA, INC.
TC CHICAGO, INC.
TC DENVER, INC.
TC HOUSTON, INC.
TC MIDATLANTIC, INC.
TC NEW ENGLAND BROKERAGE, INC.
TC NEW ENGLAND, INC.
TC NORTHEAST METRO, INC. TC NORTHERN CALIFORNIA, INC.
TC RENO, INC.
TC SEATTLE, INC.
TC ST. LOUIS, INC.
TC TENNESSEE, INC.
TCC RISK SERVICES, INC.
TCC-PHOENIX, INC.
TCCT REAL ESTATE, INC.
TCDFW, INC.
TOOLEY & COMPANY, INC.
TRAMMELL CROW AUTOMOTIVE REALTY SERVICES, INC.
TRAMMELL CROW CORPORATE SERVICES, INC.
TRAMMELL CROW DEVELOPMENT, INC.
TRAMMELL CROW HEALTHCARE SERVICES, INC.
TRAMMELL CROW HIGHER EDUCATION SERVICES, INC.
TRAMMELL CROW NW, INC.
TRAMMELL CROW OPERATIONS, INC.
TRAMMELL CROW REALTY SERVICES, INC.
TRAMMELL CROW SE, INC.
TRAMMELL CROW SO. CAL., INC.

EXHIBIT A

to Subsidiary Guaranty

COUNTERPART TO SUBSIDIARY GUARANTY

        In witness whereof, the undersigned Additional Guarantor has caused this Guaranty to be executed by delivered by its officer thereunto duly authorized as of                         , 200  .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:
Address for Notice:

EXHIBIT B

to Subsidiary Guaranty

FORM OF RELEASE OF GUARANTOR

        In witness whereof, the undersigned Administrative Agent, for itself and on behalf of each of the Loan Parties, hereby releases and discharges                         from any and all obligations and liabilities of                        to the Loan Parties under that certain Subsidiary Guaranty dated as of June 28, 2002, executed by the Subsidiaries of Trammell Crow Company, described therein in favor of the Loan Parties defined therein.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F

FORM OF LC REQUEST

        1.    Submission Pursuant To Credit Agreement. This LC Request is executed and delivered by Trammell Crow Company, a Delaware corporation ("Borrower"), to Bank of America, N.A., as Administrative Agent ("Administrative Agent"), pursuant to Section 2.1(e) of the Credit Agreement dated as of June 28, 2002, between Borrower, Administrative Agent, the Issuing Bank defined therein, and the Lenders defined therein (as modified, amended, renewed, restated or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

        2.    Request For LC.     Borrower hereby requests that Issuing Bank issue an LC under the Credit Agreement as follows:

Issue Date		, 200
Beneficiary
Expiry Date			(5)
Face Amount	$

        3.    Representations, Warranties, and Certifications.     Borrower hereby represents, warrants, and certifies to the Credit Parties that, as of the date of the LC requested herein:

          (a)  There exists no Potential Default or Event of Default.

          (b)  Each Company has performed and complied with all agreements and conditions contained in the Credit Agreement that are required to be performed or complied with by each Company.

          (c)  The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects, with the same force and effect as though made on and as of the date of the LC (unless such representations and warranties are, by their express terms, limited to a specific date).

        4.    Execution Authorized.     This LC Request is executed on                        , 200  , by an authorized officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

of Trammell Crow Company, a Delaware corporation

(5)
Must be at least three (3) Business Days before the Maturity Date.

EXHIBIT G

FORM OF NOTE

$	Dallas, Texas	As of , 2002

        1.    FOR VALUE RECEIVED, TRAMMELL CROW COMPANY, a Delaware corporation ("Maker"), hereby unconditionally promises to pay to the order of                        ("Payee"), at the Funding and Payment Office of Administrative Agent defined in the Credit Agreement defined below, the sum of                        Dollars ($                        ) (or, if less, so much thereof as may be advanced), in lawful money of the United States of America. Capitalized terms not defined herein shall have the meaning assigned to those terms in the Credit Agreement defined below.

        2.    The unpaid principal amount of, and accrued unpaid interest on, this Note is payable in accordance with the Credit Agreement (as defined in Section 5 below).

        3.    The unpaid principal balance advanced and outstanding hereunder shall bear interest from the date of advance until the Maturity Date at the rate per annum provided in the Credit Agreement that is selected by Maker pursuant to the Credit Agreement. The interest rate specified in this section is subject to adjustment under the circumstances described in the Credit Agreement. Interest shall be computed in the manner provided in the Credit Agreement.

        4.    Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note or in connection with the Credit Agreement, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Payee ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout that term.

        5.    This Note has been executed and delivered pursuant to an Credit Agreement dated as of June 28, 2002 (as renewed, extended, amended, or restated from time to time, the "Credit Agreement"), among Maker, the Lenders from time to time party thereto, Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, "Administrative Agent") and as Issuing Bank (as defined therein), and is one of the "Notes" referred to therein, and the holder of this Note is entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of (a) the obligation of Payee to advance funds hereunder, (b) the prepayment rights and obligations of Maker, and (c) the events upon which the maturity of this Note may be accelerated.

        6.    If the principal of, or any installment of interest on, this Note becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, then Maker shall pay all costs of collection, including, but not limited to, reasonable attorney's fees incurred by the holder of this Note. All past due principal of, and to the extent permitted by applicable law, interest on this Note shall bear interest until paid at the rate provided in the Credit Agreement.

        7.    Maker and all sureties, endorsers, guarantors, and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

        8.    All Loans made by Payee, the respective Interest Periods thereof (if applicable), and all repayments of the principal thereof may be recorded by Payee and, before any transfer hereof, endorsed by Payee on the schedule attached hereto, or on a continuation of the schedule attached to and a part hereof; provided that the failure of Payee to record any endorsement shall not affect the obligation of Maker hereunder or under the Credit Agreement.

        9.    This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Note.

TRAMMELL CROW COMPANY, a Delaware corporation

By:
Name:
Title:

2

EXHIBIT H

FORM OF NOTICE OF BORROWING

        1.    Submission Pursuant To Credit Agreement.     This Notice of Borrowing is executed and delivered by Trammell Crow Company, a Delaware corporation ("Borrower"), to Bank of America, N.A., as Administrative Agent ("Administrative Agent"), pursuant to Section 2.1(b) of the Credit Agreement dated as of June 28, 2002, between Borrower, Administrative Agent, the Issuing Bank defined therein, and the Lenders defined therein (as renewed, extended, amended, or restated from time to time, the "Credit Agreement"). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

        2.    Request For Loan.     Borrower hereby requests that Lenders make a Loan to Borrower pursuant to the Credit Agreement as follows:

          (a)    Base Rate Loan.

      (i)
      Amount of Base Rate Loan:
      ($1,000,000 or a greater integral multiple of $250,000)

      (ii)
      Date of Loan:

          (b)    Eurodollar Rate Loan.

      (i)
      Amount of Eurodollar Rate Loan:
      ($5,000,000 or a greater integral multiple of $1,000,000)

      (ii)
      Date of Loan:

      (iii)
      Interest Period:                        months (one, two, three, or six months).

        3.    Representations, Warranties, and Certifications.     Borrower hereby represents, warrants, and certifies to the Credit Parties that, as of the date of the Loan requested herein:

          (a)  There exists no Potential Default or Event of Default.

          (b)  Each Company has performed and complied with all agreements and conditions contained in the Credit Agreement that are required to be performed or complied with by each Company.

          (c)  The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects, with the same force and effect as though made on and as of the date of the Loan (unless such representations and warranties are, by their express terms, limited to a specific date).

        4.    Proceeds of Loan.     Administrative Agent is authorized to deposit the proceeds of the Loan requested hereby to:                                                  .

        5.    Execution Authorized.     This Notice of Borrowing is executed on                        , 200  , by an authorized officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

of Trammell Crow Company, a Delaware corporation

EXHIBIT I

FORM OF NOTICE OF CONVERSION/CONTINUATION

        1.    Submission Pursuant To Credit Agreement.     This Notice of Conversion/Continuation is executed and delivered by Trammell Crow Company, a Delaware corporation ("Borrower"), to Bank of America, N.A., as Administrative Agent ("Administrative Agent"), pursuant to Section 2.2(d) of the Credit Agreement dated as of June 28, 2002, between Borrower, Administrative Agent, the Issuing Bank defined therein, and the Lenders defined therein (as renewed, extended, amended, or restated from time to time, the "Credit Agreement"). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

        2.    Request For Conversion/Continuation.     Borrower presently has a [Eurodollar Rate Loan/Base Rate Loan] Loan (the "Existing Loan") in the amount of $                  (which, if a Eurodollar Rate Loan, has an Interest Period of month(s) ending on            , 200    ). On                        , 200    (the "Conversion Date"), Borrower desires to (check applicable box):

            ☐    Pay $                            of the Existing Loan and continue the balance of $                            as a Eurodollar Rate Loan with a new Interest Period of                            .

            ☐    Pay $                            of the Existing Loan and convert the balance of $                            from a Eurodollar Rate Loan to a Base Rate Loan.

            ☐    Continue the entire Existing Loan as a Eurodollar Rate Loan with a new Interest Period of                            .

            ☐    Continue the Existing Loan, plus convert an additional $                  , as a Eurodollar Rate Loan with a new Interest Period of                            .

            ☐    Convert the entire Existing Loan from a Eurodollar Rate Loan to a Base Rate Loan.

            ☐    Convert the entire Existing Loan from a Base Rate Loan to a Eurodollar Rate Loan with an Interest Period of                            .

        3.    Representations, Warranties and Certifications.     Borrower hereby represents, warrants, and certifies to the Credit Parties that, as of the date of the Loan requested herein:

          (a)  There exists no Potential Default or Event of Default.

          (b)  Each Company has performed and complied with all agreements and conditions contained in the Credit Agreement that are required to be performed or complied with by each Company.

          (c)  The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects, with the same force and effect as though made on and as of the date of the Loan (unless such representations and warranties are, by their express terms, limited to a specific date).

        4.    Execution Authorized.     This Notice of Conversion/Continuation is executed on                        , 200  , by an authorized officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

Date:

of Trammell Crow Company, a Delaware corporation

EXHIBIT J

FORM OF PLEDGE AGREEMENT—SUBSIDIARIES

SUBSIDIARY PLEDGE AGREEMENT

        THIS SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is dated as of June 28, 2002, and entered into by and between EACH OF THE SUBSIDIARIES OF TRAMMELL CROW COMPANY, A DELAWARE CORPORATION ("Borrower") LISTED ON SCHEDULE 1 ATTACHED HERETO (each a "Pledgor" and collectively, "Pledgors"), and BANK OF AMERICA, N.A., a national banking association, as agent for and representative of (in such capacity herein called "Secured Party") the Credit Parties defined in the Credit Agreement defined below.

R E C I T A L S

        1.    Reference is hereby made to that certain Credit Agreement dated of even date herewith, executed by Borrower, Secured Party, as Administrative Agent and as Issuing Bank, and the Lenders defined therein (as modified, amended, renewed, extended, restated, or supplemented from time to time, the "Credit Agreement"), pursuant to which Lenders have made certain Commitments, subject to the terms and conditions set forth in the Credit Agreement, to make Loans to Borrower.

        2.    Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

        3.    Pursuant to the Credit Agreement, each Pledgor has executed that certain Guaranty Agreement dated of even date herewith in favor of the Credit Parties (as modified, amended, renewed, extended, restated, or supplemented from time to time, the "Guaranty"), pursuant to which each Pledgor has guaranteed the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement.

        4.    Each Pledgor (a) is the legal and beneficial owner of (i) the shares of common stock (par value $0.01 per share) (the "Pledged Shares") listed across such Pledgor's name in Part A of Schedule 2 attached hereto and issued by the corporations named therein, and (ii) the partnership interests in limited partnerships or general partnerships, as the case may be, and membership interests in limited liability companies, if any, listed across such Pledgor's name in Part B of Schedule 2 attached hereto (collectively, the "Pledged Interests"), or (b) may in the future become the owner of Pledged Shares, Pledged Interests, and/or other Collateral (defined below).

        5.    It is a condition precedent to the making of the Loans by Lenders under the Credit Agreement that Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with Secured Party, for the benefit of the Credit Parties, as follows:

        1.    Pledge of Security.     Each Pledgor hereby pledges and assigns to Secured Party, for the ratable benefit of the Credit Parties, and hereby grants to Secured Party, for the ratable benefit of the Credit Parties, a security interest in, all of each Pledgor's right, title, and interest in and to the following (the "Collateral"):

          (a)  the Pledged Shares and the certificates representing the Pledged Shares and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributable in respect of or in exchange for any or all of the Pledged Shares;

          (b)  the Pledged Interests, including without limitation all of any Pledgor's right, title, and interest as a partner in any partnership or as a member of any limited liability company, whether such right, title, and interest arises under any partnership agreement or limited liability company agreement (any such agreement being a "Formation Agreement") or otherwise, including, without limitation, all of any Pledgor's right to vote, together with all other rights, interest, claims, and other property of any Pledgor in any manner arising out of or relating to its partnership or membership interests, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation: (i) all rights of any Pledgor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to any Formation Agreement or otherwise in respect of any partnership or limited liability company; (ii) all rights of any Pledgor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to any partnership or limited liability company; (iii) all claims of any Pledgor for damages arising out of, or for the breach of, or default under, any Formation Agreement; and (iv) any certificated or uncertificated security evidencing any of the foregoing issued by any partnership or limited liability company;

          (c)  all additional shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options, or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options, or other rights;

          (d)  all shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Significant Subsidiary (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options, or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options, or other rights;

          (e)  to the extent not included in any other paragraph of this Section 1, all other general intangibles (including without limitation, tax refunds and rights to demand issuance of a certificate evidencing the Collateral), arising out of or in connection with rights to payment or performance, choses in action, and judgments taken on any rights or claims included in the Collateral described in clauses (a) through (d) above;

          (f)    all of any Pledgor's right, title, and interest in and to all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (g)  to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Pledgor or Secured Party from time to time with respect to any of the Collateral.

        2.    Security for Obligations.     This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that

2

would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all renewals or extensions thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations), fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer, or otherwise and of each Pledgor now or hereafter existing under or arising out of or in connection with the Guaranty (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of each Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the "Secured Obligations").

        3.    Delivery of Collateral.     All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by any necessary endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 6(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

        4.    Representations and Warranties.     Each Pledgor represents and warrants as follows:

          (a)    Chief Executive Office; Organization; Authorization .    Each Pledgor that is a corporation is duly organized, validly existing, and in good standing under the laws of its state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted and to enter into this Agreement and carry out the transactions contemplated hereby. Each Pledgor that is a partnership is duly organized, validly existing, and in good standing under the laws of the state of its formation and has all requisite power and authority to carry on its business as now conducted and proposed to be conducted and to enter into this Agreement and carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate or partnership action by each Pledgor.

          (b)    Good Standing.    Each Pledgor is qualified to do business and is in good standing wherever necessary to carry on its present business and operations, except where the failure to so qualify or be in good standing could not have a Material Adverse Effect.

          (c)    No Conflict.    The execution, delivery, and performance by each Pledgor of this Agreement will not (i) violate the Constituent Documents of such Pledgor, (ii) violate any provision of any Legal Requirement applicable to such Pledgor, or any order, judgment, or decree of any Governmental Authority binding on such Pledgor, (iii) result in a breach of, or constitute with due notice or lapse of time or both, a default under any Contractual Obligation of such Pledgor where such breach or default could have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of its properties or assets, or (v) require the approval or consent of any Person under any Contractual Obligation of such Pledgor.

          (d)    Binding Obligation.    This Agreement is the legally valid and binding obligation of each Pledgor, enforceable against each Pledgor in accordance with its terms, except as enforcement may

3

  be limited by a bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally.

          (e)    Due Authorization, etc. of Collateral.    All of the Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          (f)    Description of Collateral.    The Pledged Shares constitute all of the issued and outstanding shares of stock of each of the Significant Subsidiaries of Pledgor and there are no outstanding warrants, options, or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Interests constitute all of the partnership interests and limited liability interests owned by the Significant Subsidiaries of Pledgor in the partnerships or limited liability companies listed in Schedule 1.

          (g)    Ownership of Collateral.    Each Pledgor is the legal, record, and beneficial owner of the Collateral described on Schedule 2 free and clear of any Lien except for the security interest created by this Agreement.

          (h)    Governmental Authorizations.    No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by any Pledgor of the Collateral pursuant to this Agreement and the grant by any Pledgor of the security interest granted hereby, (ii) the execution, delivery, or performance of this Agreement by any Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

          (i)    Perfection.    With respect to Collateral in which the security interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the appropriate state for such filing, the security interest in that Collateral will be fully perfected and the security interest will constitute a first-priority Lien on such Collateral, securing payment of the Secured Obligations. With respect to Collateral consisting of investment property, deposit accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed control agreement with respect to such Collateral, the security interest in that Collateral will be fully perfected and the security interest will constitute a first-priority Lien on such Collateral, securing payment of the Secured Obligations. None of the Collateral has been delivered nor control with respect thereto given to any other Person.

          (j)    Margin Regulations.    The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

          (k)    Other Information.    All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgors with respect to the Collateral is accurate and complete in all material respects.

        (5)    Assurances and Covenants of Pledgors.

          (a)    Transfers and Other Liens.    Except as permitted by the terms of the Credit Agreement, no Pledgor shall:

            (i)    except as expressly permitted by the Credit Agreement, sell, assign (by operation of law or otherwise), pledge, or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral;

            (ii)  create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Encumbrances;

4

            (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding shares of any other constituent corporation.

            (iv)  permit any issuer of Pledged Interests in a partnership to merge or consolidate unless all the outstanding partnership interests of the surviving or resulting entity is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding interests of any other constituent partnership; or

            (v)  permit any issuer of Pledged Interests in a limited liability company to merge or consolidate unless all the outstanding limited liability company interests of the surviving or resulting entity is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding interests of any other constituent limited liability company.

          (b)    Additional Collateral.    Each Pledgor shall (i) cause (A) each corporation that is an issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Pledgor, or (B) each partnership or limited liability company that is an issuer of Pledged Interests not to issue partnership or limited liability company interests in addition to or in substitution for the Pledged Interests issued by such partnership or limited liability company, except to such Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Significant Subsidiary of such Pledgor.

          (c)    Pledge Amendments.    Each Pledgor shall, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b), promptly (and in any event within five (5) Business Days) deliver to Secured Party a Pledge and Security Amendment, duly executed by such Pledgor, in substantially the form of Exhibit A attached hereto (a "Pledge and Security Amendment"), in respect of the additional Pledged Shares to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge and Security Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge and Security Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral; provided, that the failure of any Pledgor to execute a Pledge and Security Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          (d)    Loss or Depreciation of Collateral.    Each Pledgor shall promptly notify Secured Party of any event of which such Pledgor becomes aware that causes any loss or depreciation in the value of any portion of the Collateral resulting in a Material Adverse Effect.

          (e)    Written Notices.    Each Pledgor shall promptly deliver to Secured Party (i) all written notices received by it with respect to the Collateral, and (ii) written notice of any change in such Pledgor's name, identity, chief executive office, or principal place of business.

          (f)    Taxes and Assessments.    Each Pledgor shall pay promptly when due all taxes, assessments, and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and in which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP, have been made or provided therefor; provided that each Pledgor shall in any event pay

5

  such taxes, assessments, charges, levies, or claims not later than five (5) days prior to the date of any proposed sale under any judgement, writ, or warrant of attachment entered or filed against such Pledgor or any of the Collateral as a result of the failure to make such payment.

          (g)    Further Assurances Perfection.    Each Pledgor shall from time to time, at the expense of such Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will:

            (i)    at the request of Secured Party, mark conspicuously each item of its records pertaining to the Collateral with a legend in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby;

            (ii)  execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

            (iii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Pledgor's title to or Secured Party's security interest in all or any part of the Collateral; and

            (iv)  take any and all action that may be necessary or appropriate to cause any partnership or limited liability company to which such Pledgor is a partner or member, respectively, and which constitute Pledged Interests, to register the security interest of Secured Party in the Pledged Interests, including, without limitation, to deliver to such partnership or limited liability company, as the case may be, instructions to register pledge substantially in the form of Exhibit B attached hereto and, to this end, cause such partnership or limited liability company to register the security interest granted hereby upon the books of such partnership or limited liability company, as the case may be, in accordance with Article 8 of the Uniform Commercial Code, as adopted in the State of Texas (the "Code").

          (h)    Authorization to File Financing Statements.    Each Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, with or without signature, in such filing offices as Secured Party shall deem appropriate, and, shall pay Secured Party's reasonable costs and expenses incurred in connection therewith.

          (i)    Formation Agreements.    Each Pledgor shall, at its expense: (i) perform and comply in all material respects with all terms and provisions of any applicable Formation Agreement required to be performed or complied with by such agreement; (ii) maintain such Formation Agreement in full force and effect, without any cancellation or termination thereof, or amendment, supplement, or other modification thereto (if such action could adversely affect the rights and remedies of the Credit Parties under the Loan Documents), except as explicitly required or contemplated by its terms (as in effect on the date hereof) or as permitted under the Credit Agreement, without the prior written consent of Secured Party; (iii) enforce such Formation Agreement in accordance with its terms, without waiving any default under or breach of such Formation Agreement or waiving, failing to enforce, forgiving, or releasing any material right, interest, or entitlement of any kind, howsoever arising, under or in respect of such Formation Agreement; and (iv) take all such action to that end as from time to time may be reasonably requested by Secured Party.

6

        6.    Voting Rights; Dividends; Etc.

          (a)  So long as no Event of Default shall have occurred and be continuing:

            (i)    Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement;

            (ii)  Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Collateral; and

            (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to any Pledgor all such proxies, dividend payment orders, and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal, or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b)  Upon the occurrence and during the continuation of an Event of Default:

            (i)    upon written notice from Secured Party to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

            (ii)  all rights of any Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends; and

            (iii) all dividends which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

          (c)  In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 6(a)(ii) or Section 6(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders, and other instruments as Secured Party may from time to time reasonably request, and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges, and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

          (d)  Notwithstanding any of the foregoing, each Pledgor agrees that this Agreement shall not in any way be deemed to obligate Secured Party or any Lender to assume any of any Pledgor's

7

  obligations, duties, expenses, or liabilities arising out of this Agreement (including, without limitation, any Pledgor's obligations as the holder of the Pledged Shares and as holder of the Pledged Interests) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Pledgor Obligations") unless Secured Party or Lender otherwise expressly agrees to assume any or all of said Pledgor Obligations in writing. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party as a partner of any partnership or a member of any limited liability company; provided, however, that in the event Secured Party or any Lender elects to become a substituted partner of any partnership or a member of any limited liability company in place of any Pledgor, Secured Party or such Lender, as the case may be, shall be entitled to and shall become such a substitute partner or member, to the extent permitted by the terms of such partnership or limited liability company agreement.

        7.    Secured Party Appointed Attorney-in-Fact.     Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a)  to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor;

          (b)  upon the occurrence and continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c)  upon the occurrence and continuance of an Event of Default, to receive, endorse, and collect any instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

          (d)  upon the occurrence and continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

        8.    Secured Party May Perform.     If any Pledgor fails to perform any agreement contained herein, then Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgors under Section 12(b).

        9.    Standard of Care.     The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Secured Party shall be deemed to

8

have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

        10.    Remedies.

          (a)  If any Event of Default shall have occurred and be continuing, then Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, then each Pledgor shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b)  Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation

9

  to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c)  If Secured Party determines to exercise its right to sell any or all of the Collateral, then upon Secured Party's written request, the Pledgor or Pledgors owning such Collateral shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

        11.    Application of Proceeds.     Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

            FIRST: To the payment of all costs and expenses of such sale, collection, or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities, and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgors, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 12;

            SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the Credit Parties) and as cash collateral to secure any outstanding LC Exposure; and

            THIRD: To the payment to or upon the order of Pledgors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        12.    Indemnity and Expenses.

          (a)  Each Pledgor agrees to indemnify each Credit Party from and against any and all claims, losses, and liabilities in any way relating to, growing out of, or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses, or liabilities result solely from such Credit Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b)  Each Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

        13.    Continuing Security Interest; Transfer of Loans.     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Total Commitment, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of Section 9.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any

10

other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of the Total Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination Secured Party will, at each Pledgor's expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and such Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

        14.    Secured Party as Agent.

          (a)  Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b)  Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under Section 8.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any resigning or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

        15.    Amendments; Etc.     No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by such Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        16.    Notices.     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telecopy or United States mail or courier service to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Such notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or three (3) Business Days after depositing it in the

11

United states mail with postage prepaid and properly addressed; provided that any notice, request, or demand to or upon Administrative Agent or Lenders shall not be effective until received.

        17.    Failure or Indulgence Not Waiver: Remedies Cumulative.     No failure or delay on the part of Secured Party in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        18.    Severability.     In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        19.    Headings.     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        20.    Governing Law; Terms.     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Code are used herein as therein defined.

        21.    Consent to Jurisdiction and Service of Process.     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Pledgor at its address provided on the signature page hereof, such service being hereby acknowledged by such Pledgor to be sufficient for personal jurisdiction in any action against such Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgors in the courts of any other jurisdiction.

        22.    Waiver of Jury Trial.     EACH PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor and Secured Party each acknowledge that this waiver is a material inducement for each Pledgor and Secured Party to enter into a business relationship, that each Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future

12

dealings. Each Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        23.    Counterparts.     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        24.    Obligations Absolute.     All rights and remedies of Secured Party hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a)  any lack of validity or enforceability of the Credit Agreement or any of the other Loan Documents or any other agreement or instrument relating to any of the foregoing;

          (b)  any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any of the other Loan Documents;

          (c)  any exchange, release, or nonperfection of any interest in any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations; or

          (d)  any other circumstances (other than payment in full of the Secured Indebtedness) that might otherwise constitute a defense available to, or a discharge of, any Pledgor.

Remainder of Page Intentionally Left Blank
Signature Pages to Follow

13

        IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[ ,
a ]

By:
Name:
Title:
Notice Address:

Attention:
Telecopy:

14

BANK OF AMERICA, N.A., a national banking association, individually and as Administrative Agent

By:
Name:
Title:
Notice Address:
Bank of America, N.A. 901 Main Street, 64th Floor Dallas, TX 75202 Attn: Mr. Ron Odlozil Telecopy: (214) 209-0085
With a copy to:
Banc of America Securities LLC 100 North Tryon Street, 15th Floor Charlotte, NC 28255 Attn: Mr. Anthony Fertitta Telecopy: (704) 386-0255

15

SCHEDULE 1

INITIAL PLEDGORS

TC ATLANTA, INC.
TC CHICAGO, INC.
TC DENVER, INC.
TC HOUSTON, INC.
TC MIDATLANTIC, INC.
TC NEW ENGLAND BROKERAGE, INC.
TC NEW ENGLAND, INC.
TC NORTHEAST METRO, INC.
TC NORTHERN CALIFORNIA, INC.
TC RENO, INC.
TC SEATTLE, INC.
TC ST. LOUIS, INC.
TC TENNESSEE, INC.
TCC RISK SERVICES, INC.
TCC-PHOENIX, INC.
TCCT REAL ESTATE, INC.
TCDFW, INC.
TOOLEY & COMPANY, INC.
TRAMMELL CROW AUTOMOTIVE REALTY SERVICES, INC.
TRAMMELL CROW CORPORATE SERVICES, INC.
TRAMMELL CROW DEVELOPMENT, INC.
TRAMMELL CROW HEALTHCARE SERVICES, INC.
TRAMMELL CROW HIGHER EDUCATION SERVICES, INC.
TRAMMELL CROW NW, INC.
TRAMMELL CROW OPERATIONS, INC.
TRAMMELL CROW REALTY SERVICES, INC.
TRAMMELL CROW SE, INC.
TRAMMELL CROW SO. CAL., INC.

1

SCHEDULE 2

PART A

Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares

PART B

Limited Partnerships

(lp or gp)	Limited Partnership	Percent Interest
None

Limited Liability Companies

Limited Liability Company	Percent Interest
None

1

EXHIBIT A

PLEDGE AMENDMENT

        This Pledge Amendment, dated                        , 200    , is delivered pursuant to Section 6(c) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Subsidiary Pledge Agreement dated as of June 28, 2002, between the undersigned, as a Pledgor, and Bank of America, N.A., as Secured Party (the "Pledge Agreement;" capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares / Pledged Interests] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Interests] and shall become part of the Collateral and shall secure all Secured Obligations.

By:

Name:
Title:
Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares

Limited Partnerships

(lp or gp)	Limited Partnership	Percent Interest
None

Limited Liability Companies

Limited Liability Company	Percent Interest
None

1

EXHIBIT B

FORM OF INSTRUCTION TO REGISTER PLEDGE

INSTRUCTION TO REGISTER PLEDGE

                                    , 200
[NAME OF PARTNERSHIP/LLC]

Attention:

        Ladies and Gentlemen:

                                             (the "Registered Owner"), hereby instructs [NAME OF PARTNERSHIP/LLC], a [STATE OF FORMATION] [TYPE OF ENTITY] (the "Issuer"), to register the pledge of all of the Registered Owner's rights, title, and interest in and to the Registered Owner's entire [limited/general partner] [membership] interests in the Issuer (the "Interests"), in favor of Bank of America, N.A. as Administrative Agent (the "Registered Pledges"), pursuant to the Subsidiary Pledge Agreement dated as of                        , 2002, as it may be amended or restated from time to time, between the Registered Owner, as a Pledgor, and the Registered Pledges.

        The Issuer is further instructed by the Registered Owner to promptly inform the Registered Pledges of the registration of this pledge by sending an initial transaction statement to the Registered Pledges to its office located at                                                 ,

        Attention:                                     .

        The Registered Owner hereby warrants that (a) it is an appropriate person to originate this instruction, (b) it is entitled to effect the instruction here given, and (c) its taxpayer identification number is                        .

Very truly yours,

By:

Name:
Title:

1

CONSENT OF THE ISSUER

        The Issuer hereby consents and agrees to cause the pledge of the Partnership Interest referenced above to be registered on the books and records of the Issuer.

[NAME OF PARTNERSHIP/LLC], a [STATE OF FORMATION] [TYPE OF ENTITY]

By:	its general partner
By:
Name:
Title:

EXHIBIT K

FORM OF OPINION OF VINSON & ELKINS L.L.P.

[TO BE PROVIDED]

SCHEDULE 1.1

APPROVED TAKEOUT PARTIES

NONE

SCHEDULE 2.1

LENDERS' COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$30,000,000	20.00000%
Fleet National Bank	$30,000,000	20.00000%
First Tennessee Bank, N.A.	$25,000,000	16.66667%
U.S. Bank National Association	$20,000,000	13.33333%
The Bank of Nova Scotia	$20,000,000	13.33333%
LaSalle Bank National Association	$15,000,000	10.00000%
Union Bank of California, N.A.	$10,000,000	6.66667%

Total	$150,000,000	100%

SCHEDULE 2.2

EXISTING LCS

Date of Issuance	Expiration Date	L/C Number	Date Cancelled/ Expired	Beneficiary	L/C Amount	Amount Outstanding
4/9/2001	10/1/2003	3036316		County of Douglas CO	$60,566.94	$60,566.94
10/5/1999	12/1/2002	941917		County of Douglas CO	$138,027.00	$138,027.00
2/22/2001	10/1/2002	3035175		County of Douglas CO	$61,926.00	$61,926.00
7/12/2001	7/12/2003	3039168		East Whiteland Township	$3,453,600.00	$3,453,600.00
8/27/2001	8/27/2002	3040215		Tredyffrin Township	$1,566,959.25	$1,566,959.25
8/27/2001	8/27/2002	3040216		Tredyffrin Township	$1,215,610.93	$1,215,610.93
3/13/2000	7/1/2003	3024013		City & County of Denver	$77,221.50	$77,221.50
3/16/2001	1/15/2003	3035677		County of Arlington VA	$30,400.00	$30,400.00
10/11/2001	1/28/2003	3041137		Bank of America (Atwater)	$2,953,375.00	$2,953,375.00
4/22/2002	4/22/2003	3048146		Pacific Employers Insurance Co.	$3,550,000.00	$3,550,000.00
				Outstanding at 6/25/02	13,107,686.62	13,107,686.62

SCHEDULE 4.1-1

SUBSIDIARIES OF COMPANY

1996 DFW OFFICE, INC.
3865 TCMP VENTURE, LLC
3865 WILSON, L.L.C.
5950 SHERRY LANE LIMITED PARTNER, LTD.
AEW #10 CORPORATION
ATWATER 12 LP
AUSTIN RETAIL INVESTMENT, INC.
BC PLAZA II/III, LTD.
BELLAIRE SHOPPING CENTER ASSOCIATES, L.P.
BEVELAND CORPORATE CENTER LP
BPP-CM, L.P.
BROADVIEW CENTRAL TEXAS, LTD.
BURBANK AIRPORT PLAZA, LLC
BURLESON-STASSNEY LAND II, LTD.
BURLESON-STASSNEY LAND III, LTD.
BURLESON-STASSNEY LAND, LTD.
CH-NORTHWEST PLACE ONE, LTD.
CH-NWP, INC.
COLLINS CROSSING II, LTD.
CONSTRUCTION CORP. OF THE ROCKIES, INC.
CROW ATLANTA DEVELOPMENT-1996, INC.
CROW BROKERAGE COMPANY, INC.
DALLAS/FORT WORTH OFFICE REAL ESTATE INVESTMENTS #1 LIMITED PARTNERSHIP
DALLAS/FORT WORTH OFFICE REAL ESTATE INVESTMENTS, INC.
DALLAS/FORT WORTH REAL ESTATE INVESTMENTS #2, L.P.
DALLAS/FORT WORTH REAL ESTATE INVESTMENTS, INC.
DENALI LLC
EMERALD REAL ESTATE COMPANY
ENTERPRISE BUSINESS PARK D-2, L.P.
ENVIRONMENTAL ASSET SERVICES, INC.
EXPO 2 PARTNERS, LTD.
EXPO LAND, INC.
EXPO MANAGEMENT I, LLC
EXPO MANAGEMENT II, L.L.C.
EXPO MANAGEMENT III, LLC
EXPO PARTNERS I, LTD.
EXPO PARTNERS II, LTD.
EXPO PARTNERS III, LTD.
FAIRWAY CENTRE ASSOCIATES, L.P.
FAIRWAY CENTRE, INC.
FAIRWAY PLAZA ASSOCIATES, L.P.
FREEPORT #2, LP
FREESTANDING PROPERTY FUND I, L.P.
GLASGOW BTS, LLC
GLENDALE AND 91ST AVENUE LLC
GRAND PARKWAY/I-10 ASSOCIATES, L.P.
KANSAS CITY REAL ESTATE BROKERAGE, INC.
KYRENE MESA DEVELOPMENT COMPANY LLC
LAKELINE RETAIL 2000, LTD.
LANDMARK VI INDUSTRIAL CENTER, LTD.
LEEDS CONSTRUCTION SERVICES, INC.
MARSH AT BELMEADE PARTNERS, L.P.
MCCRELESS SQUARE, LTD.
MONTPELIER II, LLC
MT. BAKER LLC
MT. SHASTA LLC

NE METRO DEVELOPMENT 2, INC.
NNN CARE EIGHT LLC
NNN CARE ONE LLC
NORTHWOOD GP, LTD.
NORTHWOOD PROPERTIES, LTD.
OLD TOWN DEVELOPMENT COMPANY, LLC
ONE RIVERWALK PLACE, L.L.C.
OREGON OFFICE CONSTRUCTION COMPANY
PRIMEWEST LLC, A TRAMMELL CROW AFFILIATED COMPANY
PROSCENIUM, LLC
QUARRY CROSSING, LTD.
RAINIER LLC
RAVEN CONSTRUCTION, INC.
SPYGLASS CORPORATE SUPPORT SERVICES, INC.
STAC LOUDOUN LAND, LLC
STASSNEY HEIGHTS, LTD.
STM PARTNERS, LTD.
SUBTIER MARSH AT BELMEADE PARTNERS, L.P.
TC 82 INVERNESS LP
TC ARROWPOINT LP
TC ASHBURN LLC
TC ATLANTA DEVELOPMENT, INC.
TC ATLANTA, INC.
TC ATWATER LAND GENERAL PARTNER LP
TC ATWATER LAND LP
TC BALLPARK GP, INC.
TC BELLAIRE SHOPPING CENTER, INC.
TC BEVELAND, INC.
TC BOULDER OFFICE, L.P.
TC BROADWAY TRADE CENTER GP, INC.
TC BROADWAY TRADE CENTER INVESTORS LP
TC BROADWAY TRADE CENTER LP
TC CAMERON DEVELOPMENT LAND LP
TC CAPE WG LP
TC CAROLINAS, INC.
TC CBD DEVELOPMENT, LLC
TC CBD MEMBER, LLC
TC CENTER LLC
TC CHICAGO BROKERAGE, INC.
TC CHICAGO, INC.
TC CONTRACTORS, INC.
TC DALLAS/FORT WORTH INVESTMENT AND DEVELOPMENT, LP
TC DC LAND LP
TC DEERWOOD COMMERCE CENTER LP
TC DENVER TELCO LLC
TC DENVER, INC.
TC DETROIT, INC.
TC ELK GROVE GP, INC.
TC ELK GROVE LP
TC FAIRWAY PLAZA II, LTD.
TC FOREST HILL DEVELOPMENT LP
TC GAMECOCK LP
TC GLENDALE AND 91ST AVENUE LP
TC GRAND PARKWAY GP, INC.
TC HAVEN VILLAGE GP, INC.
TC HAVEN VILLAGE LP

2

TC HD DEVELOPMENT, LLC
TC HOUSTON TFK, INC.
TC HOUSTON, INC.
TC I-35 OKLAHOMA LLC
TC KANSAS CITY, INC.
TC KEARNY VILLA LP
TC KENTUCKY, INC.
TC KILLEEN MP, LP
TC LAKELAND #1, INC.
TC LAMBERT, INC.
TC LOUISIANA, INC.
TC MERIDIAN TOWER LP
TC MIDATLANTIC DEVELOPMENT, INC.
TC MIDATLANTIC PROPERTIES, INC.
TC MIDATLANTIC, INC.
TC MILWAUKEE, INC.
TC MK, INC.
TC NEW ENGLAND BROKERAGE, INC.
TC NEW ENGLAND, INC.
TC NORTHEAST METRO, INC.
TC NORTHERN CALIFORNIA, INC.
TC NW CROSSING DEVELOPMENT, LTD.
TC OKLAHOMA CITY, INC.
TC PIPELINE, LP
TC PORTLAND, INC.
TC PREMIER ROW HOLDING, INC.
TC RENO, INC.
TC SEABROOK, INC.
TC SEATTLE, INC.
TC SERVICENET, INC.
TC SIERRA BUILDING B, INC.
TC SIERRA BUILDING C, INC.
TC SIERRA BUILDING D, INC.
TC SIERRA BUILDING G, INC.
TC SIERRA CORPORATE CENTER, INC.
TC SIERRA PAD 3, INC.
TC SIERRA TOWN CENTER, INC.
TC SOUTH RIVER OFFICE LLC
TC SPRINGFIELD, LLC
TC ST. LOUIS, INC.
TC STORAGE LLC
TC SUWANEE CREEK, INC.
TC TAMPA GCS, INC.
TC TENNESSEE, INC.
TC TINKER LLC
TC TULSA, INC.
TC WC PARTNERS LP
TC WESTVIEW PLAZA LP
TC WILSONVILLE OFFICE, INC.
TC WOOD VILLAGE, INC.
TCC CONSTRUCTION, INC.
TCC GENERAL AGENCY, INC.
TCC LOUDOUN TELECOM, LLC
TCC MCLEAN PARKING LLC
TCC NNN TRADING, INC.
TCC NORTH FLORIDA DEVELOPMENT #1, INC.

3

TCC PIPELINE, LLC
TCC PROSCENIUM, INC.
TCC RISK SERVICES, INC.
TCC-BTS #2, INC.
TCC-BTS ALEXANDER POINTE MT, INC.
TCC-BTS CLEVELAND L.L.C
TCC-BTS JUMBO FITNESS, INC.
TCC-BTS LOVELAND OM, INC.
TCC-BTS MIRROR RIDGE MT, INC.
TCC-BTS RIDGE ROCK LP
TCC-BTS ROCK HILL MT, INC.
TCC-BTS VIRGINIA CENTER MT, INC.
TCCNV, INC.
TCCNV, LP
TCC-PB I, LTD.
TCC-PHOENIX, INC.
TCCT #2, INC.
TCCT BROADVIEW GP, LTD.
TCCT DEVELOPMENT #2, INC.
TCCT DEVELOPMENT, INC.
TCCT NW PORTFOLIO, INC.
TCCT REAL ESTATE, INC.
TCCT SAN ANTONIO INVESTMENTS II, INC.
TCCT SAN ANTONIO INVESTMENTS, INC.
TCDFW #1, INC.
TCDFW #2, INC.
TCDFW 1102 FREEWAY, L.P.
TCDFW 161 PIONEER LP
TCDFW 411 WEST SEVENTH LP
TCDFW ACQUISITIONS LP
TCDFW BMOB LP
TCDFW DENTON CANCER CENTER LP
TCDFW DEVELOPMENT #1, INC.
TCDFW DEVELOPMENT, LTD.
TCDFW GSC LP
TCDFW HITACHI BTS LP
TCDFW INDUSTRIAL INVESTMENTS, INC.
TCDFW INVESTMENT AND DEVELOPMENT, INC.
TCDFW LAKEPARK PLAZA, L.P.
TCDFW LCT LP
TCDFW MARSH AT BELMEADE, INC.
TCDFW PEACHTREE LP
TCDFW QUEST, INC.
TCDFW SPOKE LP
TCDFW SUMMIT #1, L.P.
TCDFW VA GP, INC.
TCDFW VA LP
TCDFW, INC.
TCDFW-COLLINS CROSSING, LTD.
TCFP SHOPPING CENTER II, INC.
TCH #2, INC.
TCH TFK, L.P.
TCM 3865, LLC
TCNE ATWATER 12, INC.
TCNE ATWATER LAND GP, INC.
TCNE DEVELOPMENT, INC.

4

TCNE-HORIZON, INC.
TCNE-NEBC, INC.
TCNE-USPS, INC.
TC-RIVERSIDE, L.L.C.
TCSE REALTY SERVICES, INC.
TEMPLE RETAIL, LTD.
TFK RETAIL, LTD.
TOOLEY & COMPANY, INC.
TRAMMELL CROW ARROWPOINT, INC.
TRAMMELL CROW ASSET MANAGEMENT, INC.
TRAMMELL CROW ATLANTA DEVELOPMENT, INC.
TRAMMELL CROW AUTOMOTIVE REALTY SERVICES, INC.
TRAMMELL CROW BROKERAGE SERVICES, LTD.
TRAMMELL CROW BTS, INC.
TRAMMELL CROW CAPITAL COMPANY II, INC.
TRAMMELL CROW CAROLINAS DEVELOPMENT, INC.
TRAMMELL CROW CENTRAL TEXAS DEVELOPMENT, INC.
TRAMMELL CROW CENTRAL TEXAS, LTD.
TRAMMELL CROW CHICAGO DEVELOPMENT, INC.
TRAMMELL CROW COMPANY—CHILE, INC.
TRAMMELL CROW COMPANY—SOUTH AMERICAN HOLDINGS, INC.
TRAMMELL CROW COMPANY CONSTRUCTION SERVICES, INC.
TRAMMELL CROW CONSTRUCTION-ATLANTA, INC.
TRAMMELL CROW CORPORATE SERVICES, INC.
TRAMMELL CROW CUB INVESTMENT, L.L.C.
TRAMMELL CROW DALLAS INDUSTRIAL DEVELOPMENT LIMITED PARTNERSHIP
TRAMMELL CROW DALLAS INDUSTRIAL DEVELOPMENT, INC.
TRAMMELL CROW DALLAS/FORT WORTH REAL ESTATE, LTD.
TRAMMELL CROW DALLAS/FORT WORTH, LTD.
TRAMMELL CROW DEERWOOD COMMERCE CENTER, INC.
TRAMMELL CROW DENVER DEVELOPMENT II, INC.
TRAMMELL CROW DENVER DEVELOPMENT, INC.
TRAMMELL CROW DENVER, INC.
TRAMMELL CROW DETROIT DEVELOPMENT, INC.
TRAMMELL CROW DEVELOPMENT, INC.
TRAMMELL CROW DFW DEVELOPMENT, INC.
TRAMMELL CROW HEALTHCARE SERVICES, INC.
TRAMMELL CROW HIGHER EDUCATION SERVICES, INC.
TRAMMELL CROW HOUSTON DEVELOPMENT, INC.
TRAMMELL CROW HOUSTON, LTD.
TRAMMELL CROW INDIVIDUAL INVESTMENT FUND 1996, L.P.
TRAMMELL CROW INVESTMENT FUND II, L.P.
TRAMMELL CROW INVESTMENT FUND III, L.P.
TRAMMELL CROW INVESTMENTS II, INC.
TRAMMELL CROW INVESTMENTS III, INC.
TRAMMELL CROW KANSAS CITY DEVELOPMENT, INC.
TRAMMELL CROW MEXICO, INC.
TRAMMELL CROW MILWAUKEE DEVELOPMENT, INC.
TRAMMELL CROW NEW ENGLAND DEVELOPMENT, INC.
TRAMMELL CROW NORTHERN CALIFORNIA DEVELOPMENT, INC.
TRAMMELL CROW NW, INC.
TRAMMELL CROW OKC DEVELOPMENT, INC.
TRAMMELL CROW OPERATIONS, INC.
TRAMMELL CROW PHOENIX DEVELOPMENT, INC.
TRAMMELL CROW PORTLAND DEVELOPMENT, INC.
TRAMMELL CROW REAL ESTATE SERVICES, INC.

5

TRAMMELL CROW REALTY SERVICES, INC.
TRAMMELL CROW REALTY-ATLANTA, INC.
TRAMMELL CROW RENO DEVELOPMENT, INC.
TRAMMELL CROW RETAIL SERVICES, INC.
TRAMMELL CROW RETAIL SERVICES-BROKERAGE, INC.
TRAMMELL CROW SE, INC.
TRAMMELL CROW SEATTLE DEVELOPMENT, INC.
TRAMMELL CROW SO. CAL. COMMERCIAL DEVELOPMENT, INC.
TRAMMELL CROW SO. CAL. DEVELOPMENT, INC.
TRAMMELL CROW SO. CAL. PROPERTIES, INC.
TRAMMELL CROW SO. CAL., INC.
TRAMMELL CROW SOUTH BAY, INC.
TRAMMELL CROW SOUTH FLORIDA DEVELOPMENT, INC.
TRAMMELL CROW SPECIALTY REALTY, INC.
TRAMMELL CROW TENNESSEE DEVELOPMENT, INC.
TRAMMELL CROW TULSA DEVELOPMENT, INC.
TRI-PROPERTIES PROSCENIUM, L.L.C.
USREA, INC.
VAN NUYS INDUSTRIAL CENTER, LLC
WEST OAK CENTER, LTD.
WEST TECH BUSINESS CENTER, LTD.
WEST TECH GP, INC.
WETMORE BUSINESS PARK, LTD.
WETMORE DISTRIBUTION HOLDINGS LP
WETMORE GP, LTD.
WETMORE II GP, INC.
WETMORE PHASE II, LTD.

6

SCHEDULE 4.1-2

SIGNIFICANT SUBSIDIARIES

TC ATLANTA, INC.
TC CHICAGO, INC.
TC DENVER, INC.
TC HOUSTON, INC.
TC MIDATLANTIC, INC.
TC NEW ENGLAND BROKERAGE, INC.
TC NEW ENGLAND, INC.
TC NORTHEAST METRO, INC.
TC NORTHERN CALIFORNIA, INC.
TC RENO, INC.
TC SEATTLE, INC.
TC ST. LOUIS, INC.
TC TENNESSEE, INC.
TCC RISK SERVICES, INC.
TCC-PHOENIX, INC.
TCCT REAL ESTATE, INC.
TCDFW, INC.
TOOLEY & COMPANY, INC.
TRAMMELL CROW AUTOMOTIVE REALTY SERVICES, INC.
TRAMMELL CROW CORPORATE SERVICES, INC.
TRAMMELL CROW DEVELOPMENT, INC.
TRAMMELL CROW HEALTHCARE SERVICES, INC.
TRAMMELL CROW HIGHER EDUCATION SERVICES, INC.
TRAMMELL CROW NW, INC.
TRAMMELL CROW OPERATIONS, INC.
TRAMMELL CROW REALTY SERVICES, INC.
TRAMMELL CROW SE, INC.
TRAMMELL CROW SO. CAL., INC.

SCHEDULE 4.6

LITIGATION

NONE

2

SCHEDULE 4.11

CERTAIN EMPLOYEE BENEFIT PLANS

NONE

3

SCHEDULE 4.13

ENVIRONMENTAL MATTERS

NONE

4

SCHEDULE 6.6

CERTAIN AFFILIATE TRANSACTIONS

NONE

5